UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
JOHNSON & JOHNSON

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction compute pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice of Annual Meeting and Proxy Statement
March 15, 2017
You are invited to attend the Annual Meeting of Shareholders of Johnson & Johnson to be held at the State Theatre, 15 Livingston Avenue, New Brunswick, New Jersey on Thursday, April 27, 2017 at 10:00 a.m., Eastern Time. Doors will open at 9:15 a.m.
We will broadcast the meeting as a live webcast at www.investor.jnj.com, under “Webcasts & Presentations”. The webcast will remain available for replay for three months following the meeting.
Items of Business:
1. Elect the 10 nominees named in this Proxy Statement to serve as directors for the coming year;
2. Advisory vote on frequency of voting to approve named executive officer compensation;
3. Advisory vote to approve named executive officer compensation;
4. Re-approval of the material terms of performance goals under the 2012 Long-Term Incentive Plan;
5.  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017;
6.  Vote on the shareholder proposal contained in this Proxy Statement, if properly presented at the meeting; and
7. Transact such other matters as may properly come before the meeting, and at any adjournment or postponement of the meeting.
You are eligible to vote if you were a shareholder of record at the close of business on February 28, 2017.

Ensure that your shares are represented at the meeting by voting in one of several ways:
Go to the website listed on your proxy card or Notice to vote VIA THE INTERNET

Call the telephone number specified on your proxy card or on the website listed on your Notice to vote BY TELEPHONE

If you received paper copies of your proxy materials, mark, sign, date and return your proxy card in the postage-paid envelope provided to vote BY MAIL

Attend the meeting to vote IN PERSON (see “Annual Meeting Attendance” and “Admission Ticket Procedures” on page 92 of this Proxy Statement)

By order of the Board of Directors,

THOMAS J. SPELLMAN III Assistant General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on April 27, 2017:

The Proxy Statement and Annual Report to Shareholders are available at
www.investor.jnj.com/gov/annualmeetingmaterials.cfm

A Message from Our Lead Director
Dear Shareholder:
Our Board continues to fulfill its critical mission of providing active engagement and oversight of the company’s strategy, capabilities, leadership and risk management, to ensure the company is well-positioned to continue creating value for shareholders in a manner that is consistent with our Credo. And as your representatives, my fellow independent directors and I are committed to, and value, hearing from our shareholders. It is our pleasure to be part of this remarkable company that plays a vital role in the health and wellbeing of a billion people throughout the world, every day.
This past year, I had the opportunity to meet with a number of our shareholders, answer questions about the Board’s perspective on corporate governance at Johnson & Johnson and, more importantly, hear direct shareholder feedback about our governance practices and emerging governance issues.
From these discussions I gained a greater understanding of the focus our shareholders maintain on several key areas, including Board composition and refreshment, how we disclose the skills of our Board and why combining the role of Chairman and Chief Executive Officer currently works best for Johnson & Johnson and its shareholders. We approach these topics in several ways:

•
Our Board is committed to seeking new Board members who enhance our collective skill set and diversity. From 2009-2015, we brought on a new independent director each year with varying and deep skill sets, as we replaced our retiring directors. We continue to seek other qualified directors. We were deeply saddened at the passing of Dr. Susan Lindquist in October 2016, one of our longest-serving directors.

•
This year, we altered the composition of our five key committees, with each committee having at least one new member and three committees, Compensation & Benefits, Regulatory, Compliance & Government Affairs and Science, Technology & Sustainability, each being led by a new director. Each committee continues to be comprised solely of independent directors. You can see more details on our committee composition and changes on pages 23 and 24 of this Proxy Statement.

•
In direct response to what we heard during the course of this year’s shareholder engagement meetings, this year we are including a chart setting out the key skills of our Board. We are hopeful that this chart will provide shareholders with an easier format to view the collective skills and experience that enable our Board to provide strong governance and oversight to serve our shareholders.

•
Some investors suggested in our dialogues that, as a matter of principle, the roles of Chairman and Chief Executive Officer should be separate at all public companies. For the reasons set out in our response to the shareholder proposal on page 88 of this Proxy Statement, the Board continues to have strong conviction that the current structure of combined Chairman and Chief Executive Officer, along with the establishment of a robust Lead Independent Director, works best for Johnson & Johnson and its shareholders at this time. I believe I was able to provide the investors with whom I met a better understanding of my role as Lead Director, how I interact with the Chairman and Chief Executive Officer and other directors, and my ongoing practice of active engagement with shareholders. The Board continues to monitor developments, but believes it is critically important from a governance perspective that it retain appropriate flexibility and sole authority to determine who serves as Chairman of our company at any given point in time.

I encourage you to read more about our Board, robust governance structures and practices, and compensation programs in this Proxy Statement. Please also consider our recommendations to the proposals in this Proxy Statement. We encourage you to vote your shares in line with the Board’s recommendations.
We value your engagement and thank you for your continued support and investment in Johnson & Johnson.
Sincerely,
Anne M. Mulcahy
Lead Director

2017 Proxy Statement - 3

2017 Proxy Statement - 4

2017 Proxy Statement - 5

2017 Proxy Statement – Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

VOTING OVERVIEW
	Items of Business:				Board Vote Recommendation	Page #
1	Election of 10 Director nominees				FOR each nominee	9
	Management Proposals:
2	Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation				EVERY (1) YEAR	35
3	Advisory Vote to Approve Named Executive Officer Compensation (“Say on Pay”)				FOR	36
4	Re-approval of the Material Terms of Performance Goals Under the 2012 Long-Term Incentive Plan				FOR	78
5	Ratification of Appointment of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)				FOR	85
	Shareholder Proposal:
6	Independent Board Chairman				AGAINST	87

CORPORATE GOVERNANCE HIGHLIGHTS
	For more information see Page(s):
●	Annual Election of Directors					9
●	Commitment to Board Refreshment					15
●	Independent Lead Director with robust duties					16
●	Director Independence					18
●	Active Shareholder Outreach					20
●	Proxy Access					22
●	Majority Voting In Uncontested Director Elections					22
●	Director Overboarding Policy					22
●	Constructive Board and Committee Evaluations					27
●	No Supermajority Voting Requirements
●	No Shareholder Rights Plan
●	Shareholder Right to Call Special Meetings

DIRECTOR NOMINEES (see pages 9 - 14)
Name			Age	Director Since	Primary Occupation
Mary C. Beckerle		I	62	2015	Chief Executive Officer and Director, Huntsman Cancer Institute; Distinguished Professor of Biology, College of Science, University of Utah
D. Scott Davis		I	65	2014	Former Chairman and Chief Executive Officer, United Parcel Service, Inc.
Ian E. L. Davis		I	66	2010	Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company
Alex Gorsky	★		56	2012	Chairman, Board of Directors; Chief Executive Officer, Johnson & Johnson
Mark B. McClellan		I	53	2013	Director, Duke-Robert J. Margolis, MD, Center for Health Policy
Anne M. Mulcahy	LD	I	64	2009	Former Chairman and Chief Executive Officer, Xerox Corporation
William D. Perez		I	69	2007	Retired President and Chief Executive Officer, Wm. Wrigley Jr. Company
Charles Prince		I	67	2006	Retired Chairman and Chief Executive Officer, Citigroup Inc.
A. Eugene Washington		I	66	2012	Duke University’s Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System
Ronald A. Williams		I	67	2011	Former Chairman and Chief Executive Officer, Aetna Inc.
Chairman of the Board: ★ Lead Director: LD Independent Director: I

2017 Proxy Statement - 6

BOARD COMPOSITION AND REFRESHMENT (see page 15):

## Multidisciplinary Skills

Each symbol represents a skill set of a Board member.

Science/
Technology
Academia/
Government
Healthcare
Regulatory
Sales/
Marketing
International
Business Strategy
Finance
CEO/
Senior Executive

## Range of Tenure

0–2 yrs
3–5 yrs
6–9 yrs
10–12 yrs

**5.2** Average Years of Service on the Board

## Diverse Identities

**50%** Women, Hispanic, and African-American Nominees

2016 BOARD COMMITTEE ROTATION (see page 23)
Directors			Audit		Compensation & Benefits		Nominating & Corporate Governance		Regulatory, Compliance & Government Affairs		Science, Technology & Sustainability
			04/27/16	03/15/17	04/27/16	03/15/17	04/27/16	03/15/17	04/27/16	03/15/17	04/27/16	03/15/17
Mary C. Beckerle	I									●	●	C
Mary Sue Coleman (1)	I		●								●
D. Scott Davis	I		C	C		●			●
Ian E. L. Davis	I		●	●						●	●
Alex Gorsky		★
Susan L. Lindquist (2)	I								●		C
Mark B. McClellan	I								●	●	●	●
Anne M. Mulcahy	I	LD	●	●			●	●
William D. Perez	I			●	●		C	C
Charles O. Prince	I				C		●	●		C
A. Eugene Washington	I				●	●					●	●
Ronald A. Williams	I				●	C		●	C

Chairman of the Board: ★ Lead Director: LD Independent Director: I Chair: C Member: ●								Marks member position change:
(1) Did not stand for re-election in 2016 (2) Passed away in October 2016

2017 Proxy Statement - 7

EXECUTIVE COMPENSATION
2016 COMPANY PERFORMANCE (see pages 39 to 42)

We executed against our near-term priorities in 2016, advanced our long-term strategic growth drivers, and drove our strong results with contributions from all three businesses.			Our strong results in 2016 were driven by our approach to managing for the long term.
Note: Non-GAAP measures; see page 42 for details on non-GAAP performance measures.

2017 CEO COMPENSATION DECISIONS FOR 2016 PERFORMANCE
(see page 43)

The Board based its assessment of Mr. Gorsky primarily upon its evaluation of the company’s performance. The Board believes the company delivered excellent financial results and strong strategic performance in 2016 under Mr. Gorsky’s leadership.

2017 CEO Pay Decisions:

 • Annual Bonus: 135% of target
• LTI Award: 135% of target
• No Increase in Salary

CEO Total Direct Compensation:

• 2016: $22,228,019
• 2015: $18,141,454

WHEN CASTING YOUR 2017 SAY ON PAY VOTE, WE ENCOURAGE YOU TO CONSIDER: (page 36)
•   The alignment of the 2016 compensation of our Chairman/CEO and our other named executive officers with our company’s 2016 performance
•   The pay-for-performance alignment built into the design of our incentive programs
•   Our continued evaluation of our executive compensation program
•   Our continued direct engagement with our shareholders, resulting this year in increased weighting of performance share units in our 2017 long-term incentive mix to increase the focus on long-term performance

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (see page 51)
What We Do		What We Don't Do
✓	Align CEO pay with company performance	✗	No automatic or guaranteed annual salary increases
✓	Use long-term incentives to link the majority of	✗	No guaranteed bonuses or long-term incentive awards
	named executive officer pay to company performance	✗	No above-median targeting of executive compensation
✓	Balance short-term and long-term incentives	✗	No change-in-control benefits
✓	Cap incentive awards	✗	No tax gross ups (unless they are provided pursuant
✓	Require named executive officers to own significant		to our standard relocation practices)
	amounts of company stock	✗	No option repricing without shareholder approval
✓	Have a compensation recoupment policy applicable	✗	No hedging of company stock
	to our named executive officers	✗	No long-term incentive backdating
✓	Actively engage with our shareholders	✗	No dividend equivalents on unvested long-term
✓	Use an independent compensation consultant reporting		incentives
directly to the Compensation & Benefits Committee

2017 Proxy Statement - 8

Item 1: Election of Directors
NOMINEES
There are 10 director nominees for election at our 2017 Annual Meeting, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.
All of the nominees were elected to the Board at the last Annual Meeting and are currently serving as directors. Dr. Susan Lindquist was also elected to the Board at the last Annual Meeting, but passed away on October 28, 2016.
Below are summaries of the background, business experience and description of the principal occupation of each of the nominees.

MARY C. BECKERLE, Ph.D., Chief Executive Officer and Director, Huntsman Cancer Institute at the University of Utah; Distinguished Professor of Biology, College of Science, University of Utah
With her expertise in scientific research and organizational management in the health care arena, and her active participation in national and international scientific affairs, Dr. Beckerle provides a perspective crucial to a global health care company.
Director since 2015; Independent
Chairman, Science, Technology & Sustainability Committee; Member, Regulatory, Compliance & Government Affairs Committee

Dr. Beckerle, 62, has served as CEO and Director of Huntsman Cancer Institute since 2006 and she was appointed in 2009 to an additional key health sciences leadership role as Associate Vice President for Cancer Affairs at the University of Utah. Dr. Beckerle joined the faculty of the University of Utah in 1986, and is a distinguished professor of biology and oncological sciences, holding the Ralph E. and Willia T. Main Presidential Professorship. Dr. Beckerle has served on the NIH Advisory Committee to the Director, on the Board of Directors of the American Association for Cancer Research, as president of the American Society for Cell Biology, and as the Chair of the American Cancer Society Council for Extramural Grants. She currently serves on a number of scientific advisory boards including, the Medical Advisory Board of the Howard Hughes Medical Institute and the Scientific Advisory Boards of the National Center for Biological Sciences at the Tata Institute of Fundamental Research in India, the Mechanobiology Institute in Singapore, and the Dana Farber/Harvard Cancer Center. Dr. Beckerle held a Guggenheim Fellowship at the Curie Institute in Paris, received the Utah Governor’s Medal for Science and Technology in 2001, the Sword of Hope Award from the American Cancer Society in 2004 and is an elected Fellow of the American Academy of Arts and Sciences. Dr. Beckerle was also named a National Association of Corporate Directors (NACD) Governance Fellow in 2012.
Other Public Company Board Service: Huntsman Corporation (2011 to present)

2017 Proxy Statement - 9

D. SCOTT DAVIS, Former Chairman and Chief Executive Officer, United Parcel Service, Inc.
Having served as Chairman and CEO of the world’s largest publicly-traded logistics company, and given his knowledge and passion for emerging markets and international operations, deep understanding of public policy and global economic indicators, and expertise in management, strategy, finance and operations, Mr. Davis brings to our Board his unique expertise in supply chain logistics at a time of rapid global expansion in the health care industry.
Director since 2014; Independent
Chairman, Audit Committee; Member, Compensation & Benefits Committee

Mr. Davis, 65, served as Chairman and Chief Executive Officer of United Parcel Service, Inc. (UPS) (shipment and logistics) from 2008 to 2014, and as Chairman from 2014 to 2016. Previously, Mr. Davis held various leadership positions with UPS, primarily in the finance and accounting area, including Vice Chairman and Chief Financial Officer. Prior to joining UPS, he was Chief Executive Officer of II Morrow Inc., a developer of general aviation and marine navigation instruments. Mr. Davis is a Certified Public Accountant. He previously served on the Board of the Federal Reserve Bank of Atlanta from 2003 to 2009, serving as Chairman in 2009. Mr. Davis is a trustee of the Annie E. Casey Foundation and a member of The Carter Center Board of Councilors.
Other Public Company Board Service: Honeywell International, Inc. (2005 to present)
Recent Past Public Company Board Service: United Parcel Service, Inc. (2008 to 2016); EndoChoice, Inc. (2014 to 2016)

IAN E. L. DAVIS, Chairman, Rolls-Royce Holdings plc; Former Chairman and Worldwide Managing Director, McKinsey & Company
Having served as Chairman and Worldwide Managing Director of one of the world’s leading management consulting firms, and as a consultant to a range of global organizations across the public, private and not-for-profit sectors, Mr. Davis brings considerable global experience, management insight and business knowledge to our Board.
Director since 2010; Independent
Member, Audit Committee; Member, Regulatory, Compliance & Government Affairs Committee

Mr. Davis, 66, is currently non-executive Chairman, Rolls-Royce Holdings plc. Mr. Davis retired from McKinsey & Company (management consulting) in 2010 as a Senior Partner, having served as Chairman and Worldwide Managing Director from 2003 until 2009. In his more than 30 years at McKinsey, he served as a consultant to a range of global organizations across the public, private and not-for-profit sectors. Prior to becoming Chairman and Worldwide Managing Director, he was Managing Partner of McKinsey’s practice in the United Kingdom and Ireland. His experience included oversight for McKinsey clients and services in Asia, Europe, the Middle East and Africa, as well as expertise in the consumer products and retail industries. Mr. Davis is a Director of Teach for All, Inc., a global network of independent social enterprises working to expand educational opportunities in their nations; global energy group, BP plc.; and Majid Al Futtaim Holding LLC; and a Senior Advisor at Apax Partners, a private equity firm.
Other Public Company Board Service: BP plc (2010 to present); Rolls-Royce Holdings plc (2013 to present)

2017 Proxy Statement - 10

ALEX GORSKY, Chairman, Board of Directors; Chief Executive Officer; Chairman, Executive Committee, Johnson & Johnson
Having started his career at Johnson & Johnson in 1988 and having been promoted to positions of increasing responsibility across business segments, culminating in his appointment to CEO and election to our Board of Directors in 2012, Mr. Gorsky brings a full range of strategic management expertise, a broad understanding of the issues facing a multinational business in the health care industry and an in-depth knowledge of the company’s business, history and culture to our Board and the Chairman position.
Director since 2012; Management
Chairman, Finance Committee

Mr. Gorsky, 56, was appointed as Chairman, Board of Directors in December 2012. He was named Chief Executive Officer, Chairman of the Executive Committee and joined the Board of Directors in April 2012. Mr. Gorsky began his Johnson & Johnson career with Janssen Pharmaceutica Inc. in 1988. Over the next 15 years, he advanced through positions of increasing responsibility in sales, marketing, and management. In 2001, Mr. Gorsky was appointed President of Janssen Pharmaceutical Inc., and in 2003 he was named Company Group Chairman of the Johnson & Johnson pharmaceutical business in Europe, the Middle East and Africa. Mr. Gorsky left Johnson & Johnson in 2004 to join Novartis Pharmaceuticals Corporation, where he served as head of the company’s pharmaceutical business in North America. Mr. Gorsky returned to Johnson & Johnson in 2008 as Company Group Chairman for Ethicon. In early 2009, he was appointed Worldwide Chairman of the Surgical Care Group and member of the Executive Committee. In September 2009, he was appointed Worldwide Chairman of the Medical Devices and Diagnostics Group. Mr. Gorsky became Vice Chairman of the Executive Committee in January 2011. Mr. Gorsky also serves on the boards of the Travis Manion Foundation, the Congressional Medal of Honor Foundation and the National Academy Foundation.
Other Public Company Board Service: International Business Machines Corporation (IBM) (2014 to present)

MARK B. McCLELLAN, M.D., Ph.D., Director, Duke-Robert J. Margolis, MD, Center for Health Policy
With his extensive experience in public health policy, including as Commissioner of the U.S. Food and Drug Administration and Administrator for the U.S. Centers for Medicare & Medicaid Services, Dr. McClellan possesses broad knowledge of, and unique insights into, the challenges facing the health care industry, making him a valuable member of the board of a broad-based health care company.
Director since 2013; Independent
Member, Regulatory, Compliance & Government Affairs Committee; Member, Science, Technology & Sustainability Committee

Dr. McClellan, 53, became the inaugural Director of the Duke-Robert J. Margolis, MD, Center for Health Policy in January 2016, and the Margolis Professor of Business, Medicine and Policy at Duke University.  He is also a faculty member at Dell Medical School at The University of Texas in Austin.  Previously, he served from 2007 to 2015 as a Senior Fellow in Economic Studies, and Director of the Initiatives on Value and Innovation in Health Care at the Brookings Institution. Dr. McClellan served as Administrator of the Centers for Medicare & Medicaid Services for the U.S. Department of Health and Human Services from 2004 to 2006, and as Commissioner of the U.S. Food and Drug Administration from 2002 to 2004. He served as a member of the President’s Council of Economic Advisers and senior director for health care policy at the White House from 2001 to 2002, and during President Bill Clinton’s administration,  held the position of Deputy Assistant Secretary for Economic Policy for the Department of the Treasury. Dr. McClellan previously served as an associate professor of economics and medicine with tenure at Stanford University, where he also directed the Program on Health Outcomes Research. Dr. McClellan is the founding chair and a current board member of the Reagan-Udall Foundation for the Food and Drug Administration, is a member of the National Academy of Medicine and chairs the Academy’s Leadership Consortium for Value and Science-Driven Health Care, and co-chairs the guiding committee of the Health Care Payment Learning and Action Network.
Other Public Company Board Service: None
Recent Past Public Company Board Service: Aviv REIT, Inc. (2013 to 2015)

2017 Proxy Statement - 11

ANNE M. MULCAHY, Former Chairman and Chief Executive Officer, Xerox Corporation
Having served as Chairman and CEO of a large, global manufacturing and services company with one of the world’s most recognized brands and track record for innovation, Ms. Mulcahy provides to our Board valuable insight into organizational and operational management issues crucial to a large public company, as well as a strong reputation for leadership in business innovation and talent development.
Lead Director since 2012
Director since 2009; Independent
Member, Audit Committee; Member, Nominating & Corporate Governance Committee; Member, Finance Committee

Ms. Mulcahy, 64, was Chairman and Chief Executive Officer of Xerox Corporation (business equipment and services) until July 2009, when she retired as CEO after eight years in the position. Prior to serving as CEO, Ms. Mulcahy was President and Chief Operating Officer of Xerox. She also served as President of Xerox’s General Markets Operations, which created and sold products for reseller, dealer and retail channels. During her career at Xerox that began in 1976, Ms. Mulcahy also served as Vice President for Human Resources with responsibility for compensation, benefits, human resource strategy, labor relations, management development and employee training; and Vice President and Staff Officer for Customer Operations, covering South America and Central America, Europe, Asia and Africa. Ms. Mulcahy has been a U.S. Board Chair of Save the Children since March 2010.
Other Public Company Board Service: Target Corporation (1997 to present); Graham Holdings Company (2008 to present); LPL Financial Holdings Inc. (2013 to present)

WILLIAM D. PEREZ, Retired President and Chief Executive Officer, Wm. Wrigley Jr. Company
With his experience as CEO of several large, consumer-focused companies across a wide variety of industries, Mr. Perez contributes to our Board significant organizational and operational management skills, combined with a wealth of experience in global, consumer-oriented businesses vital to a large public company in the consumer products space.
Director since 2007; Independent
Chairman, Nominating & Corporate Governance Committee; Member, Audit Committee

Mr. Perez, 69, is currently a Senior Advisor at Greenhill & Co., Inc. (investment banking). Mr. Perez served as President and Chief Executive Officer for the Wm. Wrigley Jr. Company (confectionary and chewing gum) from 2006 to 2008. Before joining Wrigley, Mr. Perez served as President and Chief Executive Officer of Nike, Inc. Previously, he spent 34 years with S.C. Johnson & Son, Inc., including eight years as its President and Chief Executive Officer. Mr. Perez is a Trustee for Cornell University and Northwestern Memorial Hospital.
Other Public Company Board Service: Whirlpool Corporation (2009 to present)
Recent Past Public Company Board Service: Campbell Soup Company (2009 to 2012)

2017 Proxy Statement - 12

CHARLES PRINCE, Retired Chairman and Chief Executive Officer, Citigroup Inc.
Having served as Chairman and CEO of the nation’s largest and most diversified financial institution, Mr. Prince brings to our Board a strong mix of organizational and operational management skills combined with well-developed legal, global business and financial acumen critical to a large public company.
Director since 2006; Independent
Chairman, Regulatory, Compliance & Government Affairs Committee; Member, Nominating & Corporate Governance Committee

Mr. Prince, 67, served as Chief Executive Officer of Citigroup Inc. (financial services) from 2003 to 2007 and as Chairman from 2006 to 2007. Previously he served as Chairman and Chief Executive Officer of Citigroup’s Global Corporate and Investment Bank from 2002 to 2003 and Chief Operating Officer from 2001 to 2002. Mr. Prince began his career as an attorney at U.S. Steel Corporation in 1975. Mr. Prince is a member of the Council on Foreign Relations and The Council of Chief Executives.
Other Public Company Board Service: Xerox Corporation (2008 to present)

A. EUGENE WASHINGTON, M.D., M.Sc., Duke University’s Chancellor for Health Affairs; President and Chief Executive Officer, Duke University Health System
Dr. Washington brings to our Board his distinct expertise born of significant achievements as a senior executive in academia, an accomplished clinical investigator, an innovator in health care, and a leader in shaping national health policy. With his unique combination of knowledge, skills and experience in organizational management, medical research, patient care, and public health policy, Dr. Washington provides an invaluable perspective for a company in the health care industry.
Director since 2012; Independent
Member, Compensation & Benefits Committee; Member, Science, Technology & Sustainability Committee

Dr. Washington, 66, is currently Duke University’s Chancellor for Health Affairs and the President and Chief Executive Officer of the Duke University Health System. Previously he was Vice Chancellor of Health Sciences, Dean of the David Geffen School of Medicine at UCLA; Chief Executive Officer of the UCLA Health System; and Distinguished Professor of Gynecology and Health Policy at UCLA. Prior to UCLA, he served as Executive Vice Chancellor and Provost at the University of California, San Francisco (UCSF) from 2004 to 2010. Dr. Washington co-founded UCSF’s Medical Effectiveness Research Center for Diverse Populations in 1993 and served as Director until 2005. He was Chair of the Department of Obstetrics, Gynecology, and Reproductive Sciences at UCSF from 1996 to 2004. Dr. Washington also co-founded the UCSF-Stanford Evidence-based Practice Center and served as its first Director from 1997 to 2002. Prior to UCSF, Dr. Washington worked at the Centers for Disease Control and Prevention. Dr. Washington was elected to the National Academy of Sciences’ Institute of Medicine in 1997, where he served on its governing Council. He was founding Chair of the Board of Governors of the Patient-Centered Outcomes Research Institute, served as a member of the Scientific Management Review Board for the National Institutes of Health, and also served as Chair of the Board of Directors of both the California HealthCare Foundation and The California Wellness Foundation. Dr. Washington currently serves on the Boards of Directors of the Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc.
Other Public Company Board Service: None

2017 Proxy Statement - 13

RONALD A. WILLIAMS, Former Chairman and Chief Executive Officer, Aetna Inc.

With his long and distinguished career in the health care industry, from his experience leading one of Fortune’s Most Admired health care companies to his career-long role as an advocate for meaningful health care reform, Mr. Williams provides our Board with an exceptional combination of operational management expertise and insight into both public health care policy and the health care industry critical to a large public company in the health care industry.
Director since 2011; Independent
Chairman, Compensation & Benefits Committee; Member, Nominating & Corporate Governance Committee

Mr. Williams, 67, served as Chairman and Chief Executive Officer of Aetna Inc. (managed care and health insurance) from 2006 to 2010, and as Chairman from 2010 until his retirement in April 2011. He is also an advisor to the private equity firm, Clayton, Dubilier & Rice, LLC. In addition, Mr. Williams also serves on the boards of MIT Corporation, Peterson Institute for International Economics, the Advisory Board of Peterson Center on Healthcare and is Vice Chairman of the Board of Trustees of The Conference Board. Previously, Mr. Williams served on President Obama's Management Advisory Board from 2011 to January 2017, as Chairman of the Council for Affordable Quality Healthcare from 2007 to 2010, and Vice Chairman of The Business Council from 2008 to 2010.
Other Public Company Board Service: The Boeing Company (2010 to present), American Express Company (2007 to present), Envision Healthcare Holdings, Inc. (2011 to present)

The Board of Directors recommends a vote FOR election of each of the above-named nominees.

2017 Proxy Statement - 14

BOARD COMPOSITION AND DIRECTOR NOMINATION PROCESS
The Nominating & Corporate Governance Committee of the Board of Directors annually considers the size, composition and needs of the Board, reviews possible candidates for the Board, and recommends the nominees for directors to the Board for approval. The Committee considers and evaluates suggestions from many sources, including shareholders, regarding possible candidates for directors. Such suggestions, together with appropriate biographical information, should be submitted to the Office of the Corporate Secretary at our principal office address.

Below are the General Criteria for Nomination to the Board of Directors, which, as part of the Principles of Corporate Governance, are posted at www.investor.jnj.com/gov.cfm:
●	The highest ethical character and shared values with Our Credo
●	Reputation, both personal and professional, consistent with our image and reputation
●	Accomplishment within candidate’s field, with superior credentials and recognition
●	Active and former chief executive officers of public companies and leaders of major complex organizations, including scientific, government, educational and other non-profit institutions
●	Widely recognized leaders in the fields of medicine or biological sciences, including those who have received the most prestigious awards and honors in their fields
●	Relevant expertise and experience and the ability to offer advice and guidance to the CEO based on that expertise and experience
●	Independence, without the appearance of any conflict in serving as a Director, and independence of any particular constituency with the ability to represent all shareholders
●	Ability to exercise sound business judgment
●	Diversity, reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics
Understanding the importance of Board composition and refreshment for effective oversight, the Nominating  & Corporate Governance Committee strives to maintain a diverse Board of Directors, with diversity reflecting differences in skills, regional and industry experience, background, race, ethnicity, gender and other unique characteristics. Accordingly, the Board is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences. Below are highlights of the composition of our Director nominees:

2017 Proxy Statement - 15

BOARD LEADERSHIP STRUCTURE

• Chairman of the Board and CEO: Alex Gorsky
• Independent Lead Director: Anne M. Mulcahy
• Both positions designated annually by the independent directors
• All 5 main Board Committees composed of independent directors
• Independent directors met in executive session at each of the 9 regular 2016 Board meetings

Our Directors believe that there are positives and negatives related to all possible board leadership structures, which must be considered in the context of the specific circumstances, culture and challenges facing a company, and that such consideration falls squarely on the shoulders of a company’s board, holding a diversity of views and experiences. As discussed in “Item 1: Election of Directors” on pages 9 to 14 of this Proxy Statement, our Directors come from a variety of organizational backgrounds with direct experience in a wide range of leadership and management structures. Moreover, our independent Directors appropriately challenge management and demonstrate the free-thinking expected of today’s directors. Given this, our Board is in a very strong position to evaluate the various types of board leadership structures and to ultimately decide which one will work in the best interests of our stakeholders, as they are defined in Our Credo (on the back cover of this Proxy Statement).
Our Board believes that it remains in our company’s best interests for Mr. Gorsky to serve as Chairman of our Board. Having Mr. Gorsky, our company's CEO, serve as Chairman creates clear and unambiguous authority, which is essential to effective management. Further, given that he is closer to our company’s businesses than any other Board member and has the benefit of over 20 years of operational and leadership experience within the Johnson & Johnson Family of Companies, Mr. Gorsky is best positioned to provide effective leadership. Mr. Gorsky’s career experience gives him unsurpassed industry knowledge, which the Board believes is critical for the chairman of the board of a company that operates in a highly-regulated industry, such as health care.
Our Board, through its Nominating & Corporate Governance Committee, will continue to periodically review its leadership structure in a serious and open-minded fashion to ensure it remains appropriate for our company. While our Board believes that it continues to be in the company’s best interests for Mr. Gorsky to serve as Chairman of our Board, the Board is committed to regularly considering all board leadership structures and assessing the role that independent directors play in the leadership of the board, including at the time of the next leadership succession. Our Board will continue to monitor this topic in light of what it observes in the marketplace, the evolution of viewpoints in the corporate governance community, and, most importantly, what the Board believes is in the best interests of Johnson & Johnson and its stakeholders.
Independent Lead Director
Our Board recognizes the importance of having in place, and building upon, a strong structure to ensure that the Board functions in an appropriately independent manner. At the same time that our Board decided to designate Mr. Gorsky as Chairman in 2012, our independent Directors took steps to enhance our governance structure by converting the Presiding Director role to that of an independent Lead Director and expanding the duties of the independent Lead Director to include all of the duties and responsibilities of the company’s former Presiding Director position as well as several additional duties and responsibilities.

2017 Proxy Statement - 16

The following table describes the duties and responsibilities of our independent Lead Director, which are also incorporated into our Principles of Corporate Governance, found at www.investor.jnj.com/gov.cfm.
Duties and Responsibilities of the Independent Lead Director

Board Agendas and Schedules	✓	Approves information sent to the Board and determines timeliness of information flow from management.
	✓	Periodically provides feedback on quality and quantity of information flow from management.
	✓	Participates in setting, and ultimately approves, the agenda for each Board meeting.
	✓	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items.
	✓	With the Chair/CEO, determines who attends Board meetings, including management and outside advisors.
Committee Agendas and Schedules	✓	Reviews in advance the schedule of committee meetings.
	✓	Monitors flow of information from Committee Chairs to the full Board.
Board Executive Sessions	✓	Has the authority to call meetings and Executive Sessions of the Independent Directors.
	✓	Presides at all meetings of the Board at which the Chair/CEO is not present, including Executive Session of the Independent Directors.
Communicating with Management	✓	After each Executive Session of the Independent Directors, communicates with the Chair/CEO to provide feedback and also to effectuate the decisions and recommendations of the Independent Directors.
	✓	Acts as liaison between the Independent Directors and the Chair/CEO and management on a regular basis and when special circumstances exist or communication out of the ordinary course is necessary.
Communicating with Stakeholders	✓	As necessary, meets with major shareholders or other external parties, after discussions with the Chair/CEO.
	✓	Is regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries.
✓
Under the Board’s guidelines for handling shareholder and employee communications to the Board, is advised promptly of any communications directed to the Board or any member of the Board that allege misconduct on the part of company management, or raise legal, ethical or compliance concerns about company policies or practices.

Chair and CEO Performance Evaluations	✓	Leads the annual performance evaluation of the Chair/CEO, distinguishing as necessary between performance as Chair and performance as CEO.
Board Performance Evaluation	✓	Leads the annual performance evaluation of the Board.
New Board Member Recruiting	✓	Interviews Board candidates, as appropriate.
CEO Succession	✓	Leads the CEO succession process.
Crisis Management	✓	Plays an increased role in crisis management oversight, as appropriate.
Limits on Leadership Positions of Other Boards	✓
May only serve as chair, lead or presiding director, or similar role, or as CEO or similar role at another public company if approved by the full Board upon recommendation from the Nominating & Corporate Governance Committee.

2017 Proxy Statement - 17

DIRECTOR INDEPENDENCE

All Directors are independent except for our CEO
It is our goal that at least two-thirds of our Directors should be “independent,” not only as that term may be defined legally or mandated by the New York Stock Exchange (NYSE), but also without the appearance of any conflict in serving as a director. The Board of Directors has determined that all non-employee directors who served during fiscal 2016 are “independent” under the listing standards of the NYSE and our Standards of Independence, including: Dr. Beckerle, Mr. I. E. L. Davis, Mr. D. S. Davis, Dr. McClellan, Ms. Mulcahy, Mr. Perez, Mr. Prince, Dr. Washington and Mr. Williams. Dr. Coleman retired in 2016 and Dr. Lindquist passed away in 2016.
In order to assist the Board in making this determination, the Board adopted Standards of Independence as part of our Principles of Corporate Governance, which can be found at www.investor.jnj.com/gov.cfm. These Standards conform to, or are more exacting than, the NYSE independence standards and identify, among other things, material business, charitable and other relationships that could interfere with a director’s ability to exercise independent judgment.
As highly accomplished individuals in their respective industries, fields and communities, the non-employee directors are affiliated with numerous corporations, educational institutions, hospitals and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with the company. The Board considered each of these relationships in light of the NYSE independence standards and our Standards of Independence and determined that none of these relationships conflict with the interests of the company or would impair the relevant non-employee director’s independence or judgment.
The following table describes the relationships that were considered in making this determination. The nature of the transactions and relationships summarized in the table below, and the role of each of the directors at their respective organizations, were such that none of the non-employee directors had any direct business relationships with the company in 2016 or received any direct personal benefit from any of these transactions or relationships.
All of the transactions and relationships of the type listed below were entered into, and payments were made or received, by the company or one of its subsidiaries in the ordinary course of business and on competitive terms. In 2014, 2015 and 2016, the company’s transactions with, or discretionary charitable contributions to, each of the relevant organizations (not including gifts made under our matching gifts program) did not exceed the greater of $1 million or 1% of that organization’s consolidated gross revenues, and therefore did not exceed the thresholds in our Standards of Independence.

2017 Proxy Statement - 18

Director Independence - Transactions and Relationships
Director	Organization	Type of Organization	Relationship to Organization	Type of Transaction or Relationship	2016 Aggregate Magnitude
M. C. Beckerle	American Association for Cancer Research	Non-profit Organization	Director	Grants and membership dues	<1%; <$1 million
M. C. Beckerle	Huntsman Cancer Institute	Heath Care Institution	Executive Officer	Investigator payments and sales of health care products	<1%; <$1 million
M.C. Beckerle	University of Utah	Educational Institution	Employee	Investigator payments, sales of health care products and grants	<1%
M. B. McClellan	Duke University	Educational Institution	Employee	Payments related to research, sales of health care products and services and grants	<1%
M. B. McClellan	National Alliance for Hispanic Health	Non-profit Organization	Director	Contributions	<$1 million
M. B. McClellan	Reagan-Udall Foundation	Non-profit Foundation for the FDA	Director	Donation - research sponsorship	<$1 million
M. B. McClellan	Research! America	Public Education and Advocacy Organization	Director	Annual dues; contributions	<$1 million
A. M. Mulcahy	Save the Children	Charitable Organization	Trustee	Contributions	<1%
W. D. Perez	Cornell University	Educational Institution	Trustee	Grants and fellowships	<1%; <$1 million
A. E. Washington	Duke University	Educational Institution	Employee	Payments related to research, sales of health care products and services and grants	<1%
A. E. Washington	Duke University Health System	Health Care Institution	Executive Officer	Sales of health care products and services; rebates	<1%
R. A. Williams	The MIT Corporation/Massachusetts Institute of Technology	Educational Institution	Trustee	Event sponsorships	<1%; <$1 million
R. A. Williams	National Academy Foundation	Non-profit Organization	Trustee	Contribution and sponsorship	<$1 million
Note: Any transaction or relationship under $25,000 is not listed above.
In the event of Board-level discussions pertaining to a potential transaction or relationship involving an organization with which a director is affiliated, that director would be expected to recuse him or herself from the deliberation and decision-making process. In addition, none of the non-employee directors has the authority to review, approve or deny any grant to, or research contract with, an organization.

2017 Proxy Statement - 19

SHAREHOLDER OUTREACH
We engage with our shareholders throughout the year to seek input on emerging governance issues and to address their questions and concerns regarding our current governance policies and practices. During 2016, our Lead Director, our Chairman and CEO, and the members of senior management had discussions with a diverse mix of our shareholders on a variety of corporate governance issues, including on our board composition and skills, our Board leadership structure, our political activities and expenditures, and our executive compensation program.
As a result of those constructive conversations, we took the following actions:

•	Expanded our Proxy Statement disclosures on board composition and skills to include a chart setting out the qualities, attributes, skills and experiences of our Board (see page 15).

•
The Nominating & Corporate Governance Committee carefully considered the feedback from certain shareholders on combining the Chairman and CEO roles, but concluded that it continues to be in the company’s best interests for Mr. Gorsky to serve as Chairman of the Board. The Board is committed to regularly considering all board leadership structures and assessing the role that independent directors play in the leadership of the board, including at the time of the next leadership succession (see page 16).

•	Expanded our website disclosure on political activities and expenditures, including with respect to our membership in U.S. trade associations (see page 23).

•
The Compensation & Benefits Committee reviewed the feedback received on our executive compensation programs and increased the weighting of performance share units in our 2017 long-term incentive mix to increase the focus on long-term performance (see page 50).

RISK OVERSIGHT
Board Oversight of Risk Management
The Board believes that overseeing management’s processes for assessing and managing the various risks we face is one of its most important responsibilities to our stakeholders. Our enterprise risk management framework reflects a collaborative process, whereby our Board of Directors, management and other personnel apply a common risk management approach to strategy setting and other decisions across the enterprise that is designed to identify potential events that may affect the entity and manage the associated risks and opportunities.
In light of the interrelated nature of the risks we face, the Board believes that oversight of risk management is ultimately the responsibility of the full Board. In carrying out this critical responsibility, the Board meets at regular intervals with key members of management with primary responsibility for risk management in their respective areas of responsibility. The subject matter of these meetings can generally be grouped into the following categories and risk areas:

Strategy Business Vitality Strategic Planning Talent Management Reputation Sustainability Diversity	Reporting Financial Results Finance/Accounting Internal Audit Independent Audit Tax Treasury	Compliance Law/Legal Proceedings Legislative/Regulatory Environment Health Care Compliance Foreign Corrupt Practices Act Environment, Health & Safety Privacy Quality Product Safety/Scientific Issues	Operations Supply Chain (including Manufacturing/Business Continuity Planning) Security (including security of products, sites, personnel, and information) Cybersecurity Research & Development

2017 Proxy Statement - 20

The Board also receives regular reports on certain elements of our risk management from senior representatives of our independent auditor. In addition, the Audit Committee meets in private sessions with the Chief Financial Officer; General Counsel; Vice President of Internal Audit; and representatives of our independent auditor at the conclusion of every regularly-scheduled meeting, where risk management is discussed. The Regulatory, Compliance & Government Affairs Committee meets in private sessions with the General Counsel; Chief Compliance Officer; Chief Quality Officer; and Vice President of Internal Audit, where risk management is discussed.
A copy of the Johnson & Johnson Framework for Enterprise Risk Management can be found at www.jnj.com/about-jnj/management-approach.
Risk Related to Executive Compensation
The following characteristics of our executive compensation program work to reduce the possibility that our executive officers, either individually or as a group, make excessively risky business decisions that could maximize short-term results at the expense of long-term value:

•
Balanced Mix of Pay Components: The target compensation mix is not overly weighted toward annual incentive awards and represents a balance of cash and long-term equity-based compensation vesting over three years. See “2016 Pay Mix at Target” on page 53.

•	Balanced Approach to Performance-Based Awards:

▪	Performance targets are tied to multiple financial metrics, including operational sales growth, free cash flow, adjusted earnings per share growth, and long-term total shareholder return.

▪	Performance-based awards are based on the achievement of strategic and leadership objectives in addition to financial metrics.

▪	See “Base Salary, Annual Performance Bonus, and Long-Term Incentives” on page 52.

•
Performance Period and Vesting Schedules: The performance period and vesting schedules for long-term incentives overlap, and therefore, reduce the motivation to maximize performance in any one period. Performance Share Units, Restricted Share Units, and Stock Options vest three years from the grant date.

•	Capped Incentive Awards: Annual performance bonuses and long-term incentive awards are capped at 200% of target. See “Aligning Compensation to "The What" & "The How"" on page 56.

•
Stock Ownership Guidelines: These guidelines require our CEO to directly or indirectly own equity in our company of six times salary, and the other members of our Executive Committee (the principal management group) to own equity of three times salary, and to retain this level of equity at all times while serving as an Executive Committee member. See “Stock Ownership Guidelines for Named Executive Officers” on page 58.

•
Executive Compensation Recoupment Policy: This Policy gives our Board authority to recoup executive officers’ past compensation in the event of a material restatement of our financial results and for events involving material violations of company policy relating to the manufacturing, sales or marketing of our products. See “Executive Compensation Recoupment Policy” on page 59.

•	No Change-in-Control Arrangements: None of our executive officers have in place any change-in-control arrangements that would result in guaranteed payouts.

2017 Proxy Statement - 21

ADDITIONAL GOVERNANCE FEATURES
Proxy Access
In 2015, as part of our long-standing shareholder outreach program, we engaged with a number of our shareholders regarding proxy access and the potential terms of proxy access provisions that our shareholders would view as appropriate for Johnson & Johnson. After taking into account the feedback provided as part of these discussions and considering developments in market practice, in January 2016, we amended our By-Laws to implement proxy access with the following key parameters:

Ownership threshold:	3% of outstanding shares of our common stock
Holding period:	Continuously for 3 years
Number of nominees:	Up to 20% of our Board, with a minimum of up to two Board seats if Board size is less than 10
Nominating group size:	Up to 20 shareholders may group together to reach the 3% ownership threshold
We continue to believe this proxy access framework reflects a thoughtfully designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our shareholders, while affording a meaningful proxy access right in light of our size and shareholder base. Shareholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with the proxy access procedures in our By-Laws should follow the instructions under “General Information” on page 94.
Majority Voting In Uncontested Director Elections
Our By-Laws require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees receive the affirmative vote of a majority of the votes cast in order to be elected to our Board of Directors. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) would be governed by the plurality standard under New Jersey law.
The Board has adopted a Director Resignation Policy for Incumbent Directors in Uncontested Elections. Specifically, if an incumbent director receives more votes “Against” his or her election than votes “For” his or her election in an uncontested election, then such director must promptly tender an offer of his or her resignation following certification of the shareholder vote. The Nominating & Corporate Governance Committee and the Board would then consider and take appropriate action on such offer of resignation in accordance with the Policy.
Our By-Laws and Principles of Corporate Governance, including the Director Resignation Policy for Incumbent Directors in Uncontested Elections, can be found at www.investor.jnj.com/gov.cfm.
Director Overboarding Policy
Our Principles of Corporate Governance state that a director who serves as a CEO (or similar position) at our, or any other, company should not serve on more than two public company boards (including the Johnson & Johnson board and his or her own board) and that other directors should not serve on more than five public company boards (including the Johnson & Johnson board). Currently, all of our Directors are in compliance with this policy.

2017 Proxy Statement - 22

Political Spending Oversight and Disclosure
As a leader in the healthcare industry, Johnson & Johnson is committed to supporting the development of sound public policy in health care. We work with many organizations across the political spectrum on a variety of policy issues related to health and other topics that impact patients, consumers, and our company. As a result of constructive engagement with a number of our institutional investors, we were an early mover on the disclosure of corporate political expenditures and activities, and we have expanded that disclosure over the years as we continue to dialogue with our shareholders on this issue. Disclosure regarding the company’s political activities and expenditures, including the policies and procedures that govern that activity and spending, as well as the Board’s oversight role, are updated semi-annually and can be found at www.investor.jnj.com/gov/contributions.cfm.
This year, in response to shareholder engagement on this topic, we have enhanced our website disclosure by including the following:

•	Trade association dues by dollar range, including the percentage of dues that is utilized for federal lobbying, for U.S. trade associations to which we paid annual dues of $50,000 or more

•	Disclosure regarding our approach and processes to impact trade associations of which we are members when we do not align on an issue

•	The annual total of federal lobbying expenditures for the last fiscal year

•	The aggregate annual total of state lobbying expenditures for the last fiscal year, based on amounts disclosed pursuant to lobbying regulations of the various state ethics oversight agencies

•	A direct link to the most current filing of the Johnson & Johnson Political Action Committee federal campaign finance report

•	A direct link to the most current quarterly filing of Johnson & Johnson’s federal lobbying disclosure report
In addition to transparency, our Board believes oversight of political activities and expenditures is important. Our Regulatory, Compliance & Government Affairs Committee receives an annual report of the company’s political contribution and lobbying policies, practices, and activities. In addition, the company’s Political Action Committee and U.S. corporate political spending is audited biennially by our internal auditors.
BOARD COMMITTEES
The Board of Directors has a standing Audit Committee, Compensation & Benefits Committee, Nominating & Corporate Governance Committee, Regulatory, Compliance & Government Affairs Committee and Science, Technology & Sustainability Committee, each composed entirely of non-employee directors determined to be “independent” under the listing standards of the NYSE and our Standards of Independence. Under their written charters adopted by the Board, each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel. In addition, the Board has a standing Finance Committee, composed of the Chairman of the Board and the Lead Director, which exercises the authority of the Board during intervals between Board meetings.
Board Committee Rotation
In 2016, the Board determined to rotate membership on each of its committees, including the Chair of three committees. As set out in the chart below, the Board altered the composition of our five key committees, with each committee having at least one new member and three committees, Compensation & Benefits, Regulatory, Compliance & Government Affairs and Science, Technology & Sustainability, being led by a new director. Each committee continues to be comprised solely of independent directors.

2017 Proxy Statement - 23

2016 BOARD COMMITTEE ROTATION
Directors			Audit		Compensation & Benefits		Nominating & Corporate Governance		Regulatory, Compliance & Government Affairs		Science, Technology & Sustainability
			04/27/16	03/15/17	04/27/16	03/15/17	04/27/16	03/15/17	04/27/16	03/15/17	04/27/16	03/15/17
Mary C. Beckerle	I									●	●	C
Mary Sue Coleman (1)	I		●								●
D. Scott Davis	I		C	C		●			●
Ian E. L. Davis	I		●	●						●	●
Alex Gorsky		★
Susan L. Lindquist (2)	I								●		C
Mark B. McClellan	I								●	●	●	●
Anne M. Mulcahy	I	LD	●	●			●	●
William D. Perez	I			●	●		C	C
Charles O. Prince	I				C		●	●		C
A. Eugene Washington	I				●	●					●	●
Ronald A. Williams	I				●	C		●	C

Chairman of the Board: ★ Lead Director: LD Independent Director: I Chair: C Member: ●								Marks member position change:
(1) Did not stand for re-election in 2016
(2) Passed away in October 2016
Board Committee Membership
The following table shows the current members and chairmen of each of the standing Board committees and the number of meetings each committee held in 2016.

CURRENT BOARD COMMITTEE MEMBERSHIP
Directors			Audit	Compensation & Benefits	Nominating & Corporate Governance	Regulatory, Compliance & Government Affairs	Science, Technology & Sustainability	Finance
Mary C. Beckerle	I					✓	C
D. Scott Davis(1)	I		C	✓
Ian E. L. Davis	I		✓			✓
Alex Gorsky		★						C
Mark B. McClellan	I					✓	✓
Anne M. Mulcahy	I	LD	✓		✓			✓
William D. Perez	I		✓		C
Charles O. Prince	I				✓	C
A. Eugene Washington	I			✓			✓
Ronald A. Williams	I			C	✓
Number of Meetings in 2016			9(2)(3)	6	4	5(3)	6	—
Chairman of the Board: ★ Lead Director: LD Independent Director: I Chair: C Member: ✓
(1) Designated as an “audit committee financial expert” for purposes of Section 407 of the Sarbanes-Oxley Act
(2) Does not include teleconferences held prior to each release of quarterly earnings (4 in total)
(3) Includes an annual joint meeting of the Audit and Regulatory, Compliance & Government Affairs Committees

2017 Proxy Statement - 24

Board Committee Responsibilities
Audit Committee

●	Oversees the company’s financial management and accounting and financial reporting processes and practices
●	Appoints, retains, compensates and evaluates independent auditor
●	Oversees the company’s internal audit organization, reviews its annual plan and reviews results of its audits
●	Oversees the quality and adequacy of the company’s internal accounting controls and procedures
●	Reviews and monitors the company’s financial reporting compliance and practices and its disclosure controls and procedures
●	Discusses with management the processes used to assess and manage the company’s exposure to risk, and monitors risks related to tax, treasury, IT and cybersecurity
In performing these functions, the Audit Committee meets periodically with the independent auditor, management, and internal auditors (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. For more information on Audit Committee activities in 2016, see the Audit Committee Report on page 84.
A copy of the charter of the Audit Committee is available at www.investor.jnj.com/gov/committee.cfm.
The Board has designated Mr. D. S. Davis, the Chairman of the Audit Committee and an independent Director, as an “audit committee financial expert” under the rules and regulations of the U.S. Securities and Exchange Commission (SEC), after determining that he meets the requirements for such designation. The determination was based on his being a Certified Public Accountant and his experience as Chief Financial Officer at United Parcel Service, Inc.
Any employee or other person who wishes to contact the Audit Committee to report fiscal improprieties or complaints about internal accounting control or other accounting or auditing matters can do so by writing to the Audit Committee at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, NJ 08933, or by using the online submission form at www.investor.jnj.com/communication.cfm. Such reports may be made anonymously.
Compensation & Benefits Committee

●	Establishes the company’s executive compensation philosophy and principles
●
Reviews, and recommends for approval by the independent Directors of the Board, the compensation for our Chief Executive Officer and approves the compensation for the company’s other executive officers

●	Sets the composition of the group of peer companies used for comparison of executive compensation
●	Oversees the design and management of the various pension, long-term incentive, savings, health and welfare plans that cover our employees
●	Reviews, and recommends for approval by the full Board, the compensation for our non-employee Directors
●
Provides oversight of the compensation philosophy and policies of the Management Compensation Committee, a non-Board committee composed of Mr. Gorsky (Chairman/CEO), Mr. Dominic J. Caruso (Executive Vice President, Chief Financial Officer) and Dr. Peter M. Fasolo (Executive Vice President, Chief Human Resources Officer), which, under delegation from the Compensation & Benefits Committee, determines management compensation and establishes perquisites and other compensation policies for employees other than our executive officers

A copy of the charter of the Compensation & Benefits Committee is available at www.investor.jnj.com/gov/committee.cfm.
The Compensation & Benefits Committee has retained Frederic W. Cook & Co., Inc. as its independent compensation consultant for matters related to executive officer and non-employee director compensation. For further discussion of the role of the Compensation & Benefits Committee in the executive compensation decision-making process, and for a description of the nature and scope of the consultant’s assignment, see “Governance of Executive Compensation” on page 57.

2017 Proxy Statement - 25

Nominating & Corporate Governance Committee

●	Oversees matters of corporate governance, including the evaluation of the policies and practices of the Board
●	Oversees the process for performance evaluations of the Board and its committees
●	Reviews our executive succession plans
●	Considers any questions of possible conflicts of interest
●	Reviews potential candidates for the Board, as discussed on page 15, and recommends the nominees for Directors to the Board for approval
●	Reviews and recommends director orientation and continuing orientation programs for Board members
A copy of the charter of the Nominating & Corporate Governance Committee can be found at www.investor.jnj.com/gov/committee.cfm.
Regulatory, Compliance & Government Affairs Committee

●	Oversees the company’s major compliance programs and systems with respect to legal and regulatory requirements
●	Oversees compliance with any ongoing corporate integrity agreements or any similar significant undertakings by the company with a government agency
●	Reviews the organization, implementation and effectiveness of the company’s compliance and quality programs
●	Oversees the company’s Code of Business Conduct and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers
●	Reviews the company’s governmental affairs policies and priorities
●	Reviews the policies, practices and priorities for the company’s political expenditure and lobbying activities
A copy of the charter of the Regulatory, Compliance & Government Affairs Committee can be found at www.investor.jnj.com/gov/committee.cfm. Also see a copy of the Report on Regulatory, Compliance & Government Affairs Committee for Calendar Year 2016 at www.investor.jnj.com/gov.cfm.
Science, Technology & Sustainability Committee

●	Monitors and reviews the overall strategy, direction and effectiveness of the company’s research and development organization
●	Serves as a resource and provides input, as needed, regarding the scientific and technological aspects of product safety matters
●	Reviews the company’s policies, programs and practices on environment, health, safety and sustainability
●	Assists the Board in identifying and comprehending significant emerging science and technology policy and public health issues and trends that may impact the company’s overall business strategy
●	Assists the Board in its oversight of the company’s major acquisitions and business development activities as they relate to the acquisition or development of new science or technology
A copy of the charter of the Science, Technology & Sustainability Committee can be found at www.investor.jnj.com/gov/committee.cfm.
Finance Committee

●	Composed of the Chairman and Lead Director of the Board
●	Exercises the authority of the Board during the intervals between Board meetings, as permitted by law
●	Acts from time-to-time between Board meetings, as needed, generally by unanimous written consent in lieu of a meeting
●	Any action is taken pursuant to specific advance delegation by the Board or is later ratified by the Board

2017 Proxy Statement - 26

BOARD MEETINGS AND PROCESSES
Director Meetings and Attendance
During 2016, the Board of Directors held 9 regular meetings and 1 special meeting.
Each Director attended at least 75% of the total of regularly-scheduled and special meetings of the Board of Directors and the committees on which he or she served (during the period that he or she served).
Executive Sessions
During 2016, each of the Audit, Compensation & Benefits, Nominating & Corporate Governance, Regulatory, Compliance & Government Affairs, and Science, Technology & Sustainability Committees met in executive sessions without members of management present. The independent directors met in executive session at every regular Board meeting during 2016, and held a special executive session to perform the annual evaluation of the CEO/Chairman. The Lead Director acted as Chair at all of these executive sessions.
Board and Committee Evaluations
Our Principles of Corporate Governance require that the Board and each committee conduct an annual self-evaluation. These self-evaluations are intended to facilitate a candid assessment and discussion by the Board and each committee of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the Principles of Corporate Governance, and areas for improvement.

•
Board Evaluations: Each year, the Lead Director, Chairman and Corporate Secretary meet with each director individually to collect feedback on the Board’s responsibilities, structure, procedures, atmosphere and engagement. The input is then synthesized and discussed with the full Board.

•
Committee Evaluations: Committee members are provided with a questionnaire to facilitate discussion during an executive session of the committee, and upon completion of the self-evaluation, the chair of the committee reports to the full Board on the discussion and any necessary follow-up actions.

Annual Meeting Attendance
It has been our longstanding practice for all directors to attend the Annual Meeting of Shareholders. Of our 11 Directors who were elected to the Board at the 2016 Annual Meeting, all attended the meeting, with the exception of Dr. Lindquist who was not able to attend for health reasons.

2017 Proxy Statement - 27

RELATED PARTY TRANSACTIONS
Policies and Procedures
Our written Policy on Transactions with Related Persons requires the approval or ratification by the Nominating & Corporate Governance Committee for any transaction or series of transactions exceeding $120,000 in which the company is a participant and any related person has a direct or indirect material interest (other than solely as a result of being a director or trustee or less than 10% owner of another entity). Related persons include our Directors and executive officers and their immediate family members and persons sharing their households. It also includes persons controlling more than 5% of our outstanding common stock.
Under our Principles of Corporate Governance and Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers, all of our Directors and executive officers have a duty to report to the Chairman or the Lead Director potential conflicts of interest, including transactions with related persons. Management also has established procedures for monitoring transactions that could be subject to approval or ratification under the Policy on Transactions with Related Persons.
Once a related person transaction has been identified, the Nominating & Corporate Governance Committee ("Committee") will review all of the relevant facts and circumstances and approve or disapprove of the entry into the transaction. The Committee will take into account, among other factors, whether the transaction is on terms no more favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
If advance Committee approval of a transaction is not feasible, the transaction will be considered for ratification at the Committee’s next regularly scheduled meeting. If a transaction relates to a member of the Committee, that member will not participate in the Committee’s deliberations. In addition, the Committee Chairman (or, if the transaction relates to the Committee Chairman, the Lead Director) may pre-approve or ratify any related person transactions involving up to $1 million.
The following types of transactions have been deemed by the Committee to be pre-approved or ratified, even if the aggregate amount involved will exceed $120,000:

•	Compensation paid by the company for service as a Director or executive officer of the company

•
Transactions with other companies where the related person’s only relationship is as a non-executive employee, less than 10% equity owner, or limited partner, and the transaction does not exceed the greater of $1 million or 2% of that company’s annual revenues

•
Contributions by the company to charitable organizations where the related person is an employee and the transaction does not exceed the lesser of $500,000 or 2% of the charitable organization’s annual receipts

•	Transactions where the related person’s only interest is as a holder of company stock and all holders receive proportional benefits, such as the payment of regular quarterly dividends

•	Transactions involving competitive bids

•	Transactions where the rates or charges are regulated by law or government authority

•	Transactions involving bank depositary, transfer agent, registrar, trustee under a trust indenture, or party performing similar banking services
Our Policy on Transactions with Related Persons can be found at www.investor.jnj.com/gov.cfm.

2017 Proxy Statement - 28

Transactions with Related Persons for 2016
A sister-in-law of Dr. Paulus Stoffels, Executive Vice President, Chief Scientific Officer, is a Senior Manager at Janssen Pharmaceutica NV, a wholly-owned subsidiary of the company, and earned $144,382 in total compensation in 2016 (using an exchange rate of 1.0923 USD/1 EUR), including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2016, and any other compensation. She also participates in the general welfare and benefit plans of Janssen Pharmaceutica NV. Her compensation was established in accordance with Janssen Pharmaceutica NV’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Stoffels does not have a material interest in his sister-in-law’s employment, nor does he share a household with her.
The daughter of Dr. A. Eugene Washington, one of our Directors, is a Senior Analyst at Johnson & Johnson Innovation LLC, a wholly-owned subsidiary of the company, and earned $145,453 in total compensation in 2016, including base salary, any annual incentive bonus, the value of any long-term incentive award granted in 2016, and any other compensation. She also participates in the general welfare and benefit plans of Johnson & Johnson Innovation LLC. Her compensation was established in accordance with Johnson & Johnson Innovation LLC’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Dr. Washington does not have a material interest in his daughter’s employment, nor does he share a household with her.
These transactions were approved by the Nominating & Corporate Governance Committee in compliance with our Policy on Transactions with Related Persons described above.

2017 Proxy Statement - 29

STOCK OWNERSHIP AND SECTION 16 COMPLIANCE
The following table sets forth information regarding beneficial ownership of our common stock by each director; our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers named in the tables in the section “Executive Compensation Tables” on pages 60 through 77 (each a “named executive officer”); and by all directors and executive officers as a group. Each of the individuals/group listed below is the owner of less than 1% of our outstanding shares. Because they serve as co-trustees of two trusts which hold stock for the benefit of others, Mr. Gorsky and Mr. Michael Ullmann, an executive officer, are deemed to “control” an additional 5,678,177 shares of our stock in which they have no economic interest. In addition to such shares, the directors and executive officers as a group own/control a total of 941,300 shares. In the aggregate, these 6,619,477 shares represent less than 1% of the shares outstanding. All stock ownership is as of February 28, 2017.

Name	Number of Common Shares(1) (#)	Deferred Share Units(2) (#)	Common Shares Underlying Options or Stock Units(3) (#)	Total Number of Shares Beneficially Owned (#)
Mary C. Beckerle	0	3,187	0	3,187
Dominic J. Caruso	144,423	13,537	1,024,211	1,182,171
D. Scott Davis	0	4,801	0	4,801
Ian E. L. Davis	4,193	9,633	0	13,826
Joaquin Duato	69,106	0	453,930	523,036
Alex Gorsky	261,487	0	1,539,254	1,800,741
Mark B. McClellan	0	6,666	0	6,666
Anne M. Mulcahy	5,789	9,633	0	15,422
William D. Perez	19,622	19,352	0	38,974
Sandra E. Peterson	58,760	0	224,047	282,807
Charles Prince	27,320	15,874	0	43,194
Paulus Stoffels	127,651	0	258,034	385,685
A. Eugene Washington	0	13,689	0	13,689
Ronald A. Williams	3,650	14,687	0	18,337
All Directors and executive officers as a group (18)	941,300	111,058	4,065,081	5,117,439
(1) The shares described as "owned" are shares of our common stock directly or indirectly owned by each listed person, including shares held in 401(k) and Employee Stock Ownership Plans, and by members of his or her household, and are held individually, jointly or pursuant to a trust arrangement. Mr. Prince disclaims beneficial ownership of 800 shares listed as owned by him.
(2) Includes Deferred Share Units credited to non-employee directors under our Amended and Restated Deferred Fee Plan for Directors and Deferred Share Units credited to the executive officers under our Executive Income Deferral Plan (Amended and Restated).
(3) Includes shares underlying options exercisable on February 28, 2017, options that become exercisable within 60 days thereafter and Restricted Share Units that vest within 60 days thereafter.

2017 Proxy Statement - 30

The following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities:

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	Common Stock	191,188,744 shares(1)	7.02%(1)
BlackRock Inc. 55 East 52nd Street New York, NY 10055	Common Stock	170,679,367 shares(2)	6.3%(2)
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	Common Stock	153,587,120 shares(3)	5.65%(3)
(1) Based solely on an Amendment to Schedule 13G filed with the SEC on February 10, 2017, The Vanguard Group reported aggregate beneficial ownership of approximately 7.02%, or 191,188,744 shares, of our common stock as of December 31, 2016. Vanguard reported that it possessed sole dispositive power of 186,408,833 shares, sole voting power of 4,298,682 shares, shared dispositive power of 4,779,911 shares, and shared voting power of 521,530 shares.
(2) Based solely on an Amendment to Schedule 13G filed with the SEC on January 25, 2017, BlackRock, Inc. reported aggregate beneficial ownership of approximately 6.3%, or 170,679,367 shares, of our common stock as of December 31, 2016. BlackRock reported that it possessed sole voting power of 145,458,222  shares and sole dispositive power of 170,679,367 shares. BlackRock also reported that it did not possess shared voting or dispositive power over any shares beneficially owned.
(3) Based solely on a Schedule 13G filed with the SEC on February 7, 2017, State Street Corporation reported aggregate beneficial ownership of approximately 5.65%, or 153,587,120 shares, of our common stock as of December 31, 2016. State Street reported that it possessed shared voting power and shared dispositive power of 153,587,120 shares, and that it did not possess sole voting power or sole dispositive power over any shares beneficially owned.

As a result of being beneficial owners of more than 5% of our stock, The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), and State Street Corporation (State Street) are currently considered “related persons” under our Policy on Transactions with Related Persons described on page 28 of this Proxy Statement.

•
Certain of our U.S. and international employee savings and retirement plans have retained BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $3.0 million in fees during fiscal year 2016.

•
Certain of our U.S. and international employee savings and retirement plans and other affiliates have retained State Street and its affiliates to provide investment management, trustee, custodial, administrative and ancillary investment services. In connection with these services, we paid State Street approximately $7.9 million in fees during fiscal year 2016.

Section 16(a) Beneficial Ownership Reporting Compliance
Based on our review of Forms 3, 4 and 5 and amendments thereto in our possession and written representations furnished to us, we believe that during 2016 all reports for our executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except for one report for one transaction for each of the following directors: Dr. Lindquist, Mr. Perez, Dr. Washington and Mr. Williams. The reports were subsequently filed.

2017 Proxy Statement - 31

DIRECTOR COMPENSATION
Our Compensation & Benefits Committee is required by its charter to review non-employee director compensation annually. The Committee reviews total compensation of our non-employees directors, as well as each element of our non-employee director compensation program.
During its annual review, the Compensation & Benefits Committee analyzes the competitive position of our non-employee director compensation program and each element of that program against the programs of the peer group used for executive compensation purposes (see page 54 for information about the Executive Peer Group). Frederic W. Cook & Co., Inc., the Committee’s independent consultant, provides an independent assessment of the competitive data provided to the Committee and advises the Committee on decisions regarding non-employee director compensation. Decisions regarding our non-employee director compensation program are approved by our full Board of Directors, based on recommendations by our Compensation & Benefits Committee.
The following table provides information concerning the compensation of our non-employee directors for fiscal 2016. Mr. Gorsky was an employee of the company, and therefore, received no additional compensation for his service as a director. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

A	B	C	D	E	F
Name	(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
M. C. Beckerle(2)	C	$111,667	$164,985	$17,800	$294,452
M. S. Coleman(3)		36,666	164,985	20,000	221,651
D. S. Davis	AC	135,000	164,985	0	299,985
I. E. L. Davis		110,000	164,985	0	274,985
S. L. Lindquist(4)		107,038	164,985	1,500	273,523
M. B. McClellan		110,000	164,985	0	274,985
A. M. Mulcahy	LD	140,000	164,985	20,000	324,985
W. D. Perez	C	130,000	164,985	20,000	314,985
C. Prince	C	130,000	164,985	20,000	314,985
A. E. Washington		110,000	164,985	20,000	294,985
R. A. Williams	C	130,000	164,985	20,000	314,985
(1) Lead Director/Committee Chair
(2) Appointed Chair of Science, Technology & Sustainability Committee in December 2016. Chairman retainer payment was prorated.
(3) Retired from the Board in April 2016. Cash fees are pro-rated for partial year of service
(4) Passed away in October 2016
Lead Director or Committee Chair (Column B)
LD = Lead Director AC = Audit Committee Chair C = Committee Chair
Fees Earned or Paid in Cash (Column C)

2016 Non-Employee Director Cash Compensation	Annual Cash Retainer ($)
Non-employee Director Cash Retainer	$110,000
Additional Retainer for Lead Director and Committee Chairs
Lead Director	$30,000
Audit Committee Chair	25,000
Committee Chair (other than Audit)	20,000

2017 Proxy Statement - 32

Stock Awards (Column D)
Deferred Share Units - Mandatory Deferral.  All figures in column D represent the grant date fair value of Deferred Share Units (DSUs) granted to each non-employee director on February 8, 2016. The Board approved a 2016 DSU award valued at $165,000; therefore, pursuant to the terms of the Deferred Fee Plan for Directors, each non-employee director was granted 1,629 DSUs (rounded down to the nearest whole share). DSUs are immediately vested but must be deferred until the director completes service as a Board member. DSUs earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership.
All Other Compensation (Column E)
Charitable Matching Contributions. The amounts reported in column E represent the aggregate dollar amount for each non-employee director for charitable matching contributions. Non-employee directors are eligible to participate in our charitable matching gift program on the same basis as employees, pursuant to which we contribute, on a two-to-one basis for every dollar donated, up to $20,000 per year per person to certain charitable institutions.
Deferred Fee Plan for Directors
Elective Fee Deferrals. Under the Deferred Fee Plan for Directors, non-employee directors may elect to defer payment of all or a portion of their cash retainers until termination of Board membership. Deferred fees are converted into DSUs, and earn additional amounts based on a hypothetical investment in our common stock, including accruing dividend equivalents in the same amount and at the same time as dividends paid on our common stock. DSUs are settled in cash upon termination of Board membership. In 2016, Drs. Lindquist and Washington and Messrs. Perez and Williams elected to defer all of their 2016 cash retainers. Dr. Lindquist passed away in October 2016.
Deferred Compensation Balances. At December 31, 2016, the aggregate number of DSUs held in each non-employee director’s Deferred Fee Account, including both mandatory deferrals and any elective fee deferrals, as well as dividend equivalent accruals, was as follows:

Name	Deferred Share Units (#)
M. C. Beckerle	1,675
D. S. Davis	3,289
I. E. L. Davis	8,121
M. B. McClellan	5,154
A. M. Mulcahy	8,121
W. D. Perez	17,840
C. Prince	14,362
A. E. Washington	12,177
R. A. Williams	13,175
Additional Arrangements
We pay for or provide (or reimburse directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings and director orientation or other relevant educational programs or company meetings.

2017 Proxy Statement - 33

Stock Ownership Guidelines for Non-Employee Directors
The company’s stock ownership guidelines for non-employee directors are intended to further align the directors' interests with the interests of our shareholders. Stock ownership for the purpose of these guidelines includes shares directly owned by the director, shares held indirectly that are beneficially owned by the director, and DSUs. Non-employee directors are prohibited from transacting in derivative instruments linked to the performance of our securities.

Name	Stock Ownership Guideline as a Multiple of Base Salary	2016 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
M. C. Beckerle(2)	5x	Yes	No
D. S. Davis	5x	Yes	Yes
I. E. L. Davis	5x	Yes	Yes
M. B. McClellan	5x	Yes	Yes
A. M. Mulcahy	5x	Yes	Yes
W. D. Perez	5x	Yes	Yes
C. Prince	5x	Yes	Yes
A. E. Washington	5x	Yes	Yes
R. A. Williams	5x	Yes	Yes
(1) Non-employee directors have five years after first becoming subject to the guidelines to achieve the required ownership threshold
(2) Joined board within past five years
Fiscal 2017 Non-Employee Director Compensation
The Compensation & Benefits Committee’s analysis in 2016 of the competitive position of our non-employee director compensation program showed that overall compensation for non-employee directors and the retainer for the Lead Director were below the peer group median. As a result, our Compensation & Benefits Committee recommended, and our Board of Directors approved on September 13, 2016, the following non-employee director compensation program for 2017 to achieve an overall compensation structure in line with the peer group median:

2017 Non-Employee Director Compensation	($)
Cash Compensation	$110,000
Lead Director Cash Retainer(1)	35,000
Audit Committee Chair Cash Retainer	25,000
Committee Chair (other than Audit) Cash Retainer	20,000
Value of Deferred Share Units(2)	175,000
(1) Increase of $5,000
(2) Increase of $10,000

2017 Proxy Statement - 34

Item 2: Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation
The Board believes that having an advisory vote to approve named executive officer compensation EVERY ONE (1) YEAR is a meaningful and effective way to use this method of gathering feedback on the Company’s executive compensation philosophy, policies and procedures. Therefore, the Board of Directors recommends that shareholders vote, in an advisory manner, to hold an advisory vote to approve named executive officer compensation EVERY ONE (1) YEAR.
We are asking shareholders to vote, in an advisory manner, on whether the advisory vote to approve named executive officer compensation should occur every one, two, or three years. Our prior say-on-frequency vote occurred in 2011. At that year’s annual meeting, shareholders agreed with the Board’s recommendation that advisory votes to approve executive compensation should occur every year. After careful consideration, the Board again believes that submitting the advisory vote to approve our named executive officer compensation program EVERY ONE (1) YEAR is appropriate for our company and our shareholders at this time.
An annual advisory vote is consistent with our objective of engaging in regular dialogue with our shareholders on corporate governance and executive compensation matters. The Board believes that holding the advisory vote to approve named executive officer compensation annually allows for frequent and timely feedback from shareholders.
Receiving feedback from shareholders on executive compensation philosophy, policies and procedures is important to us, and we regularly engage with shareholders to hear and understand their specific concerns. We will continue to do so as we continue to believe that direct engagement is the most meaningful way to conduct dialogue with our investors.
This advisory vote on frequency is required pursuant to Section 14A of the Securities Exchange Act, as amended. As an advisory vote, the results of this vote will not be binding on the Board or the company. Although the vote is advisory and non-binding, the Board values the opinions of our shareholders, and will consider the outcome of this advisory vote when determining the frequency of the advisory vote to approve named executive officer compensation. The proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted EVERY ONE (1) YEAR, EVERY TWO (2) YEARS or EVERY THREE (3) YEARS. You may also abstain from voting on this item. You are not voting to approve or disapprove the Board’s recommendation on this item.

2017 Proxy Statement - 35

Item 3: Advisory Vote to Approve Named Executive Officer Compensation
Before you vote, we urge you to read the "Compensation Discussion and Analysis" section found on pages 38 to 59, and the tables in the "Executive Compensation Tables" section found on pages 60 to 77, for additional details on our executive compensation.

The Board of Directors recommends that shareholders vote, in an advisory manner, FOR approval of the compensation of our named executive officers and the executive compensation philosophy, policies and procedures described in the Compensation Discussion and Analysis (CD&A) section of the 2017 Proxy Statement.
The Board recognizes that executive compensation is an important matter for our shareholders. The guiding principles of our executive compensation philosophy and practice continue to be: Competitiveness; Pay for Performance; Accountability for Short- and Long-Term Performance; and Alignment to Shareholders’ Interests. Overarching these principles is adherence to Our Credo values, which emphasize the manner in which our financial and strategic objectives are achieved. We believe our compensation programs are strongly aligned with the long-term interests of our shareholders.

When casting your 2017 “Say on Pay” vote, we encourage you to consider:
 •    The alignment of the 2016 compensation of our Chairman/CEO and our other named executive officers with our company’s 2016 performance
 •    The pay-for-performance alignment built into the design of our incentive programs
 •    Our continued evaluation of our executive compensation program
 •    Our continued direct engagement with our shareholders, resulting this year in increased weighting of performance share units in our 2017 long-term incentive mix to increase the focus on long-term performance

As an advisory vote, the results of this vote will not be binding on the Board or the company. However, the Board of Directors values the opinions of our shareholders, and will consider the outcome of the vote when making future decisions on the compensation of our named executive officers and our executive compensation philosophy, policies and procedures.
The Board of Directors is recommending to continue annual advisory votes on executive compensation in Item 2 of this Proxy Statement. Accordingly, following our 2017 shareholder meeting on April 27, 2017 the next advisory vote on executive compensation is expected to occur at the 2018 Annual Meeting of Shareholders, unless shareholders vote for a different frequency and the Board of Directors modifies its policy on the frequency of holding such advisory votes.

2017 Proxy Statement - 36

Compensation Committee Report

The Compensation & Benefits Committee of the Board of Directors (the Committee) has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to the Board that the section entitled “Compensation Discussion and Analysis,” as it appears on pages 38 through 59, be included in this Proxy Statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017.

Ronald A. Williams, Chairman
D. Scott Davis
A. Eugene Washington

2017 Proxy Statement - 37

Compensation Discussion and Analysis

2017 Proxy Statement - 38

2016 Performance and Compensation

Our strong results in 2016 were driven by our approach to managing for the long term, relentless drive for innovation, disciplined portfolio management, and capital allocation strategy.
KEY PERFORMANCE AND COMPENSATION HIGHLIGHTS
•  Upheld Our Credo values by focusing on the needs and well-being of our stakeholders:
•  Patients, consumers, and health care professionals
•  Employees
•  Communities in which we live and work
•  Shareholders
 •  Executed against our near-term priorities in 2016, consistent with our long-term strategic plan(1):
•  Exceeded our operational sales growth goal.
•  Exceeded our adjusted operational EPS growth goal.
•  Did not meet our free cash flow goal due to unanticipated litigation settlements.
•  Advanced our long-term strategic growth drivers:
 •  Exceeded our "Creating Value through Innovation" objectives that measure the health of our priority business platforms across all 3 sectors.
•  Partially met our "Global Reach with Local Focus" objectives that measure the health of our business in regions offering significant growth opportunities.
•  Exceeded our "Excellence in Execution" objectives that track elements we need to execute to unleash additional growth opportunities.
  •  Exceeded our "Leading with Purpose" objectives that measure our organizational health, diversity, and reputation.
•  Drove our strong results with contributions from all three businesses:
•  Our Pharmaceutical business continued to deliver strong growth, while also increasing investment to further develop our strong pipeline of innovative new medicines.
 •  Our Consumer business continued gaining share across most major categories, and significantly improved margins with the goal of returning to benchmark profitability.
 •  Our Medical Devices business continued to gain share in key platforms while refocusing and accelerating our pace of innovation, and developed novel commercial models to meet the evolving needs of today's healthcare systems.
 •  Received continued strong support for our named executive officer compensation in our 2016 “Say on Pay” vote - 93% or more in favor since 2013
 •  Continued our shareholder outreach and increased the weighting of performance share units in our 2017 long-term incentive mix to increase the focus on long-term performance
2016 FINANCIAL RESULTS(1) OPERATIONAL SALES GROWTH 3.9% ADJUSTED OPERATIONAL EPS GROWTH 9.4% FREE CASH FLOW $15.5B

• 22% of 2016 sales from products launched in the past 5 years • Invested >$9 billion in R&D • 14 Acquisitions & Licenses
CEO Pay Decisions • Annual Bonus: 135% of target • LTI Award: 135% of target • Salary: No increase Total Direct Compensation • 2016: $22,228,019 • 2015: $18,141,454 (See page 43 for details)
33 Consecutive years of adjusted operational earnings increases(1)	54 Consecutive years of dividend increases
(1) Non-GAAP measures: see page 42 for details on non-GAAP measures.

2017 Proxy Statement - 39

2016 COMPANY PERFORMANCE
Below is a summary of the company's performance against enterprise financial and strategic goals, as well as performance by business segment. Our goals are set based on our long-term strategic objectives, our product portfolio and pipeline, and competitive benchmarking.
Performance Against Our 2016 Financial Goals(1):

•	Exceeded our operational sales growth goal.

•	Exceeded our adjusted operational Earnings Per Share (EPS) growth goal.

•	Did not meet our free cash flow goal due to unanticipated litigation settlements.

(1) Non-GAAP measures; see page 42 for details on non-GAAP performance measures.
Performance Against our Long-Term Strategic Growth Drivers:

•	Exceeded our Creating Value through Innovation objectives that measure the health of our priority business platforms across all 3 sectors:

•	Gained or held share in 13 of 15 key product platforms and exceeded sales growth targets in 10 of 15 of them.

•	Advanced our robust pipeline by launching key new products and line extensions across our three sectors.

•	Achieved over 75% of our priority innovation milestones.

•	Invested more than $9 billion in research & development in 2016. We believe that sustaining investments in innovation is the most important aspect of our strategy.

•	Partially met our Global Reach with Local Focus objectives that measure the health of our business in regions offering significant growth opportunities:

•	Exceeded our growth target as a whole, led by developed markets.

•	Underperformed in emerging markets and BRIC (Brazil, Russia, India, and China).

2017 Proxy Statement - 40

•	Exceeded our Excellence in Execution objectives that track elements we need to execute to unleash additional growth opportunities:

•
Made strategic acquisitions to enhance our future growth including Vogue International LLC, NeoStrata Company, Inc., BioMedical Enterprises, Inc., and NeuWave Medical, Inc., and entered into an agreement to purchase Abbott Medical Optics Inc.

•	Made significant progress on our Enterprise Standards and Productivity initiative, exceeding our annual savings goal.

•	Delivered strong performance on all quality metrics: compliance was in the top quartile for the industry, with no significant inspections this year.

•
Delivered on restructuring initiative milestones within our Medical Devices segment, working toward achieving savings of $800 million to $1 billion, the majority of which is expected to be realized by the end of 2018.

•	Exceeded our Leading with Purpose objectives that measure our organizational health, diversity, and reputation:

•	Strengthened our leadership talent pipeline, advanced diversity, and exceeded our employee engagement benchmarks.

•	Increased our reputational standings, ranking #1 in Barron's list of "Most Respected Companies."
Performance by Business:

•	Our Pharmaceutical business continued to deliver strong growth, while also increasing investment to further develop our strong pipeline of innovative new medicines:

•	Exceeded its operational sales, operational income, and cash flow goals.

•	Delivered strong growth of our key launch and growth products, including IMBRUVICA®, DARZALEX®, INVOKANA®, STELARA®, and XARELTO®, as well as important line extensions.

•	Our Consumer business continued gaining share across most major categories, and significantly improved margins with the goal of returning to benchmark profitability:

•	Exceeded its income goal, met its cash flow goal, but did not meet its sales growth goal.

•	Growth was in line with our competitor composite and gained market share despite a market slowdown.

•
Identified new opportunities for long-term growth by investing $4.2 billion across 6 acquisitions (including Vogue International, NeoStrata, and La Lumiere Light Mask) to strengthen our position in Beauty.

•
Our Medical Devices business continued to gain share in key platforms while refocusing and accelerating our pace of innovation, and developed novel commercial models to meet the evolving needs of today's healthcare systems:

•	Met its cash flow and income goals, but did not meet its operational sales goal.

•	Achieved strong operational sales growth in Vision Care, Endocutters, Electrophysiology, and Knees but underachieved in Diabetes.

•
Identified new opportunities for long-term growth by investing $0.5 billion through licensing and acquisitions (including NeuWave and BioMedical Enterprises), and entering into an agreement to purchase Abbott Medical Optics.

•	Achieved strong growth in our priority platforms; although overall growth was below our competitor composite.

2017 Proxy Statement - 41

Details on Non-GAAP Performance Measures
●
Operational Sales Growth: Operational Sales Growth is the sales increase due to volume and price, excluding the effect of currency translation. As set forth on page 15 of "Item 7. Management’s Discussion and Analysis of Results of Operations and Financial Conditions” of our Annual Report on Form 10-K for the fiscal year ended January 1, 2017 (2016 Form 10-K), our 2016 Operational Sales Growth was 3.9%, excluding currency translation of (1.3)%.

●
Free Cash Flow: Free cash flow is the net cash from operating activities less additions to property, plant and equipment. As set forth in the Consolidated Statements of Cash Flows on page 38 of our 2016 Form 10-K, cash flows from operating activities was $18.7 billion, and additions to property, plant and equipment were $3.2 billion. ($18.7 billion – $3.2 billion = $15.5 billion.)(1)

●
Adjusted Operational EPS Growth: Adjusted EPS and Adjusted Operational EPS are non-GAAP financial measures. Adjusted EPS excludes special items and intangible amortization expense as set forth in Exhibit 99.2O to the company’s Current Report on Form 8-K dated January 24, 2017 and in “Reconciliation of Non-GAAP Financial Measures” of our 2016 Annual Report included in our proxy materials. Adjusted Operational EPS Growth also excludes the effect of currency translation. The following is a reconciliation of Diluted EPS (the most directly comparable U.S. GAAP measure) to Adjusted EPS and Adjusted Operational EPS:

		2016 Actual $ per share	% Change vs. Prior Year*
	Diluted EPS Special Items and Intangible Amortization Expense	$5.93 0.80
	Adjusted EPS Currency Translation	6.73 0.05	8.5%
	Adjusted Operational EPS	6.78	9.4%
	* Prior year Adjusted EPS = $6.20
	(1) The figures above are rounded for display purposes.

2017 Proxy Statement - 42

CEO PERFORMANCE AND COMPENSATION DECISIONS

Alex Gorsky
Chairman, Board of Directors and Chief Executive Officer
Performance:
The Board based its assessment of Mr. Gorsky primarily upon its evaluation of the company’s performance. The Board believes the company delivered excellent financial results and strong strategic performance in 2016 under Mr. Gorsky’s leadership, as summarized under “2016 Company Performance” on pages 40 through 42, and the Board approved compensation for 2016 reflecting this performance.
2016 CEO Compensation Decisions for 2015 Performance:
The Board’s compensation decisions for Mr. Gorsky reflect the Board’s assessment of his 2016 performance. The Board recognized Mr. Gorsky’s 2016 performance by awarding him an annual performance bonus at 135% of target and long-term incentives at 135% of target. After reviewing market data and other factors, the Board kept Mr. Gorsky's salary rate unchanged at $1,600,000 per year.
Mr. Gorsky’s total direct compensation for 2016 and, for comparison purposes, his total direct compensation for 2015 are displayed in the table below.

		2015		2016
		Amount ($)	Percent of Target (%)	Amount ($)	Percent of Target (%)
	Salary Earned(1)	$1,613,462		$1,600,000
	Annual Performance Bonus	2,800,000	100%	3,780,000	135%
	Long-Term Incentive Awards	13,727,992	110%	16,848,019	135%
	Total Direct Compensation	$18,141,454		$22,228,019

(1) Salaries earned in fiscal year 2015 were higher than each executive’s annualized base salary due to an additional earnings period that occurred in fiscal year 2015. U.S. salaried employees are paid on a bi-weekly schedule. There were 27 pay periods in fiscal year 2015 rather than the usual 26 pay periods.

	Please see “2017 Compensation Decisions for 2016 Performance” on pages 45 to 46 for details on the awards and total direct compensation.

2017 Proxy Statement - 43

OTHER NAMED EXECUTIVE OFFICER PERFORMANCE
The Compensation & Benefits Committee based its assessment of each of the other named executive officers upon its evaluation of the company’s performance as well as the individual performance of each named executive officer. Each of the named executive officers contributed to the company’s performance as a member of the Executive Committee and as a leader of a business segment or a function. See “2016 Company Performance” on pages 40 through 42 for the Committee’s evaluation of the company’s performance for 2016.

Dominic J. Caruso	Executive Vice President, Chief Financial Officer
In addition to his contribution to our company’s overall performance, Mr. Caruso:
	•	Drove strong financial management throughout the year.
	•	Played a significant role in the acquisition of Vogue International, Abbott Medical Optics, and the pending acquisition of Actelion Ltd.
	•	Continued to have an excellent rapport with the Investment Community, recognized as the Top CFO in Medical Devices.
	•	Enhanced the company's financial strategy with the optimal use of non-U.S. cash and executed two debt offerings and a share repurchase plan.

Paulus Stoffels, M.D.	Executive Vice President, Chief Scientific Officer
In addition to his contribution to our company’s overall performance, Dr. Stoffels:
	•	Delivered significant continued pharmaceutical pipeline growth.
	•	Advanced the impact of our cross sector R&D product portfolio and accelerated the sourcing of external innovation in our three business sectors.
	•	Implemented J&J Global Public Health (GPH) — an important new group to address the world's greatest unmet public health needs.
•
Significantly enhanced recognition of the company as one of the world’s leading medical and scientific innovators committed to ensuring patient safety, setting the standard for transparency, advancing access to medicines, and delivering more years of life and quality of life for people around the world.

Sandra E. Peterson	Executive Vice President, Group Worldwide Chairman
In addition to her contribution to our company’s overall performance, Ms. Peterson:
•
Provided strong leadership to Consumer & Consumer Medical Devices; our operating infrastructure - Information Technology,  Supply Chain, Quality and Global Services; Health & Wellness; Global Design; and Health Technology.

	•	Led the Consumer and Vision Care businesses to a positive trend in growth and global market share and met, or exceeded, income and cash flow goals.
	•	Led our Supply Chain and Quality groups to deliver a strong year in which all quality and productivity metrics were exceeded.
	•	Met, or exceeded, all of our major Information Technology objectives, and completed a number of strategic partnerships with technology companies.

2017 Proxy Statement - 44

Joaquin Duato	Executive Vice President, Worldwide Chairman, Pharmaceuticals
In addition to his contribution to our company’s overall performance, Mr. Duato:
	•	Exceeded all of our financial goals (sales, income, and cash flow) for Pharmaceuticals.
	•	Delivered the 6th consecutive year of growth, averaging more than double the branded market growth rate and firmly establishing Janssen as a top five global Pharmaceutical company.
	•	Was appointed Chair-elect of the Pharmaceutical Research and Manufacturers of America, assuming the Chairman role in 2017.
	•	Expanded and commercialized the product pipeline: increasing its value 4 years in a row.

2017 COMPENSATION DECISIONS FOR 2016 PERFORMANCE
How Compensation Decisions are Reported
In January and February of each year, based on the performance assessments of the named executive officers, the Compensation & Benefits Committee determines for each named executive officer:
• The annual performance bonus earned for the prior year’s performance,
• The long-term incentive award granted in the first quarter of the year based on the prior year's performance, and
• The salary rate for the upcoming year.
Decisions regarding these elements and the 2016 total direct compensation are summarized in the tables below. The Compensation & Benefits Committee believes that these tables best summarize the actions taken on the named executive officers’ compensation for the performance year. By contrast, most of the amounts required by the U.S. Securities and Exchange Commission’s (SEC) rules to be reported in the “Summary Compensation Table” on page 60 are the result of compensation decisions from prior years, earnings from prior long-term incentive awards, or participation in long-standing pension programs.
2016 Total Direct Compensation
The following table shows the salary paid during 2016 and the annual performance bonus and long-term incentive grants approved on February 13, 2017 for performance in 2016 for each named executive officer.

A	B	C	D	E
	Cash		Equity
Name	Salary ($)	Annual Performance Bonus ($)	Long-Term Incentive ($)	Total Direct Compensation ($)
A. Gorsky	$1,600,000	$3,780,000	$16,848,019	$22,228,019
D. Caruso	909,500	1,534,800	5,855,691	8,299,991
P. Stoffels	1,144,000	1,600,000	6,199,992	8,943,992
S. Peterson	963,462	1,600,000	6,199,992	8,763,454
J. Duato	875,000	1,400,000	5,500,025	7,775,025
Salary (Column B)
The amounts reported in column B represent base salaries paid to each of the named executive officers for the 2016 fiscal year.
Annual Performance Bonus (Column C)
Based on 2016 company performance and individual performance as discussed on pages 40 to 45, the Board and the Committee awarded annual performance bonuses on February 13, 2017 ranging from 131% to 160% of target for the named executive officers. See the “Grants of Plan-Based Awards” table on page 66 for the target bonus amounts.

2017 Proxy Statement - 45

Long-Term Incentive Awards (for 2016 performance) (Column D)
The Board and Committee granted the following long-term equity incentive awards on February 13, 2017 (ranging from 128% to 148% of target) to the named executive officers based on his or her 2016 performance, impact on the company’s long-term results, competitive market data, and the individual’s long-term potential within the organization. These awards included Performance Share Units (PSUs), Stock Options, and Restricted Share Units (RSUs).

Name	PSUs Granted(1)		Options Granted(2)		RSUs Granted(3)		Total(4)
	(#)	($)	(#)	($)	(#)	($)	($)
A. Gorsky	79,448	$8,424,030	377,673	$5,054,398	31,779	$3,369,591	$16,848,019
D. Caruso	27,613	2,927,862	131,264	1,756,706	11,045	1,171,123	5,855,691
P. Stoffels	29,236	3,099,952	138,982	1,859,996	11,695	1,240,044	6,199,992
S. Peterson(5)	29,236	3,099,952	138,982	1,859,996	11,695	1,240,044	6,199,992
J. Duato(5)	25,936	2,750,046	123,291	1,650,003	10,374	1,099,976	5,500,025

(1)
The estimated grant date fair value used to determine the number of PSUs granted was $106.032. The estimated grant date fair value per PSU was assumed to be equal to the estimated grant date fair value per RSU for the purpose of determining the number of PSUs.

(2)
The grant date fair value used to determine the number of options granted was $13.383. The option exercise price was $115.67 based on the average of the high and low prices of our common stock on the NYSE on the grant date. The Black-Scholes option valuation model was used to calculate the grant date fair value with the following assumptions: volatility of 15.30% based on a blended rate of historical average volatility and implied volatility based on at-the-money traded Johnson & Johnson stock options with a life of two years; dividend yield of 2.90%; risk-free interest rate of 2.25% based on a U.S. Treasury rate of seven years; and a seven-year option life.

(3)
The grant date fair value used to determine the number of RSUs granted was $106.032. The grant date fair value for the RSU awards as calculated under U.S. GAAP was based on the average of the high and low prices of our common stock on the NYSE on the grant date ($115.67) and discounted by an expected dividend yield of 2.90% as dividends are not paid on the RSUs prior to vesting.

(4)	Award values are rounded to the nearest whole share.

(5)
In addition to the long-term incentive awards included in the above table, on February 13, 2017 the Committee granted special awards to Ms. Peterson and Mr. Duato of 70,733 RSUs, each with a fair value on the grant date of $7.5 million. Ms. Peterson’s award recognizes her expanded responsibilities that will include the Hospital Medical Devices business and enhances her future retention. Mr. Duato’s award recognizes his ongoing outstanding performance and enhances his future retention.

Total Direct Compensation (Column E)
The amounts reported in column E are the sum of columns B through D for each of the named executive officers. The Committee believes that totals in column E best summarize the total direct compensation paid to each named executive officer for the 2016 fiscal year.
2017 Salary Increases
Annual salary increases are neither automatic nor guaranteed. In determining the base salary rates for our named executive officers, the Committee reviewed each individual’s performance, compensation, alignment with our Credo values, complexity and scope of responsibilities, and experience in role, as well as market data. The Board and Committee can elect to leave a base salary rate unchanged as it did for Messrs. Gorsky and Caruso and Dr. Stoffels in 2016, and Mr. Gorsky in 2017.
The following table shows the annual base salary rate approved for each named executive officer. The annual base salary rates are all effective as of February 27, 2017. Ms. Peterson’s 2017 salary rate reflects her expanded responsibilities that will include the Hospital Medical Devices business.

Name	2016 Base Salary Rate ($)	2017 Base Salary Rate ($)
A. Gorsky	$1,600,000	$1,600,000
D. Caruso	909,500	936,800
P. Stoffels	1,144,000	1,178,300
S. Peterson	975,000	1,072,500
J. Duato	875,000	901,300

2017 Proxy Statement - 46

2016 UPDATE ON PERFORMANCE OF PERFORMANCE SHARE UNIT AWARDS VERSUS GOALS
In 2016, we completed the first year of the PSU performance period for our 2016-2018 awards, the second year of the PSU performance period for our 2015-2017 awards, and the third year of the PSU performance period for our 2014-2016 awards.
Performance Share Units Earned to Date
The following table shows the PSUs earned to date highlighting the contribution of the performance periods completed in 2016. The number of PSUs earned based on our adjusted operational EPS and relative Total Shareholder Return (TSR) performance are determined after the completion of the 3-year performance periods. The entire PSU awards are subject to 3-year vesting periods, so earned units will only vest after the completion of the 3-year cycle.

		PSUs Earned Based on Performance to Date
Performance Period and Performance Measures	Weight	2014	2015	2016	2017	2018	Total
2014 - 2016 Performance Share Units
Operational Sales	1/3rd	160.5%	106.3%	118.2%			42.8%
Cumulative Adjusted Operational EPS	1/3rd	154.4%					51.5%
Relative TSR	1/3rd	137.0%					45.7%
Total							139.9%
2015 - 2017 Performance Share Units
Operational Sales	1/3rd		106.3%	118.2%	TBD 2017		24.9%
Cumulative Adjusted Operational EPS	1/3rd		TBD 2015-2017				0.0%
Relative TSR	1/3rd		TBD 2015-2017				0.0%
Total							24.9%
2016 - 2018 Performance Share Units
Operational Sales	1/3rd			118.2%	TBD 2017	TBD 2018	13.1%
Cumulative Adjusted Operational EPS	1/3rd			TBD 2016-2018			0.0%
Relative TSR	1/3rd			TBD 2016-2018			0.0%
Total							13.1%
Note: The percentages above are rounded to one decimal for display purposes.
PSU Performance versus Goals for Performance Periods Completed in 2016

	Fiscal Year 2016 Operational Sales Goals		Fiscal Year 2014 - 2016 Cumulative Adjusted Operational EPS Goal		Fiscal Year 2014 - 2016 Relative TSR Goal
Level(1)	Operational Sales ($ Millions)	PSUs Earned (% of target)	Cum. Adj. Op. PSU EPS Goal	PSUs Vesting (% of target)	Relative TSR Goal	PSUs Vesting (% of target)
Maximum	$75,785	200%	$19.75	200%	10.0 % points	200%
Target	72,175	100	17.95	100	0.0 % points	100
Threshold	68,565	50	16.16	50	(10.0) % points	50
<Threshold	< 68,565	0	< 16.16	0	< (10.0) % points	0
Result	$72,833	118.2%	$18.93	154.4%	3.7 % points	137.0%
(1) Non-GAAP measures; see page 49 for details on non-GAAP PSU performance measures.
Note: If performance falls between threshold and target or between target and maximum, the vesting percentage is determined by the Committee using interpolation; provided, however, that no payout will be made with respect to a performance objective if the threshold level of performance is not attained for the objective.
Our PSU Goal Setting Process
Our PSU goals support our long-term objectives to grow sales faster than our competitors and grow earnings faster than sales. Sales growth drives quality EPS growth and quality EPS growth drives TSR growth, all of which drive shareholder value creation.
During the first quarter of the year, the Committee establishes the goals for the next PSU award 3-year cycle, and the Committee reviews the company’s performance against the PSU goals on a quarterly basis. Following year-end, the Committee certifies the result for the year’s operational sales performance and certifies the EPS and TSR results for the completed 3-year award cycle.

2017 Proxy Statement - 47

Our PSU goals are based on our long-term strategic plan and take into account our product portfolio and pipeline, anticipated healthcare market growth and other external factors, including the competitive landscape. The sales goals and first-year EPS goal are also set to align with guidance. The 3-year TSR goal is set at meeting the performance of our Competitor Composite Peer Group. See page 55 for more information on our Competitor Composite Peer Group.
Our annual operational sales goals are based on actual sales from the prior year and then aligned to the company’s annual operational sales growth guidance. Currency had a negative impact of approximately $5.6 billion on the 2015 sales base used to set the 2016 operational sales growth goal. The following table shows the 2015 operational and reported sales, the 2015 impact of currency, and the 2016 operational sales goal.

($ Millions)
Base Year Sales
2015 Operational Sales	$75,687
Currency Translation	($5,613)
2015 Reported Sales	$70,074
2016 Operational Sales Goal
2016 Operational Sales Growth Goal	3.0%
2016 Operational Sales Goal	$72,175

2017 Proxy Statement - 48

Details on Non-GAAP PSU Performance Measures
●
2016 Operational Sales Performance: Operational sales growth is the sales increase due to volume and price, excluding the effect of currency translation. The following is a reconciliation of operational sales to reported sales (the most directly comparable GAAP measure).

		($ millions)
		2016 Reported Sales	$71,890
		Currency Translation	943
		2016 Operational Sales	$72,833

●	2014-2016 Cumulative Adjusted Operational PSU EPS Performance: 2014-2016 Cumulative Adjusted Operational PSU EPS is total EPS for the period adjusted to exclude:
	●	Special items as disclosed in reconciliation tables for fiscal years 2014, 2015, and 2016 as shown in the following table (Intangible amortization expense is not excluded for the 2014-2016 PSUs):

			($)
		2014	$0.27
		2015
		Special items and intangible amortization expense Intangible amortization expense Special items included in intangible amortization expense	0.72 (0.39) 0.08
		2016
		Special items and intangible amortization expense Intangible amortization expense	0.80 (0.33)
		2014 – 2016 Total	$1.15

	●	The effect of changes in currency exchange rates
	●
PSU Plan adjustments: (1) Significant acquisitions, divestitures, share repurchases, and changes in accounting rules or tax laws that impact adjusted operational EPS results by more than 1%; and (2) earnings from products that were not approved when the targets were set

	The following is a reconciliation of 2014-2016 cumulative reported EPS to cumulative adjusted operational EPS:

			($)
		Reported EPS	$17.11
		Special Items	1.15
		Non-GAAP EPS	18.26
		Currency Translation	1.37
		PSU Plan Adjustments	(0.70)
		Cumulative Adjusted Operational PSU EPS	$18.93

●	2014-2016 Relative TSR Performance:

		TSR from January 1, 2014 to December 31, 2016	(%)
		Johnson & Johnson	10.5%
		Competitor Composite Peer Group	6.8%
		Relative TSR Performance (J&J minus Competitor Composite Peer Group)	3.7% points
		TSR performance is calculated using trailing 20-day average closing stock prices.

2017 Proxy Statement - 49

SHAREHOLDER OUTREACH AND OUR COMPENSATION PROGRAM

In 2016, we held an annual advisory vote to approve named executive officer compensation, commonly known as “Say on Pay”. Since 2013, 93% or more of the votes cast voted in favor of our executive compensation program as disclosed in our Proxy Statements. We believe that this continued strong support for the named executive officer compensation resulted from our direct engagement with our shareholders and the changes we made to our executive compensation program over the past several years.
We regularly consider the feedback from our shareholders and we continue to evaluate our executive compensation program. During 2016, we continued our shareholder outreach on our executive compensation program. Our Lead Director and members of senior management had discussions with a diverse mix of U.S. and international institutional shareholders on our executive compensation program.

Change for 2017
Based on our shareholders' feedback, our competitive benchmarking, and to increase the focus on our long-term performance, we have increased the weighting of performance share units in our 2017 long-term incentive mix for our executive officers as follows:

2017 Proxy Statement - 50

Executive Compensation Philosophy
KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM

The Committee believes that the executive compensation program includes key features that align the interests of the named executive officers and Johnson & Johnson’s long-term strategic direction with shareholders and does not include features that could misalign their interests.

What We Do		What We Don't Do
✓	Align CEO pay with company performance	✗	No automatic or guaranteed annual salary
increases
✓	Use long-term incentives to link the majority of
	named executive officer pay to company	✗	No guaranteed bonuses or long term incentive
	performance		awards

✓	Balance short-term and long-term incentives	✗	No above-median targeting of executive
compensation
✓	Cap incentive awards
		✗	No change-in-control benefits
✓	Require named executive officers to own
	significant amounts of company stock	✗	No tax gross-ups (unless they are provided
pursuant to our standard relocation practices)
✓	Have a compensation recoupment policy
	applicable to our named executive officers	✗	No option repricing without shareholder
approval
✓	Actively engage with our shareholders
		✗	No hedging of company stock
✓	Use an independent compensation consultant
	reporting directly to the Compensation & Benefits	✗	No long-term incentive backdating
Committee
		✗	No dividend equivalents on unvested long-term
incentives

IMPORTANCE OF CREDO VALUES IN ASSESSING PERFORMANCE
For over 70 years, the Johnson & Johnson Credo has guided us in fulfilling our responsibilities to our customers, employees, communities, and shareholders. In assessing our named executive officers’ contributions to Johnson & Johnson’s performance, the Committee not only looks to results-oriented measures of performance, but also considers how those results were achieved – whether the decisions and actions leading to the results were consistent with the values embodied in Our Credo – and the long-term impact of a named executive officer’s decisions. Credo-based behavior is not something that can be precisely measured; thus, there is no formula for how Credo-based behavior can, or will, impact an executive’s compensation. The Committee and the Chairman/CEO use their judgment and experience to evaluate whether an executive’s actions were aligned with our Credo values.
GUIDING PRINCIPLES
We design our executive compensation programs to achieve our goals of attracting, developing, and retaining global business leaders who can drive financial and strategic growth objectives and build long-term shareholder value. We use the following guiding principles to design our compensation programs:

•	Competitiveness: We compare our practices against appropriate peer companies that are of similar size and complexity, so we can continue to attract, retain, and motivate high-performing executives.

•
Pay for Performance: Annual bonuses and grants of long-term incentives are tied to performance, including the performance of the individual named executive officer and his or her specific business unit or function, as well as the overall performance of our company.

•
Accountability for Short- and Long-Term Performance: We structure performance-based compensation to reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for long-term results. As described under “Risk Oversight” on pages 20 and 21, the full Board is responsible for oversight of risk management (including product development, supply chain, and quality risks) and the executive compensation program’s emphasis on long-term value helps to reduce the possibility that our executive officers make excessively risky business decisions that could maximize short-term results at the expense of long-term value.

•	Alignment to Shareholders’ Interests: We structure performance-based compensation to align the interests of our named executive officers with the long-term interests of our shareholders.

2017 Proxy Statement - 51

Components of Executive Compensation
BASE SALARY, ANNUAL PERFORMANCE BONUS, AND LONG-TERM INCENTIVES

Compensation Component	Form	Vesting / Performance Period	How Size is Determined	Why We Pay Each Component
Base Salary	Cash	Ongoing	• Salary rates based on: • Competitive data • Scope of responsibilities • Work experience • Time in position • Internal equity • Individual performance	• Recognize job responsibilities
Annual Performance Bonus	Cash	1 year	• Award opportunities as a percent of salary set based on competitive data • Award payouts based on business and individual performance	• Motivate attainment of our near-term priorities, consistent with our long-term strategic plan
Long-Term Incentives	Equity	3 years (options: 10-year term)
•  Award opportunities as a percent of salary set based on competitive data
•  Grants based on business and individual performance, contribution, and long-term potential
•  Payouts based on achievement of long-term operational goals, TSR, and share price appreciation
• Motivate attainment of long-term goals, TSR, and share price growth • Help retain executives
Long-Term Incentives

Long-Term Incentive Form	2016 Mix	Vesting / Performance Period	How Payouts are Determined	Why We Use Them
Performance Share Units	50%	• 0% to 200% vested 3 years after grant
•  Measures and Weight:
•  1/3 Sales: 1-year Operational Sales for each year of the 3-year performance period
•  1/3 Earnings per Share: 3-year Cumulative Adjusted Operational EPS
•  1/3 Relative Total Shareholder Return: 3-year Compound Annual Growth Rate versus the Competitor Composite Peer Group
•  Share Price
•  No dividend equivalents paid

•  Aligns with our long-term objectives of growing sales faster than our competitors and earnings faster than sales
•  Measuring top line and bottom line growth ensures quality earnings growth
•  TSR relative to our competitors is a good overall outcome measure
•  PSU unit value is directly tied to the share price

Stock Options	30%	• 100% vested 3 years after grant • 10-year term	• Share price appreciation • No dividend equivalents paid	• Motivates share price appreciation over the long-term • Reinforces emphasis on long-term growth aligned with our objectives
Restricted Share Units	20%	• 100% vested 3 years after grant	• Share price • No dividend equivalents paid	• Value tied directly to the share price

2017 Proxy Statement - 52

EXECUTIVE PERQUISITES & OTHER BENEFITS
Our named executive officers received the same employee benefits provided to all other non-union U.S. employees, with the exception of the Executive Life Insurance Program, which is provided to approximately 200 executives. Effective January 2015, the executive life insurance program was closed to new participants.
In addition to the benefits offered to all employees, our named executive officers were provided benefits intended for business purposes. In some cases, these benefits may be used for personal use, which would then be considered part of the named executive officer’s total compensation and would be treated as taxable income under the applicable tax laws. In 2016, this included: limited access to the company aircraft for personal travel, access to company cars and drivers for commutation and other personal transportation, and reimbursement of home security system related fees.
The executive life insurance premiums paid, values of personal use of company aircraft and cars, and home security related costs, are disclosed in the Summary Compensation Table under “All Other Compensation (Column H)” on page 60.
COMPENSATION TARGET SETTING PROCESS AND PAY POSITION
Before each fiscal year begins, we set compensation targets to ensure that we can compete for talent and to maintain compensation equity and balance among positions with similar responsibilities. An annual review of publicly available information and executive compensation surveys is conducted to determine current Executive Peer Group pay levels.
The Committee reviews market data to understand how our target pay levels compare to benchmark positions, but does not target total compensation to a specific percentile of the Executive Peer Group. In deciding on compensation for individual named executive officers, the Committee considers the individual’s performance and alignment with our Credo values, our internal bonus and long-term incentive opportunities as a percent of salary, the individual’s roles and responsibilities, and his or her experience in role.
2016 PAY MIX AT TARGET
The pay mix at target for our named executive officers is a result of the compensation targets that emphasize long-term compensation versus short-term compensation.

2017 Proxy Statement - 53

Peer Groups for Pay and Performance
The Committee uses two peer groups for executive compensation. The Executive Peer Group is used to assess the competitiveness of the compensation of our named executive officers, and the Competitor Composite Peer Group is used to evaluate the relative performance of our company. As described below, the two peer groups vary because executive compensation levels and practices are influenced by business complexity and company size, and most of our business competitors are much smaller than Johnson & Johnson as a whole, or even as compared to each of our three individual business segments.
EXECUTIVE PEER GROUP
The composition of the Executive Peer Group is reviewed by the Committee on an annual basis and consists of companies that generally: are similar to Johnson & Johnson's size and scope; have executive positions similar to ours; and compete with us for executive talent. In 2016, the Committee determined to add Medtronic plc to, and remove Hewlett Packard Enterprise Co. from, the Executive Peer Group for 2017.
The Executive Peer Group does not include companies headquartered outside the U.S. (because comparable compensation data for the named executive officers is not available) or companies in industries whose compensation programs are not comparable to our programs, such as the financial services or oil and gas industries.
The following table lists the companies in the 2016 Executive Peer Group and their business characteristics, along with Johnson & Johnson’s rankings among these companies, based on financial data reported by each company for the most recent four fiscal quarters. Market capitalization is calculated as of December 31, 2016. Johnson & Johnson ranks in the top half of the peers for revenue and in the top quartile for net income and market capitalization.

Company (Ticker Symbol)	Revenue ($ Millions)	Net Income ($ Millions)	Market Cap ($ Billions)	Common Industry (Y/N)(1)	Gross Margin (>40%)	Global Presence (Inter-national > 33% of Sales)	Business Complexity(2)	Innovation Emphasis (R&D> or = 5% of Sales)
3M Company (MMM)	$30,109	$5,050	$107	✓	✓	✓	✓	✓
Abbott Laboratories (ABT)	20,853	1,400	57	✓	✓	✓	✓	✓
The Boeing Company (BA)	94,571	4,895	96			✓	✓
Bristol-Myers Squibb Company (BMY)	19,427	4,457	98	✓	✓	✓	✓	✓
Cisco Systems, Inc. (CSCO)(3)	48,570	9,832	152		✓	✓	✓	✓
The Coca-Cola Company (KO)	41,863	6,527	179	✓	✓	✓
Eli Lilly and Company (LLY)	21,222	2,738	81	✓	✓	✓	✓	✓
General Electric Company (GE)	123,693	8,176	280	✓		✓	✓
Hewlett Packard Enterprise Co. (HPE)(4)	50,123	3,161	39	✓		✓	✓
Intel Corporation (INTC)	59,387	10,316	172		✓	✓	✓	✓
International Business Machines Corporation (IBM)	79,919	11,872	158		✓	✓	✓	✓
Merck & Co., Inc. (MRK)	39,807	5,712	162	✓	✓	✓	✓	✓
Microsoft Corporation (MSFT)(3)	85,688	16,768	483	✓	✓	✓	✓	✓
PepsiCo, Inc. (PEP)	62,799	6,329	150	✓	✓	✓
Pfizer Inc. (PFE)	52,824	7,215	197	✓	✓	✓	✓	✓
The Procter & Gamble Company (PG)(3)	65,231	15,290	225	✓	✓	✓	✓
United Technologies Corporation (UTX)	57,244	5,055	90			✓	✓
Johnson & Johnson (JNJ)	71,890	16,540	313	✓	✓	✓	✓	✓
Johnson & Johnson’s Ranking	5th	2nd	2nd
Johnson & Johnson’s Percentile Rank	76%	94%	94%
(1) Common Industry means that the company is in an industry similar to one of the company’s business segments: pharmaceutical, medical devices and consumer packaged goods.
(2) Business Complexity means the company is a complex organization with multiple product lines.
(3) Used last four calendar quarters ending December 31, 2016 for Cisco Systems, Inc., The Procter & Gamble Company and Microsoft Corporation.
(4) Hewlett-Packard Enterprise Co. took the place of HP, Inc., after its December 31, 2015 spin-off.

2017 Proxy Statement - 54

COMPETITOR COMPOSITE PEER GROUP
The Committee compares overall company performance to the weighted performance of its Competitor Composite Peer Group companies. The Competitor Composite Peer Group is a portfolio of companies that compete with one, or more, of our three business segments. The portfolio of companies is evaluated on an ongoing basis and is updated as necessary. These companies are selected based on the following criteria and financial metrics:

•	Product Relevance

•	Financial Comparison: Sales growth, net income growth and margin, EPS growth, and TSR

•	Global Presence
The following table lists our 2016 Competitor Composite Peer Group companies broken down by business segment.

COMPETITOR COMPOSITE PEER GROUP
Pharmaceuticals	Medical Devices	Consumer
AbbVie Inc. Amgen Inc. AstraZeneca plc Bristol-Myers Squibb Company Eli Lilly and Company GlaxoSmithKline plc Merck & Co., Inc. Novartis AG Pfizer Inc. Roche Holding AG (Pharm Rx Only) Sanofi SA
Abbott Laboratories (Vascular & Diabetes)
Allergan, Inc. (Breast Aesthetics)
Boston Scientific Corporation
C. R. Bard, Inc.
Edwards Lifesciences Corporation
Medtronic plc
The Cooper Companies, Inc.
(CooperVision)
Roche Holding AG (Diabetes)
Smith & Nephew plc
St. Jude Medical, Inc.
Stryker Corporation
Zimmer Biomet Holdings, Inc.

Beiersdorf AG
 Bayer AG (Consumer Healthcare)
Colgate-Palmolive Company
 GlaxoSmithKline plc
(Consumer Healthcare)
 The L’Oréal Group
 Pfizer Inc. (Consumer Healthcare)
The Procter & Gamble Company
 Reckitt Benckiser Group plc
 Sanofi SA (Consumer Healthcare)
 Unilever plc

Effective in 2017, Allergan, Inc. (Breast Aesthetics) and St. Jude Medical, Inc. have been removed from the Competitor Composite Peer Group.

2017 Proxy Statement - 55

Compensation Decision Process
ASSESSING "THE WHAT" & "THE HOW"
We evaluate the performance of our named executive officers based on what objectives they have accomplished and how they have accomplished them. We evaluate each of them against a set of financial and strategic goals for the overall company, as well as for the business segment or function that they lead - “the what”. In addition, we consider how they accomplished their goals including whether the executive achieves business results in a manner that is consistent with the values embodied in Our Credo - “the how”.
During the first quarter of the year, the Committee reviews the company’s annual financial and strategic goals for the overall enterprise and the business segments. At the end of the performance period, the Chairman/CEO provides his assessment to the Committee of “the what” and “the how” for each of the other named executive officers, and the independent members of the Board of Directors evaluate “the what” and “the how” for the Chairman/CEO.
ALIGNING COMPENSATION TO "THE WHAT" & "THE HOW"
An individual employee has the opportunity to earn from 0% to 200% of the applicable target for annual performance bonuses and long-term incentives based on the evaluation of his or her individual performance on both “the what” and “the how”. This broad range allows for meaningful differentiation based on performance.
The Committee determines annual performance bonuses, long-term incentive awards and salary increases based on a component-by-component and a total direct compensation basis. In addition, the Committee compares the position of actual compensation for the performance year, as well as compensation opportunities for the current year, to Executive Peer Group data.
The ultimate compensation decisions are based on the judgment and experience of the independent directors (in the case of the Chairman/CEO) and the Committee (in the case of the other named executive officers). While performance against goals is the most significant factor, the achievement of particular goals does not determine compensation award levels in a formulaic manner. In addition, an executive’s previous long-term incentive awards and total equity ownership are not considered when making annual long-term incentive awards.

2017 Proxy Statement - 56

Governance of Executive Compensation
The Committee is responsible for the executive compensation program design and decision-making process. The Committee solicits input from the independent members of the Board of Directors, the Chairman/CEO and other members of management, and its independent compensation consultant, to assist it with its responsibilities. The following summarizes the roles of each of the key participants in the executive compensation decision-making process.
COMPENSATION & BENEFITS COMMITTEE

•	Acts on behalf of the Board by setting the principles that guide the design of our compensation and benefits programs

•	Sets the executive compensation philosophy and composition of the Executive Peer Group

•	Approves the compensation target levels

•	Sets compensation programs and principles that are designed to link executive pay with company and individual performance

•	Recommends to the Board the Chairman/CEO’s compensation

•	Reviews and approves compensation decisions recommended by the Chairman/CEO for each of the other named executive officers

•	Reviews the eligibility criteria and award guidelines for the corporate-wide compensation and benefits programs in which the named executive officers participate
INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS

•	Participate in the performance assessment process for the Chairman/CEO

•	Approve the Chairman/CEO’s compensation
CHAIRMAN/CEO

•	Reviews and presents to the Committee the performance assessments and compensation recommendations for each of the other named executive officers
INDEPENDENT COMPENSATION CONSULTANT
The Committee has retained an independent compensation consultant from Frederic W. Cook & Co., Inc. (FWC) to advise it on executive compensation matters. The Committee has sole authority to negotiate the terms of service, including all fees paid to FWC. The independent compensation consultant:

•	Attends all Committee meetings, at the request of the Committee

•	Advises the Committee on market trends, regulatory issues and developments and how they may impact our executive compensation programs

•	Reviews the compensation strategy and executive compensation programs for alignment with our strategic business objectives

•	Advises on the design of executive compensation programs to ensure the linkage between pay and performance

•	Provides market data analyses to the Committee

•	Advises the Committee on setting the Chairman/CEO’s pay

•	Reviews the annual compensation of the other named executive officers as recommended by the Chairman/CEO
Independence of Compensation Consultant
The Committee considered the following factors, among others, when assessing the independence of its compensation consultant:

•	FWC does not provide any other services to the company and reports directly to the Committee

•	FWC has in place policies and procedures to prevent conflicts of interest

•	No member of the FWC consulting team serving the Committee has a business or personal relationship with any member of the Committee or any executive officer of the company

•	Neither FWC nor any principal of FWC owns any shares of our common stock

•	The amount of fees paid to FWC is less than 1% of FWC's total consulting income
Based on this assessment, the Committee determined FWC’s service as its independent compensation consultant did not raise any conflict of interest concerns. In order to assure continuing independence, the Committee periodically considers whether there should be rotation of its independent compensation consulting firm or the lead consultant on the engagement.

2017 Proxy Statement - 57

Additional Information Concerning Executive Compensation
USE OF TALLY SHEETS
The Committee reviews compensation tally sheets, prepared by management and reviewed by the Committee’s independent compensation consultant, which present comprehensive data on the total compensation and benefits package for each of our named executive officers. These tally sheets include all obligations for compensation, as well as analyses for hypothetical terminations and retirements to consider the company’s obligations under such circumstances. The Committee does not use the tally sheets to determine the various elements of compensation or the actual amounts of compensation to be approved, but instead uses the tally sheets to evaluate the company’s obligations under the plans.
LIMITED EMPLOYMENT ARRANGEMENTS AND AGREEMENTS
Our named executive officers are covered by our Severance Pay Plan that provides separation benefits to certain full-time U.S. employees who are involuntarily terminated. This coverage provides for two weeks base salary for each year of service, with certain guaranteed minimums based on level. The minimum number of weeks of base salary continuance for our named executive officers is 52 weeks. The severance is paid according to our normal payroll cycle and is not available as a lump sum payment.
Pursuant to his offer letter, Dr. Stoffels receives an annual stipend of $320,000 to assist him in the payment of foreign taxes. While serving as a member of the Executive Committee, Dr. Stoffels is considered a U.S. employee even though he is a non-resident of the United States. As a result, Dr. Stoffels is subject to both U.S. taxation and foreign taxation. Dr. Stoffels will not receive any other tax equalization assistance. The stipend is reviewed annually by the Committee and can be terminated at any time.
We do not have employment arrangements or agreements with any of our named executive officers, except for Dr. Stoffels as described above.
STOCK OWNERSHIP GUIDELINES FOR NAMED EXECUTIVE OFFICERS
The company’s stock ownership guidelines for named executive officers are intended to further align their interests with the interests of our shareholders. Under these guidelines, our named executive officers must comply with the following requirements:

Name	Stock Ownership Guideline as a Multiple of Base Salary	2016 Compliance with Stock Ownership Guidelines?	Ownership Threshold Met?(1)
A. Gorsky	6x	Yes	Yes
D. Caruso	3x	Yes	Yes
P. Stoffels	3x	Yes	Yes
S. Peterson	3x	Yes	Yes
J. Duato	3x	Yes	Yes
(1) Executive Officers have five years after first becoming subject to the guidelines to achieve the required ownership thresholds.
Stock ownership for the purpose of these guidelines does not include shares underlying vested or unvested stock options or unvested PSUs. Our policy states that any named executive who has not yet met his or her respective ownership thresholds cannot sell net shares on the open market until such ownership level has been met. The Nominating & Corporate Governance Committee of the Board monitors compliance with these guidelines on an annual basis. Company policy prohibits named executive officers from transacting in derivative instruments linked to the performance of the company’s securities.

2017 Proxy Statement - 58

EXECUTIVE COMPENSATION RECOUPMENT POLICY
In the event of a material restatement of the company’s financial results, the Board is authorized to take such actions as it deems necessary and appropriate, including the recoupment of all or part of any bonus or other compensation paid to an executive officer. The Board will consider whether any executive officer received compensation based on the original financial statements because it appeared he or she achieved financial performance targets that in fact were not achieved based on the restatement. The Board will also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such actions or omissions constituted misconduct.
In the event of significant misconduct resulting in a violation of a significant company policy, law, or regulation relating to manufacturing, sales or marketing of products that causes material harm to Johnson & Johnson, the Board is authorized to recoup compensation from senior executives. The compensation recoupment policies can be found on our website at www.investor.jnj.com/gov/compensation-recoupment-policy.cfm.
TAX IMPACT ON COMPENSATION
The Committee believes that preserving tax deductibility is an important, but not the sole, objective when designing executive compensation programs. In certain circumstances, the company may authorize compensation arrangements that are not fully tax deductible, but which promote other important objectives, such as attracting and retaining global business leaders who can drive financial and strategic growth objectives that maximize long-term shareholder value.
The 2016 threshold, target, and maximum annual performance bonus amounts for our named executive officers are reported in the "Grants of Plan-Based Awards" table on page 66. In addition, in order to preserve the tax deductibility of the annual performance bonuses, under section 162(m) of the Internal Revenue Code, as amended, the bonuses for our named executive officers are subject to the limits of our Executive Incentive Plan (EIP). Under the EIP, individual bonuses cannot exceed 0.08% of Consolidated Net Earnings for the Chairman/CEO and any Vice Chairman and 0.04% of Consolidated Net Earnings for any other named executive officers.
The Committee has reviewed our compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the Act) and the final regulations interpreting the Act that have been adopted by the U.S. Internal Revenue Service and the U.S. Department of the Treasury. Based on this review, the Committee believes that a significant portion of the compensation paid to our named executive officers qualifies as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and is, therefore, fully deductible for federal income tax purposes. The portions of compensation paid in 2016 that are not tax deductible include: (1) vesting of restricted share units as they are not deemed to be performance-based awards, (2) salary amounts in excess of $1 million paid to Mr. Gorsky and Dr. Stoffels, (3) dividend equivalents paid on previously awarded CLCs and CLPs that were granted after 1992, and (4) certain perquisites and other benefits paid to certain named executive officers. See the “Summary Compensation Table” on page 60.
2016 COMPENSATION DECISIONS FOR 2015 PERFORMANCE
Some of the compensation figures included in the tables in the “Executive Compensation Tables” section of this Proxy Statement were paid (or granted) to the named executive officers in 2016 for performance in 2015. The decisions regarding these awards and payments were discussed in detail in our 2016 Proxy Statement dated March 16, 2016. For a full understanding of these decisions, please refer to the sections of our 2016 Proxy Statement entitled “Compensation Discussion and Analysis – CEO Performance and Compensation Decisions” and “Compensation Discussion and Analysis – 2016 Compensation Decisions for 2015 Performance.”

2017 Proxy Statement - 59

Executive Compensation Tables
Summary Compensation Table
The following table provides information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for fiscal 2016 and, for those executive officers who were named in the 2016 and 2015 Proxy Statements, for fiscal 2015 and 2014. For a complete understanding of the table, please read the narrative disclosures that follow the table.
It is important to note the significant impact of year-on-year differences in the change in pension value included in column G and detailed on page 64 on the total compensation amounts. For our Chief Executive Officer, the 2015-2016 year-on-year difference in the change in pension value amounts to 76% of the increase in his total compensation.

A	B	C	D	E	F	G	H	I
Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alex Gorsky	2016	$1,600,000	$10,608,901	$4,118,398	$4,652,556	$5,663,771	$228,094	$26,871,720
Chairman, CEO	2015	1,613,462	10,693,427	4,562,998	4,009,536	2,714,268	202,175	23,795,866
	2014	1,500,000	9,467,380	4,168,139	5,018,779	4,606,142	228,866	24,989,306
Dominic Caruso	2016	909,500	3,624,523	1,425,643	2,758,967	2,475,956	110,240	11,304,829
EVP, CFO	2015	922,577	3,497,099	1,458,603	2,772,796	925,536	112,789	9,689,400
	2014	878,115	3,271,853	1,332,376	3,234,152	1,511,238	121,299	10,349,033
Paulus Stoffels	2016	1,144,000	4,383,454	1,750,317	2,425,461	2,642,012	380,232	12,725,476
EVP, CSO	2015	1,158,385	4,208,874	1,823,246	2,172,098	1,022,024	401,118	10,785,745
	2014	1,075,423	10,690,520	1,307,669	2,573,450	2,267,167	425,088	18,339,317
Sandra Peterson	2016	963,462	3,897,074	1,539,002	1,600,000	592,000	141,246	8,732,784
EVP, Group Worldwide	2015	908,654	3,504,177	1,574,621	1,125,000	367,000	147,000	7,626,452
Chairman	2014	841,346	2,833,545	1,368,001	1,400,000	451,000	192,714	7,086,606
Joaquin Duato	2016	875,000	3,198,483	1,260,002	2,158,006	2,535,760	77,278	10,104,529
EVP, Worldwide
Chairman, Pharmaceuticals
Salary (Column C)
The amounts reported in column C represent base salaries paid to each of the named executive officers for the listed fiscal year. Salaries earned in fiscal year 2015 were higher than each executive’s annualized base salary due to an additional earnings period that occurred in fiscal year 2015. U.S. salaried employees are paid on a bi-weekly schedule. There were 27 pay periods in fiscal year 2015 rather than the usual 26 pay periods.
Stock Awards (Column D)
The amounts reported in column D represent the aggregate grant date fair value of Performance Share Unit (PSU) and Restricted Share Unit (RSU) awards.
In accordance with U.S. GAAP, PSU shares are considered granted when the performance goals are approved. Since we use 3, 1-year sales goals, 7/9ths of the 2016 award and 1/9th of the prior two years' awards are considered granted in 2016 as shown in the following table.

2017 Proxy Statement - 60

PSU Award	Fraction of Award Considered Granted in 2016
	2016 Operational Sales	2016-2018 Cumulative Adjusted Operational EPS	2016-2018 Relative TSR	Total
2016-2018	1/9th	3/9th	3/9th	7/9th
2015-2017	1/9th	N.A.	N.A.	1/9th
2014-2016	1/9th	N.A.	N.A.	1/9th
The number and value of the PSUs assuming achievement at (i) threshold performance, (ii) target performance and (iii) maximum performance at 200% is set forth below:

Name	Award	Fraction of Award Considered Granted	Performance Share Units
			Units			Grant Date Fair Value
			Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
A. Gorsky	2016-2018 PSU	7/9th	0	57,515	115,030	$0	$6,056,330	$12,112,659
	2015-2017 PSU	1/9th	0	9,213	18,426	0	882,108	1,764,216
	2014-2016 PSU	1/9th	0	9,367	18,734	0	924,851	1,849,701
D. Caruso	2016-2018 PSU	7/9th	0	19,910	39,820	0	2,096,523	4,193,046
	2015-2017 PSU	1/9th	0	2,945	5,890	0	281,972	563,944
	2014-2016 PSU	1/9th	0	2,994	5,988	0	295,613	591,225
P. Stoffels	2016-2018 PSU	7/9th	0	24,444	48,888	0	2,573,953	5,147,906
	2015-2017 PSU	1/9th	0	3,681	7,362	0	352,441	704,882
	2014-2016 PSU	1/9th	0	2,939	5,878	0	290,182	580,364
S. Peterson	2016-2018 PSU	7/9th	0	21,493	42,986	0	2,263,213	4,526,426
	2015-2017 PSU	1/9th	0	3,179	6,358	0	304,377	608,753
	2014-2016 PSU	1/9th	0	3,074	6,148	0	303,511	607,023
J. Duato	2016-2018 PSU	7/9th	0	17,596	35,192	0	1,852,859	3,705,718
	2015-2017 PSU	1/9th	0	2,726	5,452	0	261,004	522,007
	2014-2016 PSU	1/9th	0	2,478	4,956	0	244,665	489,331
Option Awards (Column E)
The amounts reported in column E represent the aggregate grant date fair value of stock option awards. The grant date fair values have been determined based on the assumptions detailed on pages 66 to 68 under the “Grants of Plan-Based Awards” table, in accordance with U.S. GAAP in the listed fiscal year.
Non-Equity Incentive Plan Compensation (Column F)
The amounts reported in column F represent the aggregate dollar value for each of the named executive officers of the annual performance bonus for the listed fiscal year, Certificates of Long-Term Compensation (CLCs) and Certificates of Long-Term Performance (CLPs) that vested in the listed fiscal year, and dividend equivalents received during the fiscal year on vested CLCs and CLPs. The specific amounts included in column F are shown in the following table.

2017 Proxy Statement - 61

Non-Equity Incentive Plan Compensation
Name	Year	Annual Performance Bonus ($)	Value of CLC Units that Vested in Fiscal Year ($)	Value of CLP Units that Vested in Fiscal Year ($)	Value of CLC Dividend Equivalents Earned During the Fiscal Year ($)	Value of CLP Dividend Equivalents Earned During the Fiscal Year ($)	Total ($)
A. Gorsky	2016	$3,780,000	$0	$378,529	$378,000	$116,027	$4,652,556
	2015	2,800,000	0	761,427	354,000	94,109	4,009,536
	2014	3,543,800	352,440	715,280	331,200	76,059	5,018,779
D. Caruso	2016	1,534,800	0	342,568	756,000	125,599	2,758,967
	2015	1,136,900	0	824,240	708,000	103,656	2,772,796
	2014	1,400,000	313,280	774,286	662,400	84,186	3,234,152
P. Stoffels	2016	1,600,000	0	246,044	504,000	75,417	2,425,461
	2015	1,144,000	0	494,927	472,000	61,171	2,172,098
	2014	1,500,000	117,480	464,931	441,600	49,439	2,573,450
S. Peterson	2016	1,600,000	0	0	0	0	1,600,000
	2015	1,125,000	0	0	0	0	1,125,000
	2014	1,400,000	0	0	0	0	1,400,000
J. Duato	2016	1,400,000	0	208,193	488,250	61,563	2,158,006

Annual performance bonuses for the listed fiscal year were approved by the Committee and paid to the named executive officers in the first fiscal quarter of the following year.
We no longer grant CLCs and CLPs to our named executive officers. In prior years, CLCs and CLPs were awarded under cash-based long-term incentive plans. Previously granted CLCs and CLPs have vested and will be paid out in accordance with their original terms.
The 2016 dollar value of the vested CLCs and CLPs reported in this table were determined using the beginning of year CLC and CLP unit values. See details on CLC and CLP unit values on page 74. The dollar values for fiscal years 2015 and 2014 for the named executive officers were reported in our 2016 and 2015 Proxy Statements.
Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column G)
Change in Pension Value
The changes in pension value included in the figures reported in column G represent the increase in the present value of the accrued pension benefit for each named executive officer. This increase in present value is not a current cash payment. It represents the increase in the value of the named executive officers’ pensions, which are only paid after retirement.
The accrued pension benefits for each of the named executive officers were calculated based on the final average pay and the years of service as of the listed fiscal year-end. The present value of the accrued pension benefits for each named executive officer increased over the previous year-end because:

•	An additional year of completed service was included in the calculation of benefits;

•	The average of the most recent five years of pay increased over the five-year average pay as of the previous fiscal year-end; and

•	Each executive is one year closer to the normal retirement age, the assumed commencement of benefits.
The present value can also increase or decrease in value due to changes in actuarial assumptions as shown in the table below. As disclosed in Note 10 to the Consolidated Financial Statements of the 2016 Form 10-K, the present values are calculated using a separate duration-appropriate discount rate for each future year’s projected pension payment. The disclosed rate (4.41%) is the single rate that would produce the same total present value for the named executive officers as the separate rates for each future year.

2017 Proxy Statement - 62

Effect of Change in Actuarial Assumptions on Pension Present Value
Year	Mortality Table	Discount Rate	Net Effect of Changes on Pension Present Value
2016	RP-2014 Table, Generational Mortality Projection	4.41%	Increase
2015	RP-2014 Table, Generational Mortality Projection	4.73%	Decrease
2014	RP-2014 Table, Generational Mortality Projection	4.28%	Increase
2013	RP-2000 Table projected to 2021	5.19%	N.A.
No other actuarial assumptions changed between fiscal year-end 2013 and fiscal year-end 2016.
Change In Non-Qualified Deferred Compensation Earnings
We no longer grant CLCs and CLPs to our named executive officers. Previously granted CLCs and CLPs have vested and will be paid out in accordance with their original terms. The CLC and CLP Plans are cash-based long-term incentive plans. The values of unit awards under both of these plans are disclosed in several tables in this Proxy Statement:

•	When units vest, their value is included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

•
The annual change in value of vested units between the time the units vest and are paid out is included in the Summary Compensation Table in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column, but only to extent that the unit values grow at a rate that exceeds a reference rate of return.

•	The total value of vested units that have not been paid out as of the fiscal year-end is included in the “Non-Qualified Deferred Compensation” table on page 73.
The change in the values of the CLCs and CLPs depend on our long-term operational performance. The amounts representing the above-reference-rate returns on all CLCs and CLPs vested as of the listed fiscal year-end are included in column G.

•	The above reference-rate calculations for vested CLCs and CLPs are unrealized amounts and not actual compensation received by the executive for the year.

•	We use 120% of the December applicable federal long-term interest rate (AFR) as the reference rate to compare potential returns of CLCs and CLPs.

•	Negative figures are not included in the Summary Compensation Table according to the SEC’s rules.
The following table shows the calculation of the above-reference-rate returns on CLCs and CLPs.

Above-Reference-Rate Return	CLC	CLP
Beginning of Year Unit Value	$42.44	$4.76
End of Year Unit Value	$46.55	$5.25
Change in Unit Value ($)	$4.11	$0.49
Change in Unit Value (%)	9.68%	10.29%
Reference-Rate	2.72%	2.72%
Above-Reference-Rate Return	6.96%	7.57%
Above reference-rate return included in the Summary Compensation Table	6.96%	7.57%

2017 Proxy Statement - 63

The table below shows the specific amounts of change in pension value and above-reference-rate calculation for vested CLCs and CLPs for 2016, 2015, and 2014 included in column G.

Name	Fiscal Year	Change in Pension Value ($)	Above Reference- Rate Calculation for Vested CLCs ($)	Above Reference- Rate Calculation for Vested CLPs ($)	Total ($)
A. Gorsky	2016	$5,012,000	$354,676	$297,095	$5,663,771
	2015	2,667,000	47,268	0	2,714,268
	2014	4,488,000	38,596	79,546	4,606,142
D. Caruso	2016	1,445,000	709,352	321,604	2,475,956
	2015	831,000	94,536	0	925,536
	2014	1,346,000	77,193	88,045	1,511,238
P. Stoffels	2016	1,976,000	472,901	193,111	2,642,012
	2015	959,000	63,024	0	1,022,024
	2014	2,164,000	51,462	51,705	2,267,167
S. Peterson	2016	592,000	0	0	592,000
	2015	367,000	0	0	367,000
	2014	451,000	0	0	451,000
J. Duato	2016	1,920,000	458,123	157,637	2,535,760

All Other Compensation (Column H)
The amounts reported in column H represent the aggregate dollar amount for each named executive officer for perquisites and other personal benefits, tax reimbursements, company contributions to our 401(k) Savings Plan, insurance premiums, stipends, and relocation. The following table shows the specific amounts included in column H.

Name	Fiscal Year(1)	Perquisite and Other Personal Benefits(2) ($)	Tax Reimbursements(3) ($)	Registrant Contributions to Defined Contribution Plans ($)	Insurance Premiums ($)	Stipend(4) ($)	Total ($)
A. Gorsky	2016	$147,865	$0	$72,000	$8,229	$0	$228,094
	2015	120,941	0	73,904	7,330	0	202,175
	2014	154,899	0	67,500	6,467	0	228,866
D. Caruso	2016	60,824	0	40,927	8,489	0	110,240
	2015	63,179	0	42,281	7,329	0	112,789
	2014	75,713	0	39,485	6,101	0	121,299
P. Stoffels	2016	0	0	51,480	8,752	320,000	380,232
	2015	20,178	0	53,079	7,861	320,000	401,118
	2014	49,698	0	48,271	7,119	320,000	425,088
S. Peterson	2016	97,890	0	43,356	0	0	141,246
	2015	105,375	0	41,625	0	0	147,000
	2014	131,932	22,965	37,817	0	0	192,714
J. Duato	2016	37,903	0	39,375	0	0	77,278

(1) Amounts for fiscal years 2015 and 2014 for the named executive officers were reported in our 2016 and 2015 Proxy Statements.
(2) The perquisites and other personal benefits for 2016 are set forth in the following table.

2017 Proxy Statement - 64

Name	Personal Use of Corporate Aircraft ($)	Value of Car and Driver for Personal Transportation ($)	Home Security Related Costs ($)	Total ($)
A. Gorsky	$85,217	$53,934	$8,714	$147,865
D. Caruso	58,267	2,557	0	60,824
P. Stoffels	0	0	0	0
S. Peterson	84,480	13,410	0	97,890
J. Duato	37,261	642	0	37,903
Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the company. We calculate the aggregate incremental cost to the company for personal use of company aircraft as the sum of the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. We calculate the aggregate incremental cost to the company for company cars and drivers for commutation and other personal transportation as the sum of the cost of fuel, driver overtime fees, and other smaller variable costs. Fixed costs that would be incurred in any event to operate company cars (e.g., car purchase costs, maintenance not related to personal trips, and driver salaries) are not included. Named executive officers are taxed on the imputed income attributable to their personal use of company aircraft and cars and do not receive tax assistance from us with respect to these amounts.
(3) In 2013, the Committee discontinued all non-relocation related tax reimbursement for executive officers.
(4) The 2016 amount represents a stipend of $320,000. Dr. Stoffels is provided with an annual cash stipend to assist him in the payment of foreign taxes. While serving as a member of the Executive Committee, Dr. Stoffels is considered a U.S. employee even though he is a non-resident of the United States. As a result, Dr. Stoffels is subject to both U.S. taxation and foreign taxation. Dr. Stoffels will not receive any other tax equalization assistance.
Total Compensation (Column I)
The amounts reported in column I are the sum of columns C through I for each of the named executive officers. All compensation amounts reported in column I include amounts paid and amounts deferred.

2017 Proxy Statement - 65

Grants of Plan-Based Awards
The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the named executive officers in fiscal 2016. For a complete understanding of the table, please read the narrative disclosures that follow the table.

A	B	C	D	E	F	G	H	I	J	K	L	M	N
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Performance Bonus)			Estimated Future Payouts Under Equity Incentive Plan Awards (Performance Share Units)			All other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on the Grant Date ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Gorsky	Bonus		$0	$2,800,000	$5,600,000
	2016-2018 PSU	2/8/2016				0	57,515	115,030					$6,056,330
	2015-2017 PSU	2/8/2016				0	9,213	18,426					882,108
	2014-2016 PSU	2/8/2016				0	9,367	18,734					924,851
	RSU	2/8/2016							29,579				2,745,612
	Stock Awards Total												10,608,901
	Option Award	2/8/2016								411,264	$101.87	$102.00	4,118,398
D. Caruso	Bonus		0	1,136,875	2,273,750
	2016-2018 PSU	2/8/2016				0	19,910	39,820					2,096,523
	2015-2017 PSU	2/8/2016				0	2,945	5,890					281,972
	2014-2016 PSU	2/8/2016				0	2,994	5,988					295,613
	RSU	2/8/2016							10,239				950,415
	Stock Awards Total												3,624,523
	Option Award	2/8/2016								142,365	101.87	102.00	1,425,643
P. Stoffels	Bonus		0	1,144,000	2,288,000
	2016-2018 PSU	2/8/2016				0	24,444	48,888					2,573,953
	2015-2017 PSU	2/8/2016				0	3,681	7,362					352,441
	2014-2016 PSU	2/8/2016				0	2,939	5,878					290,182
	RSU	2/8/2016							12,571				1,166,878
	Stock Awards Total												4,383,454
	Option Award	2/8/2016								174,787	101.87	102.00	1,750,317
S. Peterson	Bonus		0	1,218,750	2,437,500
	2016-2018 PSU	2/8/2016				0	21,493	42,986					2,263,213
	2015-2017 PSU	2/8/2016				0	3,179	6,358					304,377
	2014-2016 PSU	2/8/2016				0	3,074	6,148					303,511
	RSU	2/8/2016							11,053				1,025,973
	Stock Awards Total												3,897,074
	Option Award	2/8/2016								153,685	101.87	102.00	1,539,002
J. Duato	Bonus		0	875,000	1,750,000
	2016-2018 PSU	2/8/2016				0	17,596	35,192					1,852,859
	2015-2017 PSU	2/8/2016				0	2,726	5,452					261,004
	2014-2016 PSU	2/8/2016				0	2,478	4,956					244,665
	RSU	2/8/2016							9,049				839,955
	Stock Awards Total												3,198,483
	Option Award	2/8/2016								125,824	101.87	102.00	1,260,002
Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns D through F)
The amounts reported in columns D through F reflect threshold, target, and maximum annual performance bonus award amounts for the 2016 performance year. Actual annual performance bonus payments, as reflected in column F of the “Summary Compensation Table” on page 60, were made in recognition of 2016 performance using the range represented in columns D through F as guidance.

2017 Proxy Statement - 66

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns G through I)
The amounts reported in columns G through I reflect threshold, target, and maximum performance share unit amounts that were considered granted for accounting purposes in 2016. See page 61 for the fraction of the awards that were considered granted under U.S. GAAP in 2016. For actual performance results to date, please refer to the section titled “2016 Update on Performance of Performance Share Unit Awards versus Goals” on pages 47 and 48 of this Proxy Statement.
All Other Stock Awards (Column J)
The amounts reported in column J relate to the RSU grants awarded to the named executive officers in February 2016 for the 2015 performance year, as described on page 59.
All Other Option Awards (Columns K through M)
Under the terms of the 2012 Long-Term Incentive Plan, the stock options were granted at an exercise price equal to the fair market value (calculated as the average of the high and low stock prices on the NYSE) of our common stock on the grant date. For the grants made in February 2016, the fair market value was $0.13 lower than the closing price on the grant date.
Grant Date Fair Value of Stock and Option Awards (Column N)
The amounts reported in column N represent the grant date fair value of PSUs, RSUs, and stock option awards calculated in accordance with U.S. GAAP for the listed fiscal year. The Stock Awards totals are reported in column D of the “Summary Compensation Table” on page 60. The stock option grant date fair values are reported in column E of the "Summary Compensation Table".
2016 – 2018 PSUs: The grant date fair value of each PSU is calculated as a weighted average of the fair values of each component of the award that was considered granted for accounting purposes in 2016. See page 61 for the fraction of the awards that were considered granted under U.S. GAAP in 2016. The weighted fair value of the PSUs on the date of grant is as follows:

2016 – 2018 PSU Fair Value
Performance Measures	Weight	Fair Value
Sales	1/9th	$92.823
EPS	3/9ths	$92.823
TSR	3/9ths	$121.935
Weighted Average		$105.300
The grant date fair values for each performance measure are calculated as follows:
Sales & EPS (2016-2018, 2015-2017, and 2014-2016 PSUs): The grant date fair value for the PSUs measured against the 1-year operational sales goal tied to the 2016 fiscal year and EPS are calculated on the grant date and discounted for dividends because dividends are not paid on PSUs during the vesting period. The grant date fair value per PSU was based on the average of the high and low prices of our common stock on the NYSE on the grant date discounted by the expected dividend yield as shown in the table below.

PSU Fair Values: Units Tied To Operational Sales and EPS Goals
Performance Measure	2016 Operational Sales			2016-2018 EPS
PSU Award	2016-2018 PSU	2015-2017 PSU	2014-2016 PSU	2016-2018 PSU
Grant Date	2/8/2016	2/8/2016	2/8/2016	2/8/2016
Common Stock Fair Market Value(1)	$101.87	$101.87	$101.87	$101.87
Dividend Yield	3.10%	3.10%	3.10%	3.10%
Fair Value	$92.823	$95.746	$98.735	$92.823
(1) Average of the high and low prices of the company’s common stock on the NYSE on the grant date.
Relative TSR (2016 – 2018 PSUs): The grant date fair value for the PSUs measured against relative TSR are calculated on the grant date using a Monte Carlo valuation by an independent third party. The grant date fair value was $121.935 per PSU.

2017 Proxy Statement - 67

RSUs: The grant date fair value of the RSU awards is calculated on the grant date and discounted for dividends because dividends are not paid on RSUs during the vesting period. The grant date fair value per RSU was based on the average of the high and low prices of our common stock on the NYSE on the grant date discounted by the expected dividend yield as shown in the table below.

2016 RSU Fair Value
Grant Date	2/8/2016
Common Stock Fair Market Value(1)	$101.87
Dividend yield	3.10%
Fair Value	$92.823
(1) Average of the high and low prices of the company’s common stock on the NYSE on the grant date.
Options: The fair value of each stock option award is calculated on the grant date using the Black-Scholes option valuation model based on the assumptions in the table below. The calculated expected life of an option is determined using historical data. Volatility represents a blended rate of historical average volatility and implied volatility based on at-the-money traded Johnson & Johnson stock options with a life of two years. The risk-free rate is based on a U.S. Treasury rate of seven years in effect at the time of grant.

2016 Stock Option Fair Value
Grant Date	2/8/2016
Common Stock Fair Market Value(1)	$101.87
Risk Free Rate	1.51%
Expected Volatility	15.76%
Expected Life	7 yrs.
Dividend Yield	3.10%
Fair Value	$10.014
(1) Average of the high and low prices of the company’s common stock on the NYSE on the grant date.

2017 Proxy Statement - 68

Outstanding Equity Awards at Fiscal Year-End
The following table provides information concerning the unexercised stock options outstanding and unvested RSUs and PSUs for each of the named executive officers as of fiscal year-end 2016.

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
A. Gorsky	Stock Options and RSUs
	2/08/2010	2/09/2013	119,770		$62.62	2/07/2020
	1/10/2011	1/11/2014	144,695		62.20	1/08/2021
	1/17/2012	1/18/2015	231,951		65.37	1/17/2022
	1/16/2013	1/17/2016	547,692		72.54	1/13/2023
	2/10/2014	2/11/2017		495,146	90.44	2/09/2024	33,720	$3,884,881
	2/09/2015	2/10/2018		427,127	100.06	2/09/2025	33,165	3,820,940
	2/08/2016	2/09/2019		411,264	101.87	2/08/2026	29,579	3,407,797
	PSUs
	2/10/2014(1)	2/10/2017					96,914	11,165,462
	2/09/2015(2)	2/10/2017					9,957	1,147,146
	2/08/2016(3)	2/10/2017					11,072	1,275,605
	2/09/2015(2)	2/09/2018					9,791	1,128,021	55,276	$6,368,348
	2/08/2016(3)	2/09/2018					10,890	1,254,637
	2/08/2016(3)	2/08/2019					9,712	1,118,920	49,298	5,679,623
D. Caruso	Stock Options and RSUs
	2/11/2008	2/12/2011	82,591		61.75	2/10/2018
	2/09/2009	2/10/2012	110,578		58.33	2/08/2019
	2/08/2010	2/09/2013	119,770		62.62	2/07/2020
	1/10/2011	1/11/2014	145,447		62.20	1/08/2021
	1/17/2012	1/18/2015	173,702		65.37	1/17/2022
	1/16/2013	1/17/2016	233,846		72.54	1/13/2023
	2/10/2014	2/11/2017		158,277	90.44	2/09/2024	10,779	1,241,849
	2/09/2015	2/10/2018		136,535	100.06	2/09/2025	10,601	1,221,341
	2/08/2016	2/09/2019		142,365	101.87	2/08/2026	10,239	1,179,635
	PSUs
	2/10/2014(1)	2/10/2017					30,980	3,569,206
	2/09/2015(2)	2/10/2017					3,183	366,713
	2/08/2016(3)	2/10/2017					3,539	407,728
	2/09/2015(2)	2/09/2018					3,129	360,492	17,670	2,035,761
	2/08/2016(3)	2/09/2018					3,481	401,046
	2/08/2016(3)	2/08/2019					3,362	387,336	17,066	1,966,174
P. Stoffels	Stock Options and RSUs
	1/16/2013	1/17/2016	102,692		72.54	1/13/2023
	2/10/2014	2/11/2017		155,342	90.44	2/09/2024	10,579	1,218,807
	10/31/2014	10/31/2017					75,492	8,697,433
	2/09/2015	2/10/2018		170,668	100.06	2/09/2025	13,252	1,526,763
	2/08/2016	2/09/2019		174,787	101.87	2/08/2026	12,571	1,448,305
	PSUs
	2/10/2014(1)	2/10/2017					30,407	3,503,190
	2/09/2015(2)	2/10/2017					3,122	359,686
	2/08/2016(3)	2/10/2017					3,474	400,240
	2/09/2015(2)	2/09/2018					3,914	450,932	22,086	2,544,528
	2/08/2016(3)	2/09/2018					4,351	501,279
	2/08/2016(3)	2/08/2019					4,128	475,587	20,952	2,413,880

2017 Proxy Statement - 69

A	B	C	D	E	F	G	H	I	J	K
			Options				Stock Awards
			Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plans: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Date	Exercisable	Unexercisable
S. Peterson	Stock Options and RSUs
	1/16/2013	1/17/2016	61,538		$72.54	1/13/2023
	2/10/2014	2/11/2017		162,509	90.44	2/09/2024	11,067	$1,275,029
	2/09/2015	2/10/2018		147,395	100.06	2/09/2025	11,445	1,318,578
	2/08/2016	2/09/2019		153,685	101.87	2/08/2026	11,053	1,273,416
	PSUs
	2/10/2014(1)	2/10/2017					31,808	3,664,600
	2/09/2015(2)	2/10/2017					3,268	376,506
	2/08/2016(3)	2/10/2017					3,633	418,558
	2/09/2015(2)	2/09/2018					3,380	389,410	19,074	$2,197,516
	2/08/2016(3)	2/09/2018					3,758	432,959
	2/08/2016(3)	2/08/2019					3,630	418,212	18,422	2,122,399
J. Duato	Stock Options and RSUs
	2/11/2008	2/12/2011	20,842		61.75	2/10/2018
	2/09/2009	2/10/2012	34,288		58.33	2/08/2019
	1/10/2011	1/11/2014	19,293		62.20	1/08/2021
	1/17/2012	1/18/2015	100,000		65.37	1/17/2022
	1/16/2013	1/17/2016	148,538		72.54	1/13/2023
	2/10/2014	2/11/2017		130,969	90.44	2/09/2024	8,919	1,027,558
	2/09/2015	2/10/2018		126,369	100.06	2/09/2025	9,812	1,130,441
	2/08/2016	2/09/2019		125,824	101.87	2/08/2026	9,049	1,042,535
	PSUs
	2/10/2014(1)	2/10/2017					25,634	2,953,293
	2/09/2015(2)	2/10/2017					2,634	303,463
	2/08/2016(3)	2/10/2017					2,929	337,450
	2/09/2015(2)	2/09/2018					2,896	333,648	16,354	1,884,144
	2/08/2016(3)	2/09/2018					3,222	371,207
	2/08/2016(3)	2/08/2019					2,972	342,404	15,082	1,737,597
(1) The PSUs based on the achievement of 2014-2016 relative TSR and EPS achieved 137.0% and 154.4% of target, as discussed on page  47. The PSUs based on the achievement of 2014 operational sales performance achieved 160.5% of target, as reported in our 2015 Proxy Statement. The units tied to each of the performance measures have been adjusted to reflect actual performance and are listed in columns H and I.
(2) The PSUs based on the achievement of 2015 operational sales performance achieved 106.3% of target, as reported in our 2016 Proxy Statement. The portion of the award that is based on the achievement of 2015 operational sales performance has been adjusted to reflect actual performance and is listed in columns H and I.
(3) The PSUs based on the achievement of 2016 operational sales performance achieved 118.2% of target, as discussed on page 47. The portion of the award that is based on the achievement of 2016 operational sales performance has been adjusted to reflect actual performance and is listed in columns H and I.
Market Value of Shares or Units of Stock That Have Not Vested (Columns I and K)
The market values of unvested PSUs and RSUs included in columns I and K were calculated using the closing price of our common stock on the NYSE on December 30, 2016, which was the last business day of fiscal 2016, of $115.21.

2017 Proxy Statement - 70

Option Exercises and Stock Vested
The following table provides information concerning the exercises of stock options and the vesting of RSUs and PSUs during fiscal 2016 on an aggregated basis for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
A. Gorsky	0	$0	114,875	$11,573,245
D. Caruso	41,146	2,438,723	49,047	4,941,308
P. Stoffels	125,000	3,722,500	47,757	4,811,345
S. Peterson	0	0	12,907	1,300,334
J. Duato	100,275	4,507,790	38,076	3,836,019
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2017 Proxy Statement - 71

Pension Benefits
The following table provides information as of fiscal year-end 2016 with respect to our pension plans for each of the named executive officers. For a complete understanding of the table, please read the narrative disclosures that follow the table.

			Present Value of Accumulated Benefit
Name	Number of Years Credited Service (#)	Normal Retirement Age	Salaried Pension Plan ($)	Excess Pension Plan ($)	Total ($)
A. Gorsky	24.41	62	$1,035,000	$18,268,000	$19,303,000
D. Caruso	17.00	62	804,000	6,653,000	7,457,000
P. Stoffels	23.33	62	888,000	8,070,000	8,958,000
S. Peterson	4.08	62	183,000	1,501,000	1,684,000
J. Duato	27.25	62	1,039,000	7,726,000	8,765,000
Each of the named executive officers participates in the same defined benefit pension plans offered to other U.S. non-union employees hired before January 1, 2015. Annuity benefits payable under the U.S. plans are calculated as:
(1) Final average earnings multiplied by 1.667%, multiplied by years of service prior to 2005, plus
(2) Final average earnings multiplied by 1.55%, multiplied by years of service after 2004, minus
(3) Age 65 Social Security benefits multiplied by 1.429%, multiplied by total years of service.
For this formula, “final average earnings” is defined as the average of the highest consecutive 60 months out of the last 120 months of pay, including base salary and bonus, and dividend equivalents paid or deferred on nonvested CLCs for years prior to 2009. The formula above produces the amount payable as a monthly annuity for the life of the named executive officer beginning as early as age 62. Benefits can begin as early as age 55, but are subject to a 4% per year reduction for the number of years before age 62 that benefits begin.
The Salaried Pension Plan applies this formula to pay up to the IRS’s covered compensation limit ($265,000 in 2016). The Excess Pension Plan is a restorative supplemental retirement plan that uses the same formula (including the definition of final average earnings) as the Salaried Pension Plan without applying the IRS pay limits and is offset by amounts paid from the Salaried Pension Plan. Any U.S. non-union employee participates in the Excess Pension Plan if his or her covered compensation exceeds the IRS limit.
Because Dr. Stoffels has provided periods of service in both Belgium and the U.S., his total Salaried Plan amount includes benefits from both the U.S. and Belgian Plans. The U.S. portion is calculated using the U.S. formula above for all service and subtracting the amount earned in the Belgian Plan. This treatment of service rendered outside the U.S. applies to all participants in the Salaried Plan who were hired before January 1, 2015, and who earned company service outside the U.S. before joining the U.S. pension plan on, or before, July 1, 2015.
While a present value is shown in the table, benefits are not available as a lump sum and must be taken in the form of an annuity, except the Belgian portion of Dr. Stoffels’ benefit which is payable as a lump sum at retirement. Present values were calculated using the same actuarial assumptions applied in the calculation of pension liabilities reported in our 2016 Annual Report (discount rate of 4.41%, and mortality according to the RP-2014 table with generational improvements projected according to scale AA).
No payments were made in 2016 under our pension plans to any of the named executive officers.

2017 Proxy Statement - 72

Non-Qualified Deferred Compensation
The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of the named executive officers for 2016. For a complete understanding of the table, please read the narrative disclosures that follow the table.

A	B	C	D	E
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
A. Gorsky	$0	$438,604	$933,942	$10,381,946
D. Caruso	0	371,570	1,653,095	17,852,678
P. Stoffels	0	285,599	941,996	10,542,963
S. Peterson	0	31,431	8,974	125,081
J. Duato	0	235,643	871,189	9,764,045
Executive Contributions in Last Fiscal Year (Column B)
The amounts reported in column B include amounts deferred in the last fiscal year under the Executive Income Deferral Plan, which allows eligible employees to defer up to 50% of base salary and 100% of annual performance bonus.
Registrant Contributions in Last Fiscal Year (Column C)
The amounts reported in column C include company contributions to each of the named executive officer’s Excess Savings Plan accounts. These amounts also include the value of CLCs and CLPs that vested during the fiscal year, calculated using the beginning of year CLC and CLP unit values. See details on CLC and CLP unit values on page 74. The value of CLCs and CLPs that vested during the fiscal year is also included in column F of the “Summary Compensation Table” on page 60. The specific amounts included in column C are shown below.

Name	Registrant Contribution to Excess Savings Plan ($)	Value of CLCs Vested in Last FY ($)	Value of CLPs Vested in Last FY ($)	Total ($)
A. Gorsky	$60,075	$0	$378,529	$438,604
D. Caruso	29,002	0	342,568	371,570
P. Stoffels	39,555	0	246,044	285,599
S. Peterson	31,431	0	0	31,431
J. Duato	27,450	0	208,193	235,643
Aggregate Earnings in Last Fiscal Year (Column D)
The amounts reported in column D include earnings on the Executive Income Deferral Plan and Excess Savings Plan, in addition to the change in value on all vested CLCs and CLPs as of the fiscal year-end. See details on CLC and CLP unit values on page 74. The specific amounts included in column D are shown below.

Name	Earnings / (Losses) on Income Deferral Program and Excess Savings Plan ($)	Change in Value on All Vested CLCs at Last FYE ($)	Change in Value on All Vested CLPs at Last FYE ($)	Total ($)
A. Gorsky	$36,955	$493,200	$403,787	$933,942
D. Caruso	229,598	986,400	437,097	1,653,095
P. Stoffels	21,935	657,600	262,461	941,996
S. Peterson	8,974	0	0	8,974
J. Duato	19,891	637,050	214,248	871,189

2017 Proxy Statement - 73

Aggregate Balance at Last Fiscal Year-End (Column E)
The amounts reported in column E include the full balance of the Executive Income Deferral Plan and Excess Savings Plan for each of the named executive officers. These amounts also include the full value of all vested CLCs and CLPs held by each named executive officer as of fiscal year-end (calculated using the end of year unit values). See details on CLC and CLP unit values below. The specific amounts included in column E are shown below.

Name	Full Balance of Income Deferral Plan and Excess Savings Plan ($)	Full Value of All Vested CLCs at Last FYE ($)	Full Value of All Vested CLPs at Last FYE ($)	Total ($)
A. Gorsky	$469,657	$5,586,000	$4,326,289	$10,381,946
D. Caruso	1,997,494	11,172,000	4,683,184	17,852,678
P. Stoffels	282,879	7,448,000	2,812,084	10,542,963
S. Peterson	125,081	0	0	125,081
J. Duato	253,285	7,215,250	2,295,510	9,764,045
Each of the named executive officers participates in one or more of the following non-tax qualified deferred compensation programs: Excess Savings Plan (all named executive officers), Executive Income Deferral Plan (Mr. Caruso only), and CLC and CLP Plans (all named executive officers except Ms. Peterson).
Johnson & Johnson’s 401(k) Savings Plan provides a matching contribution of 4.5% of base salary for employees contributing at least 6% of base salary. Base salary covered under this plan is limited by the IRS (to $265,000 in 2016). The Excess Savings Plan credits an unfunded account for each individual with 4.5% of the amount of the base salary in excess of the IRS limit. The rate of earnings credited to these Excess Savings Plan accounts is equal to actual earnings in the Balanced Fund investment option within our 401(k) Savings Plan (9.15% in 2016). Distribution of Excess Savings Plan account balances will be made as a single lump sum six months after retirement or separation, unless the participant made an irrevocable deferral or installment election before December 15, 2008.
Under the Executive Income Deferral Plan, the named executive officers are eligible to defer up to 50% of base salary and 100% of performance bonus until they retire from the company. Distribution of amounts deferred before 2005 can begin up to 10 years after separation or retirement and be paid as a lump sum or in up to 15 annual installments. Payment of amounts deferred after 2004 begins on the later of (i) six months after retirement or (ii) January of the year following retirement. Deferred amounts are credited with earnings equal to the actual return on the following investment options: Johnson & Johnson Common Stock, One-Year Treasury Bills, or the investment options within our 401(k) Savings Plan. The allocation among these options is elected by the executive officer. For 2016, the aggregate return on our common stock for these participants was 14.22%. None of the named executive officers had amounts allocated to the One Year Treasury Bill option in 2016.
No withdrawals or distributions were made to any of the named executive officers under any of our defined contribution or non-tax-qualified compensation deferral plans in 2016.
Details on CLC and CLP Unit Values

Unit Values and Change in Values	CLC ($)	CLP ($)
Beginning of Year Unit Value	$42.44	$4.76
End of Year Unit Value	46.55	5.25
Change in Unit Value	4.11	0.49

2017 Proxy Statement - 74

Potential Payments Upon Termination
Employees, including the named executive officers, are entitled to receive earned and unpaid compensation upon termination of employment. Accordingly, upon any termination of employment as of fiscal year-end 2016 the named executive officers would have received the following (except as noted):

•
Earned but unpaid annual performance bonuses for 2016 as shown in the “Non-Equity Incentive Plan Compensation” table on pages 61 and 62. However, in case of involuntary termination for cause, these amounts would be forfeited.

•
Vested non-qualified deferred compensation balances as shown in the “Non-Qualified Deferred Compensation” table on page 73. This includes the account balances under the Executive Income Deferral Plan and Excess Savings Plan and the value of vested CLCs and CLPs as shown in the table on page 74.

•	Pension benefits as described in the “Pension Benefits” table and notes on page 72.
We do not have any change-in-control agreements or arrangements in place for any of our named executive officers. In addition, there are no change-in-control provisions in any of our compensation plans or instruments.
In addition to the compensation and benefits discussed above, the following table shows the compensation and benefits that would have been due to the named executive officers had their employment terminated as of fiscal year-end 2016 under the circumstances shown below.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Involuntary Termination with Cause ($)	Death ($)	Disability ($)
A. Gorsky	Cash Severance	$0	$1,600,000	$0	$0	$0
	Benefits	271,000	274,000	271,000	140,000	268,000
	Equity Incentives	67,427,942	67,427,942	0	67,427,942	67,427,942
	Total	67,698,942	69,301,942	271,000	67,567,942	67,695,942
D. Caruso	Cash Severance	0	1,084,404	0	0	0
	Benefits	193,000	197,000	193,000	101,000	235,000
	Equity Incentives	22,020,063	22,020,063	0	22,020,063	22,020,063
	Total	22,213,063	23,301,467	193,000	22,121,063	22,255,063
P. Stoffels	Cash Severance	0	1,144,000	0	0	0
	Benefits	0	100,000	0	4,000	204,000
	Equity Incentives	0	0	0	33,534,444	33,534,444
	Total	0	1,244,000	0	33,538,444	33,738,444
S. Peterson	Cash Severance	0	975,000	0	0	0
	Benefits	0	14,000	0	4,000	144,000
	Equity Incentives	0	0	0	23,269,364	23,269,364
	Total	0	989,000	0	23,273,364	23,413,364
J. Duato	Cash Severance	0	908,654	0	0	0
	Benefits	0	101,000	0	8,000	205,000
	Equity Incentives	0	0	0	19,194,163	19,194,163
	Total	0	1,009,654	0	19,202,163	19,399,163

2017 Proxy Statement - 75

Cash Severance
Our named executive officers are covered by our Severance Pay Plan that provides separation benefits to certain full-time U.S. employees who are involuntarily terminated. This coverage provides for two weeks base salary for each year of service, with certain guaranteed minimums based on level. The severance is paid according to our normal payroll cycle and is not available as a lump sum payment.
The following table provides detail with the respect to the “Cash Severance” amounts in the preceding table:

Name	Salary Rate as of Fiscal Year End ($)	Years of Eligible Service (#)	Weeks of Base Salary Continuation			Total Amount of Cash Severance ($)
			Accrued (#)	Minimum (#)	Final (#)
A. Gorsky	$1,600,000	8	16	52	52	$1,600,000
D. Caruso	909,500	31	62	52	62	1,084,404
P. Stoffels	1,144,000	19	38	52	52	1,144,000
S. Peterson	975,000	4	8	52	52	975,000
J. Duato	875,000	27	54	52	54	908,654
Benefits
The benefits amounts represent the present value of continued healthcare coverage post termination. Upon termination of employment, the named executive officers would receive the same continued healthcare coverage post termination provided to all other non-union U.S. employees. The values in the table vary based upon the termination circumstances as follows:

•	Voluntary Termination and Involuntary Termination With Cause:

•	Not a Retirement: Employees that terminate voluntarily or are terminated for cause are not eligible to receive healthcare coverage post termination.

•	Retirement: Employees are eligible to receive retiree healthcare coverage post termination.
In order to be considered retirement-eligible as it pertains to retiree healthcare coverage, an employee must have attained age 55 and have at least ten years of service.
Messrs. Gorsky and Caruso are considered retirement-eligible as it pertains to retiree healthcare coverage.

•	Involuntary Termination Without Cause:

•	Employees are eligible to receive active-employee healthcare coverage during their cash severance period up to a maximum of 52 weeks.

•
Employees that are between the age 50 and 54 with at least ten years of service at the time of termination are eligible to receive separation healthcare coverage beginning on the earlier of the expiration of their cash severance period or 52 weeks after termination and continuing until they have attained age 65.

Dr. Stoffels and Mr. Duato are considered eligible for separation healthcare coverage.

•	Employees that are considered retirement-eligible are able to receive retiree healthcare coverage after their cash severance period expires.
Messrs. Gorsky and Caruso are considered retirement-eligible as it pertains to retiree healthcare coverage.

•	Death: Employees’ dependents are eligible to receive active-employee healthcare coverage for six months after termination.

•	Disability: Employees are eligible to receive active-employee healthcare coverage while on long-term disability.

2017 Proxy Statement - 76

The following table provides detail with the respect to the “Benefits” provided in the preceding table.

Benefits	Eligibility	Voluntary Termination	Involuntary Termination Without Cause	Involuntary Termination with Cause	Death	Disability
Retiree Healthcare Coverage	Employees age 55 with ten years of service	✓	✓	✓	✓ Coverage for Dependents	✓
Separation Healthcare Coverage	Employees between ages 50 and 54 with ten years of service		✓
Active-employee Healthcare Coverage	All Employees		✓ While on severance - up to 52 weeks		✓ Coverage for Dependents for 6 months	✓ While on LTD
Equity Incentives
The amount in the table reflects the value of unvested equity incentives as of fiscal year-end 2016 as shown in the “Outstanding Equity Awards at Fiscal Year-End” table on pages 69 and 70. The values in the table vary based upon the termination circumstances as follows:

•	Voluntary Termination and Involuntary Termination Without Cause:

•	Not a Retirement: All unvested equity incentives would be forfeited. Vested options would remain exercisable for three months.

•	Retirement: All equity incentives would remain in effect and become vested on their normal vesting dates. Options would remain exercisable for their remaining terms.
In order to be considered retirement-eligible as it pertains to equity incentives, an employee must have attained age 55 and have at least ten years of service with at least five consecutive years of service immediately before the date of termination or have attained age 62.
Messrs. Gorsky and Caruso are considered retirement-eligible as it pertains to equity incentives.

•	Involuntary Termination With Cause: All vested and unvested equity awards would be forfeited.

•	Death and Disability: All equity incentives would become vested upon termination due to death or disability. Options would remain exercisable for their remaining terms.

2017 Proxy Statement - 77

Item 4: Re-approval of the Material Terms of Performance Goals Under the 2012 Long-Term Incentive Plan
RECOMMENDATION & OVERVIEW
The Board of Directors recommends a vote FOR re-approval of the material terms of the performance goals under our 2012 Long-Term Incentive Plan (the “Plan”) in order to allow for certain awards under the Plan to qualify as tax-deductible “performance-based compensation” as described in this Item 4. The Board believes our ability to grant equity-based awards that qualify as “performance-based” under Section 162(m) of the Internal Revenue Code (the “Code”) is important to enhancing shareholder value.

•
The Plan, approved by shareholders in 2012, provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance share units to our employees and non-employee directors.

•
In order to allow for awards under the Plan to qualify as tax-deductible “performance-based compensation” under Section 162(m) of the Code, we are asking shareholders to re-approve the material terms of the performance goals under the Plan. There can be no guarantee, however, that amounts payable under the Plan will be treated as qualified “performance-based compensation” under Section 162(m).

•	You are not being asked to approve any amendment to the Plan or to approve the Plan itself. These terms are the same as those that the shareholders previously approved in 2012.

•	Approval of this Item 4 will not increase the number of shares available for issuance under the Plan or otherwise increase the potential dilution to shareholders as a result of the Plan.
Section 162(m) of the Code
The Board believes that it is in the best interests of the company and its shareholders to continue to provide for an equity incentive plan under which compensation awards can be made to our executive officers that are intended to qualify for deductibility by the company for federal income tax purposes. In general, under Section 162(m), in order for the company to be able to deduct compensation in excess of $1,000,000 paid in any one year to our chief executive officer or any of our three other most highly compensated executive officers (other than our chief financial officer), such compensation must qualify as “performance-based.”
One of the requirements of “performance-based compensation” for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the company’s shareholders at least once every five years. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Plan, each of these aspects is discussed below, and, as noted above, shareholders are being asked under this proposal to approve each of these aspects of the Plan for purposes of the approval requirements of Section 162(m).
If our shareholders do not approve the material terms of the performance goals under the Plan, there will be no impact on the terms of the Plan. The Plan will continue to remain in existence and awards may continue to be made in accordance with the terms of the Plan.
For a summary of the material terms of the Plan, see the Plan Summary below.

2017 Proxy Statement - 78

PLAN SUMMARY
The following summary of the material terms of the Plan are qualified in their entirety by reference to the full text of the Plan, which is attached as Appendix A to this Proxy Statement.
Administration
The Plan is administered by the Compensation & Benefits Committee of the Board (the “Committee”), or, in the absence of the Committee, the Board itself. Subject to the express provisions of the Plan, the Committee is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan. To the extent permitted by law, the Committee may delegate its authority to one or more of its members or other persons, except that no such delegation is permitted with respect to awards granted to participants who are subject to Section 16 of the Securities and Exchange Act of 1934, as amended.
Participants
Directors that are also our employees or employees of our domestic subsidiaries, our non-employee directors and those of any of our subsidiaries or affiliates (“Non-Employee Directors”), our employees and those of our domestic subsidiaries (including our executive officers), employees of international subsidiaries and joint venture operations of Johnson & Johnson and its subsidiaries, and employees of joint venture partners who are assigned to any such joint ventures are eligible for selection by the administrator for the grant of awards under the Plan. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to our employees and those of our subsidiaries. As of January 2, 2017, approximately 20,000 employees and 9 Non-Employee Directors qualified for participation in the Plan.
Shares Subject to the Plan and to Awards
The total number of shares of our common stock that may be delivered pursuant to awards under the Plan is 650,000,000, plus any shares of common stock that were subject to outstanding awards under the Johnson & Johnson 2005 Long-Term Incentive Plan (the “Prior Plan”) as of April 26, 2012 that are subsequently canceled, expired, forfeited or otherwise not issued under a Prior Plan award or settled in cash. Any shares issued under options or stock appreciation rights will be counted against the number of shares issuable under the Plan on a one-for-one basis and any shares issued pursuant to awards other than options or stock appreciation rights will be counted against this limit as 5.99 shares of common stock for every one (1) share of common stock subject to such award. Shares of common stock subject to Prior Plan awards that, after April 26, 2012, are canceled, expired, forfeited or otherwise not issued under the Prior Plan award or settled in cash will be added to the number of shares of common stock issuable under the Plan as one (1) share of common stock if such shares were subject to options or stock appreciation rights granted under the Prior Plan, and as 5.99 shares of common stock if such shares were subject to awards other than options or stock appreciation rights granted under the Prior Plan. Such shares may be either authorized but unissued shares, treasury shares or shares acquired on the open market.
The aggregate number of shares issued under the Plan at any time may only equal the number of shares actually issued upon exercise or settlement of an award and shares subject to awards that have been canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash will be available for delivery in connection with future awards under the Plan; provided, however, that (i) shares subject to a stock-settled stock appreciation right that were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares delivered to or withheld by our company to pay the exercise price of an option, (iii) shares delivered to or withheld by our company to pay the withholding taxes related to an option or stock appreciation right, or (iv) shares repurchased on the open market with cash proceeds from the exercise of an option will reduce the total number of shares available for delivery under the Plan. Any shares that again become available for grant will be added back as one (1) share of common stock if such shares were subject to options or stock appreciation rights and 5.99 shares of common stock if such shares were subject to awards other than options or stock appreciation rights granted under the Plan or the Prior Plan. Any shares delivered under the Plan upon exercise or satisfaction of a substitute award in connection with any acquisition, merger, consolidation or otherwise will not reduce the shares available for delivery under the Plan. The aggregate number of shares available for grant under the Plan and the number of shares subject to outstanding awards is subject to adjustment upon a change in our capitalization.
The maximum aggregate number of shares subject that may be granted pursuant to options and stock appreciation rights during any calendar year to any one participant is 5,000,000 (50,000 shares in the case of a Non-Employee Director). The maximum aggregate number of shares that may be granted subject to awards other than options or stock appreciation rights during any calendar year to any one participant is 500,000 (5,000 shares in the case of a Non-Employee Director). The maximum number of shares under awards other than options or stock appreciation rights that may be granted to any one participant for a performance period lasting longer than one calendar year may not exceed the foregoing annual maximum multiplied by the number of full fiscal years in the performance period. The maximum aggregate number of shares that may be issued pursuant to the exercise of incentive stock options is 140,000,000.

2017 Proxy Statement - 79

Option Awards
The administrator establishes the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, may not be less than the fair market value of a share on the date the option is granted. The administrator establishes the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the Plan may either be Incentive Stock Options (“ISOs”) or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Other than in connection with a change in our capitalization, at any time when the exercise price of an option is above the fair market value of a share, we will not, without shareholder approval, reduce the exercise price of such option and may not exchange such option for cash or a new award with a lower (or no) exercise price.
Stock Appreciation Rights
A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in our capitalization, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, we will not, without shareholder approval, reduce the exercise price of such stock appreciation right and may not exchange such stock appreciation right for cash or a new award with a lower (or no) exercise price.
Restricted Shares and Restricted Share Units
An award of restricted shares is an award or issuance of shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted share units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding restricted shares granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted share units unless and until such shares are reflected as issued and outstanding shares on our stock ledger. Participants in whose name restricted shares are granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator.
Performance Shares and Performance Share Units
Performance shares and performance share units provide the opportunity to receive shares upon the attainment of performance and/or satisfaction of other terms and conditions determined by the administrator. Performance shares and/or performance share units will be earned based on the achievement or satisfaction of the corresponding performance goals and/or other terms and conditions. Participants receiving performance shares or performance share units will only have the rights of a shareholder (including the right to dividends paid in respect of shares subject to such awards) with respect to shares of common stock, if any, actually received by the participant upon satisfaction or achievement of the terms and conditions of such award and not with respect to shares subject to the award but not actually issued to the participant. Participants holding performance shares granted under the Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying performance share units unless and until such shares are reflected as issued and outstanding shares on our stock ledger.
Deferral of Gains
Subject to the terms of the Plan, the administrator may provide for the deferred delivery of shares or payment of cash, as applicable, upon settlement, vesting or other events with respect to restricted share or restricted share units, or performance shares or performance share units.
Qualifying Performance Criteria
The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares or units to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance

2017 Proxy Statement - 80

criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.
For purposes of the Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, described in terms of objectives that are related to the individual participant or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of Johnson & Johnson, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) cash flow (before or after dividends), (ii) earnings (before or after taxes and including earnings before interest, taxes, depreciation and amortization), (iii) earnings per share, (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) product quality measures, (ix) improvements on capital structure, (x) working capital, (xi) return on capital (including return on total capital or return on invested capital), (xii) return on assets or net assets, (xiii) return on investment, (xiv) return on sales, (xv) market capitalization, (xvi) economic value added, (xvii) sales growth, (xviii) productivity improvement, (xix) debt leverage (debt to capital), (xx) revenue, (xxi) income or net income, (xxii) operating income, (xxiii) gross profit, operating profit or net operating profit, (xxiv) maintenance or improvement of operating margin or profit margin, (xxv) return on operating revenue, (xxvi) cash from operations, (xxvii) operating ratio, (xxviii) operating revenue, (xxix) market share, (xxx) product development or release schedules, (xxxi) new product innovation, (xxxii) economic profit, (xxxiii) profitability of an identifiable business unit or product, (xxxiv) product cost reduction through advanced technology, (xxxv) brand recognition/acceptance, (xxxvi) product ship targets, (xxxvii) cost reductions (including expense management), (xxxviii) customer service, (xxxix) customer satisfaction, or (xl) the sales of assets or subsidiaries.
To the extent consistent with Section 162(m) of the Code, the administrator may (A) appropriately adjust any evaluation of performance to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards under applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the company’s financial statements or notes thereto and (B) provide in an award intended to qualify as performance-based compensation that any evaluation of performance may exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax laws or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; and (e) accruals of any amounts for payment under the Plan or any of our other compensation arrangements.
Amendment and Termination
The administrator may at any time terminate, or from time to time amend, the Plan, or alter any award agreement or other document evidencing an award; provided, however, that no such amendment, alteration or termination of the Plan may be made which, without first obtaining shareholder approval , would: (i) increase the maximum number of shares that may be issued under the Plan or to any one individual (except to the extent such amendment is made pursuant to a change in our capitalization), (ii) extend the maximum period during which awards may be granted under the Plan, (iii) change the class of participants eligible to receive awards under the Plan, (iv) reduce the price at which options and stock appreciation rights may be granted, (v) reduce the exercise price of outstanding options and stock appreciation rights, or (vi) otherwise require shareholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of common stock are traded in order to be effective.
No termination of the Plan or amendment to the Plan or an award may be made which would adversely affect any rights or obligations with respect to any awards granted prior to the date of such termination or amendment, except to the extent that the administrator reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law, rules and regulations or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.
Adjustments
The number and kind of shares available for issuance under the Plan (including under any awards then outstanding), the number and kind of shares subject to the individual limits set forth in the Plan and above, and the terms of any outstanding award will be equitably adjusted by the administrator as it determines appropriate to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, or exchange of shares, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of outstanding shares of Johnson & Johnson.

2017 Proxy Statement - 81

Transferability
Awards generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime.
Effective Date and Termination of the Plan
The Plan became effective as of April 26, 2012. No awards will be made under the Plan after April 26, 2022 or such earlier date as the Board may determine.
Federal Income Tax Treatment
The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by Plan participants, who are urged to consult their individual tax advisors.
Stock Options
ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.
An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We cannot guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described below.
An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. We do not receive a deduction for this gain.
Stock Appreciation Rights
A grantee is not taxed on the grant of a stock appreciation right. On exercise, the individual recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the individual as ordinary income.
Restricted Shares and Restricted Share Units
Grantees of restricted shares or restricted share units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted shares, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the shares lapse. If the participant forfeits the shares any (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested restricted shares generally will be taxable as ordinary income to the participant at the time the dividends are received.

2017 Proxy Statement - 82

Company Deduction and Section 162(m)
Section 162(m) generally allows the company to obtain tax deductions without limit for performance-based compensation. The Plan is designed to permit the grant of options and stock appreciation rights, and certain awards of restricted shares, restricted share units, performance shares and performance share units that are intended to qualify as “performance-based compensation” not subject to Section 162(m)’s $1,000,000 deductibility cap. However, the rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Plan will be deductible under all circumstances.
New Plan Benefits
The benefits that will be awarded or paid in the future under the Plan are not currently determinable. Such awards are within the discretion of the Committee, and the Committee has not determined future awards or who might receive them. As of December 30, 2016, the last trading day of fiscal year end 2016, the closing price of a share of our common stock was $115.21.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of January 2, 2017, concerning the shares of our Common Stock that may be issued under existing equity compensation plans:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	137,289,904	$68.72	439,398,804

2017 Proxy Statement - 83

Audit Committee Report
The Audit Committee reports to and acts on behalf of the Board of Directors of the company by providing oversight of the financial management, internal auditors, independent auditor and financial reporting controls and accounting policies and procedures of the company. The company’s management is responsible for preparing the company’s financial statements and systems of internal control and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the company in conformity with generally accepted accounting principles. The Audit Committee is responsible for overseeing the conduct of these activities by the company’s management and the independent auditor.
In this context, the Audit Committee has met and held discussions with management and the internal and independent auditors (including private sessions with the Vice President, Internal Audit, the independent auditor, the Chief Financial Officer, and the General Counsel at each Audit Committee meeting). Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended January 1, 2017 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor.
The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the company and its management, including the matters in those written disclosures. Additionally, the Audit Committee considered the non-audit services provided by the independent auditor and the fees and costs billed and expected to be billed by the independent auditor for those services (as shown on page 85 of this Proxy Statement). All of the non-audit services provided by the independent auditor since February 10, 2003, and the fees and costs incurred in connection with those services, have been pre-approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee. (This policy is discussed in further detail on page 86 of this Proxy Statement.) When approving the retention of the independent auditor for these non-audit services, the Audit Committee has considered whether the retention of the independent auditor to provide those services is compatible with maintaining auditor independence.
In reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee believes that the non-audit services provided by the independent auditor are compatible with, and did not impair, auditor independence.
The Audit Committee also has discussed with the company’s internal and independent auditors, with and without management present, their evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.
In further reliance on the reviews and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors on February 27, 2017, and the Board has approved, the inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017, for filing with the Securities and Exchange Commission.
D. Scott Davis, Chairman
Ian E. L. Davis
Anne M. Mulcahy
William D. Perez

2017 Proxy Statement - 84

Item 5. Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee oversees the qualifications,
independence and performance of the independent
auditor, and has the ultimate responsibility to
appoint, retain, compensate, evaluate and, when
appropriate, terminate the independent auditor.

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm for the company and its subsidiaries for the fiscal year 2017. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but as a matter of good corporate governance, the Board has decided to ascertain the position of the shareholders on the appointment at the Annual Meeting. The affirmative vote of a majority of the votes cast at the meeting is required for ratification. The Audit Committee will reconsider the appointment if it is not ratified.
During fiscal years 2016 and 2015, PricewaterhouseCoopers LLP not only acted as the independent registered public accounting firm for the company and its subsidiaries (work related to the integrated audit of our consolidated financial statements and internal control over financial reporting), but also rendered other services on behalf of the company and its subsidiaries.
Rules enacted under the Sarbanes-Oxley Act prohibit an independent auditor from providing certain non-audit services for an audit client. PricewaterhouseCoopers LLP has not provided any services that are prohibited under applicable rules and regulations. It is expected that PricewaterhouseCoopers LLP will continue to provide certain accounting, additional audit, tax and other services to the company and its subsidiaries, which are permitted under applicable rules and regulations.
In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the company’s independent registered public accounting firm. In addition, in conjunction with the mandated rotation of the audit firm’s lead engagement partner every five years, the Audit Committee and its chairperson are directly involved in the selection of PricewaterhouseCoopers LLP’s new lead engagement partner.
The members of the Audit Committee and the Board believe that the continued retention of PricewaterhouseCoopers LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its shareholders.
The Audit Committee is responsible for the audit fee negotiations associated with the retention of PricewaterhouseCoopers LLP. The table below sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for 2016 and 2015 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	Actual Fees ($ in thousands)
	2016	2015
Audit Fees	$36,700	$35,930
Audit-Related Fees	22,915	19,085
Total Audit and Audit-Related Fees	59,615	55,015
Tax Fees	3,435	1,605
All Other Fees	132	1,200
Total Fees	$63,182	$57,820

2017 Proxy Statement - 85

Audit Fees – Consists of professional services rendered for the audit of our consolidated financial statements, quarterly reviews, statutory audits, issuance of comfort letters and consents and assistance with, and review of, documents filed with the SEC.
Audit-Related Fees – Consists of assurance and related services related to employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultation and audits in connection with acquisitions and dispositions, system pre-implementation reviews, internal control reviews, attest services that are not required by statute or regulation, advice as to the preparation of statutory financial statements, and consultations concerning financial accounting and reporting standards.
Tax Fees – Consists of tax compliance (review and preparation of corporate and expatriate tax returns, assistance with tax audits, review of the tax treatments for certain expenses, and transfer pricing documentation for compliance purposes relating to acquisitions), state and local tax planning, and consultations with respect to various domestic and international tax matters.
All Other Fees – Consists of fees not included in the Audit, Audit-Related or Tax categories and includes reviews for compliance with various government regulations relating to the health care industry and privacy standards, supply chain operational reviews and risk management reviews and assessments.
Pre-Approval of Audit and Non-Audit Services
Under the Audit and Non-Audit Services Pre-Approval Policy, as adopted by the Audit Committee in 2003, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditor. The Policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent auditor. The Policy utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.
In the first quarter of each year, the Audit Committee is asked to pre-approve the engagement of the independent auditor, and the projected fees, for audit services, audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor) and tax services (such as tax compliance, tax planning and tax advice) for the current year. In addition, the following specific routine and recurring other services may also be pre-approved generally for the current year: audits or reviews of third parties to assess compliance with contracts; risk management reviews and assessments; dispute analysis; health care compliance reviews; and other regulatory matters and certain projects to evaluate systems security.
The fee amounts approved at such first quarter meeting are updated to the extent necessary at the regularly scheduled meetings of the Audit Committee during the year. Additional pre-approval is required if actual fees for any service exceed the originally pre-approved amount by 5%, excluding the impact of currency.
If we want to engage the independent auditor for other services that are not considered subject to general pre-approval as described above, then the Audit Committee must approve such specific engagement, as well as the projected fees. Additional pre-approval is required before any fees can exceed those fees approved for any such specifically-approved services.
If we wish to engage the independent auditor for additional services that have not been generally pre-approved as described above, then such engagement will be presented to the Audit Committee for pre-approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the Chairman of the Audit Committee to pre-approve such engagement. Any such pre-approval by the Chairman is then reported to the other Committee members at the next Committee meeting. In any event, pre-approval of any engagement by the Audit Committee or the Chairman of the Audit Committee is required before the independent auditor may commence any engagement.
In 2016, there were no fees paid to PricewaterhouseCoopers under a de minimis exception to the rules that waives pre-approval for certain non-audit services.
Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting of Shareholders and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.
The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017.

2017 Proxy Statement - 86

Item 6: Shareholder Proposal – Independent Board Chairman
The following shareholder proposal has been submitted to the company for action at the meeting by The Sisters of St. Francis of Philadelphia, c/o Office of Corporate Social Responsibility, 609 South Convent Road, Aston, PA 19014, a beneficial owner of 45 shares of the company’s common stock. The affirmative vote of a majority of the shares voted at the meeting is required for approval of the shareholder proposal. The text of the proposal follows:
Johnson & Johnson - Separate Chair & CEO
RESOLVED: The shareholders request the Board of Directors to adopt as policy, and amend the bylaws as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. This policy would be phased in for the next CEO transition.
If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
Supporting Statement:
We believe:

•	The role of the CEO and management is to run the company.

•	The role of the Board of Directors is to provide independent oversight of management and the CEO.

•	There is a potential conflict of interest for a CEO to be her/his own overseer as Chair while managing the business.
Johnson & Johnson's CEO Alex Gorsky serves both as CEO and Chair of the Company's Board of Directors. We believe the combination of these two roles in a single person weakens a corporation's governance structure, which can harm shareholder value.
As Andrew Grove, Intel's former chair, stated, "The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he's an employee, he needs a boss, and that boss is the Board. The Chairman runs the Board. How can the CEO be his own boss?"
In our view, shareholders are best served by an independent Board Chair who can provide a balance of power between the CEO and the Board empowering strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of shareholders. We believe a combined CEO I Chair creates a potential conflict of interest, resulting in excessive management influence on the Board and weaker oversight of management.
Numerous institutional investors recommend separation of these two roles. For example, California's Retirement System CalPERS' Principles & Guidelines encourage separation, even with a lead director in place.
According to ISS "2015 Board Practices", (April 2015), 53% of S&P 1,500 firms separate these two positions and the number of companies separating these roles is growing.
Chairing and overseeing the Board is a time intensive responsibility. A separate Chair also frees the CEO to manage the company and build effective business strategies.
Many companies have separate and/or independent Chairs. An independent Chair is the prevailing practice in the United Kingdom and is an increasing trend in the U.S.
Shareholder resolutions urging separation of CEO and Chair received approximately 33% in 2015 and 31% in 2016, an indication of strong investor support.
To simplify the transition, this policy would be phased in and implemented when the next CEO is chosen.

2017 Proxy Statement - 87

Board’s Statement in Opposition to Shareholder Proposal
The Board of Directors recommends a vote AGAINST the adoption of this proposal for the following reasons:

•
The adoption of a policy requiring that the Chairman of the Board be an independent director could limit the Board’s ability to choose the person best suited for the role at a particular time. As discussed in “Item 1: Election of Directors” on pages 9 to 14 of this Proxy Statement, our Board is composed of directors with diverse backgrounds, experience, and perspectives. Moreover, our independent directors appropriately challenge management and demonstrate the free-thinking expected of today’s directors. Given this makeup, our Board is in a very strong position to evaluate the pros and cons of the various types of board leadership structures and to ultimately decide which one best serves the interests of our stakeholders, as they are defined in Our Credo. While the views of shareholders are important when determining the most appropriate board leadership structure, it is incumbent upon the Board, and is ultimately the Board's duty, to decide what leadership structure will most effectively serve the interests of Johnson & Johnson and our stakeholders. Our Board believes it is crucial to maintain the flexibility to tailor its leadership structure to best fit the company’s specific circumstances, culture, and short- and long-term challenges as they evolve over time.

•
Our Board believes that our current governance structure already provides the independent leadership and oversight sought by the proposal. Our Board recognizes the importance of having in place, and building upon, a strong structure to ensure that the Board functions in an appropriately independent manner. At the same time that our Board decided to designate Mr. Gorsky as Chairman in 2012, our independent Directors took steps to enhance our governance structure by converting the Presiding Director role to that of an independent Lead Director and expanding the duties of the independent Lead Director to include all of the responsibilities and authorities of the company’s former Presiding Director position as well as several additional responsibilities and authorities. As presently structured, the independent Lead Director’s duties include the following, among other things:

•	Approving information sent to the Board and determining timeliness of information flow from management;

•	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Reviewing in advance the schedule of committee meetings;

•	Participating in setting, and ultimately approving, the agenda for each Board meeting;

•	Having the authority to call meetings and Executive Sessions of the independent Directors;

•	Presiding at all meetings of the Board at which the Chair/CEO is not present, including Executive Sessions of the independent Directors;

•	As necessary, meeting with major shareholders or other external parties, after discussions with the Chair/CEO;

•	Monitoring the flow of information from Committee Chairs to the full Board;

•	Leading the annual performance evaluation of the Chair/CEO, distinguishing as necessary between performance as Chair and performance as CEO;

•	Leading the annual performance evaluation of the Board; and

•	Leading the CEO succession process.
The table on page 17 of this Proxy Statement describes the duties and responsibilities of our independent Lead Director in greater detail. In addition, each of the Board’s five main committees is composed entirely of independent Directors with an independent Director chairing each such committee. Mr. Gorsky is currently the only non-independent member of our Board, and he is not a member of any of our Board’s five main committees.

•
Our Board believes that our existing leadership structure is most effective for the company under current circumstances. Our Board believes that it remains in our company’s best interests for Mr. Gorsky to serve as Chairman of our Board. Having Mr. Gorsky, our company's CEO, serve as Chairman creates clear and unambiguous authority, which is essential to effective management. Further, given that he is closer to our company’s businesses than any other Board member and has the benefit of over 20 years of operational and leadership experience within the Johnson & Johnson Family of Companies, Mr. Gorsky is best positioned to provide effective leadership. Mr. Gorsky’s career experience gives him unsurpassed industry knowledge, which the Board believes is critical for the chairman of the board of a company that operates in a highly-regulated industry, such as health care.

Our Board, through its Nominating & Corporate Governance Committee, will continue to periodically review its leadership structure in a serious and open-minded fashion to ensure it remains appropriate for our company. While our Board believes that it continues to be in the company’s best interests for Mr. Gorsky to serve as Chairman of our Board, the Board is committed to regularly considering all board leadership structures and assessing the role that independent directors play in the leadership of the board, including at the time of the next leadership succession. Our Board will continue to monitor this topic in light of what it observes in the marketplace, the evolution of viewpoints in the corporate governance community, and, most importantly, what the Board believes is in the best interests of Johnson & Johnson and its stakeholders.
It is, therefore, recommended that shareholders vote AGAINST this proposal.

2017 Proxy Statement - 88

Other Matters
The Board of Directors does not intend to bring other matters before the meeting except items incident to the conduct of the meeting, and we have not received timely notice from any shareholder of an intent to present any other proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

2017 Proxy Statement - 89

General Information
This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors for the Annual Meeting of Shareholders. This Proxy Statement, accompanying proxy form and our 2016 Annual Report to Shareholders are being distributed to our shareholders on or about March 15, 2017.

Shareholders Entitled to Vote and Voting Standard
Shareholders of record of our common stock at the close of business on February 28, 2017 are entitled to notice of, and to vote at, our Annual Meeting, and at any adjournments or postponements of the meeting. Each share of common stock entitles its owner to one vote. On February 28, 2017, there were 2,710,891,992 shares outstanding.
To constitute a quorum a majority of the shares entitled to vote must be represented in person or by proxy at the Annual Meeting. Approval of each matter submitted to the shareholders, including the election of Directors, requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included; abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

How to Vote
You are encouraged to vote in advance of the meeting using one of the following voting methods, even if you are planning to attend the 2017 Annual Meeting of Shareholders.

Make sure you have your Notice, proxy card or vote instruction form in hand and follow the instructions.

Registered Shareholders: Shareholders who hold their shares directly with our stock registrar, Computershare, can vote any one of four ways:

Via the Internet: Go to www.proxyvote.com and follow the instructions on the website.

By Telephone: Call (800) 690-6903 and follow the instructions given by the voice prompts.

If you vote via the Internet or by telephone, your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on April 26, 2017, except with respect to shares held in a Johnson & Johnson employee savings plan, which must be submitted by 5:00 p.m. on April 25, 2017. See “Johnson & Johnson Employee Savings Plans” below for voting instructions regarding shares held under our savings plans.

By Mail: If you received paper copies of the Proxy Statement, Annual Report and proxy card, mark, sign, date and return the proxy card in the postage-paid envelope provided.

In Person: Attend the Annual Meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting. (See “Annual Meeting Information” and “Admission Ticket Procedures”.)

Beneficial Shareholders: Shareholders who hold their shares beneficially through an institutional holder of record such as a bank or broker (sometimes referred to as holding shares “in street name”), will receive voting instructions from that holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from the holder of record of your shares and present it at the meeting.

2017 Proxy Statement - 90

Notice and Access
We distribute proxy materials to many shareholders via the Internet under the SEC’s “Notice and Access” rules to save costs and paper. Using this method of distribution, on or about March 15, 2017, we mailed a Notice Regarding the Availability of Proxy Materials (“Notice”) that contains basic information about our 2017 Annual Meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you receive the Notice and prefer to receive the proxy materials by regular mail or delivered to your e-mail address, follow the instructions in the Notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than Internet, the website listed on the Notice (www.proxyvote.com) has instructions for voting by phone.

Effect of Your Proxy
Your proxy authorizes another person to vote your shares on your behalf at the Annual Meeting.
If your valid proxy is timely received by internet, telephone, or mail, the persons designated as proxies will vote your shares per your directions. We have designated two of our officers as proxies for the 2017 Annual Meeting of Shareholders – D.J. Caruso and M.H. Ullmann.
Should any other matter not referred to in this Proxy Statement properly come before the meeting, the designated proxies will vote in their discretion. If any Director nominee should refuse or be unable to serve, an event that is not anticipated, your shares will be voted for the person designated by the Board of Directors to replace such nominee or, alternatively, the Board of Directors may reduce the number of Directors on the Board.

Effect of Not Casting Your Vote
Registered Shareholders: When a valid proxy is received, but specific choices are not indicated, the designated proxies will vote as recommended by the Board of Directors.
Beneficial Shareholders: It is critical that you cast your vote if you want it to count in the election of Directors and most other items on the agenda. Under applicable regulations, if you hold your shares beneficially and do not instruct your bank, broker or other holder of record on how to vote your shares, the holder of record will only have discretion to vote your uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Item 5). The holder of record will not have discretion to vote your uninstructed shares on the election of directors (Item 1), the advisory vote on frequency of voting to approve named executive officer compensation (Item 2), the advisory vote to approve named executive officer compensation (Item 3), the re-approval of the material terms of performance goals under the 2012 Long-Term Incentive Plan (Item 4), or the shareholder proposal (Item 6), resulting in “broker non-votes” on those items.

Revoking Your Proxy or Changing Your Vote
You may change your vote at any time before the proxy is exercised.
Registered Shareholders:
• If you voted by mail: you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Corporate Secretary.
• If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, or by voting by ballot at the meeting.
• Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Corporate Secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.
Beneficial Shareholders: Follow the specific directions provided by your bank, broker or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your holder of record and present it at the meeting.

2017 Proxy Statement - 91

Johnson & Johnson Employee Savings Plans
If you hold shares in a Johnson & Johnson company employee savings plan, you will receive one proxy card or Notice that covers the shares held for you in your savings plan, as well as any other shares registered directly in your name (but not shares held beneficially through a bank, broker or other holder of record). If you vote the plan shares via the Internet, by telephone or by mail, as described above, by 5:00 p.m. (Eastern) on April 25, 2017, the Trustee of your savings plan will vote your shares as you have directed (your voting instructions will be kept confidential). It is important that you direct the Trustee how to vote your shares. In accordance with the terms of the Johnson & Johnson Savings Plan, the Johnson & Johnson Savings Plan for Union Represented Employees and the Johnson & Johnson Puerto Rico Retirement Savings Plan, you are the named fiduciary for shares held in your savings plan and have the right to direct the Trustee with respect to those shares. If you do not direct the plan Trustee how to vote your shares, the Trustee will vote your shares in direct proportion to the votes cast for all shares held in that plan for which voting instructions were provided by other plan holders.
Participants in the Johnson & Johnson employee savings plans may attend the Annual Meeting. However, shares held in those plans can only be voted as described in this paragraph, and cannot be voted at the meeting.

Annual Meeting Attendance
If you were a shareholder as of the record date, February 28, 2017, and plan to attend our Annual Meeting in person, please note:
• Venue: State Theatre, 15 Livingston Avenue, New Brunswick, New Jersey.
• Time: The doors to the State Theatre will open at 9:15 a.m. and the meeting will begin at 10:00 a.m. The anticipated running time of the meeting will be approximately one hour.
• Parking: Although NOT reserved, the Morris Street Parking Deck (70 New Street, New Brunswick) and the New Street Parking Deck (134 New Street, New Brunswick) will be open to self-parkers at normal hourly and daily rates. For information on local parking go to: www.njnbpa.org.
• Devices: Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.
• Tickets: See “Admission Ticket Procedures” below.
(Note: Consistent with our practice the last couple of years, we do not provide product bags or food at the meeting.)

Admission Ticket Procedures
Tickets to the meeting will be available to shareholders as of the record date, February 28, 2017.
If you were a shareholder as of the record date, February 28, 2017, and you plan to attend the Annual Meeting in person, you must print your own ticket and bring it to the meeting to gain access.
• Tickets can be printed by clicking on the “Register for Meeting” button found at www.proxyvote.com and following the instructions provided. You will need the 16-digit control number included on your Notice, proxy card or vote instruction form.
• If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (toll free) at 1-844-318-0137 or (international toll call) at 1-925-331-6070, or email AnnualMeeting@its.jnj.com for assistance.
• On the day of the meeting, you will be required to present valid picture identification, such as a driver’s license or passport, with your admission ticket. You may be denied entrance if the required identification is not presented.
Guest tickets are not available. Exceptions may be granted to shareholders who require a companion ticket in order to facilitate their own attendance (for example, due to a physical disability) by contacting the Office of the Corporate Secretary per the instructions above.

2017 Proxy Statement - 92

Proxy Solicitation
In addition to the solicitation of proxies by mail, several regular employees of the Johnson & Johnson Family of Companies may solicit proxies in person or by telephone. We have also retained the firm of Morrow & Co., LLC to aid in the solicitation of banks, brokers, and institutional and other shareholders for a fee of approximately $20,000, plus reimbursement of expenses. We will bear all costs of the solicitation of proxies. Any registered shareholder voting by proxy card may substitute the name of another person in place of the persons presently named as proxies. In order to vote, a substitute proxy must present adequate identification to the Corporate Secretary.

Electronic Access to Proxy Materials
This Proxy Statement and our 2016 Annual Report are available at www.investor.jnj.com/gov/annualmeetingmaterials.cfm. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message in the future that will provide a link to those documents on the Internet. By opting to access your proxy materials via the Internet, you will:
• gain faster access to your proxy materials;
• help save on our production and mailing documents costs;
• reduce the amount of mail you receive; and
• help preserve environmental resources.
If you have enrolled in the electronic access service previously, you will continue to receive your proxy materials by e-mail, unless and until you elect an alternative method of delivery.
Registered Shareholders may enroll in the electronic proxy and Annual Report access service for future Annual Meetings of Shareholders by registering at www.computershare-na.com/green. If you vote via the Internet, simply follow the prompts that link you to that website.
Beneficial Shareholders who wish to enroll for electronic access may register at https://enroll.icsdelivery.com/jnj.

Reduce Duplicate Mailings
We have adopted a procedure approved by the SEC called “householding”. Under this procedure, registered shareholders, who have the same address and last name and who receive either Notices or paper copies of the proxy materials in the mail, will receive only one copy of our proxy materials, or a single envelope containing the Notices for all shareholders at that address. This consolidated method of delivery will continue unless one or more of these shareholders notifies us that they would like to receive individual copies of proxy materials. This procedure reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards or Notices that include each shareholder’s unique control number for voting the shares held in each account.
Registered Shareholders who wish to discontinue householding and receive separate copies of proxy materials may notify Computershare by calling (800) 328-9033, or send a written request to the Office of the Corporate Secretary at the address of our principal office.
Beneficial shareholders may request information about householding from your bank, broker or other holder of record.

Corporate Governance Materials
Shareholders can see our Restated Certificate of Incorporation; By-Laws; Principles of Corporate Governance; Board Committee Charters; Code of Business Conduct for employees; Code of Business Conduct & Ethics for Members of the Board of Directors and Executive Officers; and other corporate governance materials at www.investor.jnj.com/gov.cfm. Copies of these documents, as well as additional copies of this Proxy Statement, are available to shareholders, without charge, upon request to the Corporate Secretary at our principal office address.

2017 Proxy Statement - 93

Shareholder Proposals, Director Nominations by Shareholders and Other Items of Business
Rule 14a-8: To be included in the Proxy Statement and proxy card for the 2018 Annual Meeting of Shareholders, a shareholder proposal must be received at our principal office on or before November 15, 2017 and must comply with Rule 14a-8 under the U.S. Securities and Exchange Act of 1934, as amended.
Proxy Access: As discussed on page 22 of this Proxy Statement, last year we amended our By-Laws to implement proxy access, which allows a shareholder or a group of up to 20 shareholders owning shares representing at least 3% of the common stock of the company continuously for at least three years, to nominate and include in our Proxy Statement their own Director nominee(s) constituting up to 20% of the total number of Directors then serving on the Board (with a minimum of up to two Director nominees if the Board size is less than 10), provided that the shareholder(s) and the nominee(s) satisfy the requirements in our By-Laws.
Notice of Director nominees for the 2018 Annual Meeting of Shareholders must include the information required under our By-Laws and must be received by our Corporate Secretary at our principal office no earlier than the close of business (5:00 p.m. Eastern Time) on October 16, 2017 and no later than the close of business on November 15, 2017, unless the date of the 2018 Annual Meeting of Shareholders has been changed by more than 30 calendar days. In that case, such notice must be received by our Corporate Secretary no earlier than the close of business on the 90th calendar day before the date we commence mailing of our proxy materials in connection with the 2018 Annual Meeting of Shareholders and no later than the close of business on the later of (i) the 60th calendar day before the date we commence mailing of our proxy materials in connection with the 2018 Annual Meeting of Shareholders or (ii) the 10th calendar day following the day on which public announcement of the date of the 2018 Annual Meeting of Shareholders is first made.
Advance Notice Provisions: In addition, under the terms of our By-Laws, a shareholder who intends to present an item of business (including a Director nomination) at the 2018 Annual Meeting of Shareholders (other than a proposal submitted or a Director candidate nominated for inclusion in our proxy materials) must provide us with written notice of such business at our principal office, including the information specified in the By-Laws, which must be received during the same windows as those described above under “Proxy Access”.
Proposals and other items of business should be directed to the attention of the Office of the Corporate Secretary at the address of our principal office: One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

Contacting Our Board, Individual Directors and Committees
You can contact any of our Directors, including our Lead Director, by writing to them c/o Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933. Employees and others who wish to contact the Board or any member of the Audit Committee to report any complaint or concern with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the address above. You can also use the online submission forms on our website to contact the Board and the Audit Committee. Our process for handling communications to the Board or the individual Directors has been approved by the independent Directors and can be found at www.investor.jnj.com/communication.cfm.

Helpful Websites	Company	www.jnj.com
	Investor Relations	www.investor.jnj.com
	Corporate Governance	www.investor.jnj.com/gov.cfm
	Annual Meeting Materials	www.investor.jnj.com/gov/annualmeetingmaterials.cfm
	Board of Directors	www.investor.jnj.com/gov.cfm
	Certificate of Incorporation and By-Laws	www.investor.jnj.com/gov/cdocument.cfm
	Contact the Board	www.investor.jnj.com/communication.cfm
	Political Contributions	www.investor.jnj.com/gov/contributions.cfm
	SEC Filings	www.investor.jnj.com/sec.cfm
	Strategic Framework	www.jnj.com/strategic-framework

2017 Proxy Statement - 94

APPENDIX A
Johnson & Johnson
2012 Long-Term Incentive Plan
1.    PURPOSES.
The purposes of the Plan are to provide long-term incentives to those employees and non-employee directors with responsibility for the success and growth of Johnson & Johnson (the “Corporation”) and its subsidiaries and affiliated entities, to associate more closely the interests of such persons with those of the Corporation’s shareholders, to assist the Corporation and its subsidiaries and affiliated entities in recruiting, retaining, and motivating a diverse and talented group of such persons on a competitive basis, and to help promote a pay-for-performance linkage for such persons.
2.    DEFINITIONS.
For purposes of the Plan:
“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.
“Administrator” means the Administrator of the Plan in accordance with Section 3 hereof.
“Award” means a grant of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Restricted Share Units, or Performance Share Units.
“Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator setting forth the terms of the Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Corporation (or an authorized representative of the Corporation) or certificates, notices or other instruments as approved by the Administrator.
“Board” means the Board of Directors of the Corporation.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
“Committee” means the Compensation & Benefits Committee of the Board (or any successor committee), or such other committee designated by the Board to administer the Plan pursuant to Section 3 hereof.
“Common Stock” means the common stock, par value $1.00 per share, of the Corporation.
“Corporation” means Johnson & Johnson, a New Jersey corporation, or any successor to substantially all its business.
“Disability” or “Disabled” means, unless otherwise determined by the Administrator, termination of employment with the Corporation, or any subsidiary or affiliate thereof, accompanied by a change in status to “disabled” in accordance with the personnel and/or human resources policy of the Corporation.
“Dividend Equivalent” means, on any dividend record date, an amount equal in value to the dividend on one share of Common Stock as declared by the Board with respect to such record date.
“Eligible Participants” means directors who are employees of the Corporation or its domestic subsidiaries, Non-Employee Directors, employees of the Corporation and its domestic subsidiaries (including executive officers and officers of the Corporation), employees of international subsidiaries and joint venture operations of the Corporation and its subsidiaries, and employees of joint venture partners who are assigned to any such joint ventures.
“Fair Market Value” on any date means the average of the high and low sales prices, on such date, of shares of Common Stock on the principal securities exchange on which such shares are traded or, if there are no such sales on such date, then the average of the high and low sales prices of such shares on the date or dates that the Administrator determines, in its sole discretion, to be appropriate for purposes of valuation. If, as of any date, the shares of Common Stock are not listed on a securities exchange, then the Fair Market Value shall be determined by the Board in good faith using any reasonable method of evaluation (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code), which determination shall be conclusive and binding on all interested parties.
“Fiscal Year” means the fiscal year of the Corporation.
“Full Value Award” means any Award that is not an Option or a Stock Appreciation Right.
“ISO” or “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2017 Proxy Statement - 96

“Non-Employee Director” means, on any date, a member of the Board who is not an employee of the Corporation or any of its subsidiaries or affiliates on such date.
“NQSO” or “Non-Qualified Stock Option” means an Option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
“Option” means the right, granted pursuant to the Plan, to purchase shares of Common Stock at a specified price per share for a specified period of time.
“Option Exercise Price” means the purchase price per share of Common Stock covered by an Option.
“Participant” means an individual who has received an Award under the Plan.
“Performance-Based Exception” means the performance-based exception (set forth in Section 162(m)(4)(C) of the Code or any successor provision) from the deductibility limitation imposed by Section 162(m) of the Code.
“Performance Period” means the period established by the Administrator for which the achievement of performance goals is assessed.
“Performance Shares” means an Award of shares of Common Stock, described in Section 7(c)(iii) hereof.
“Performance Share Units” means an Award, described in Section 7(c)(v) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator, based on the value of a specified number of shares of Common Stock.
“Plan” means the Johnson & Johnson 2012 Long-Term Incentive Plan, as set forth herein and as amended from time to time.
“Prior Plan” means the Johnson & Johnson 2005 Long-Term Incentive Plan.
“Qualifying Performance Criteria” means the criteria set forth in Section 8 hereof.
“Restricted Shares” means an Award of shares of Common Stock, described in Section 7(c)(ii) hereof.
“Restricted Share Units” means an Award, described in Section 7(c)(iv) hereof, of an amount, payable in cash, shares of Common Stock, or a combination thereof, as determined by the Administrator, based on the value of a specified number of shares of Common Stock.
“Restriction Period” means the period during which any restrictions on transferability established by the Administrator remain in effect. Such restrictions, if any, shall remain in effect until such time as they have lapsed in accordance with the terms and conditions of the Awards or as otherwise determined by the Administrator.
“Stock Appreciation Rights” or “SARs” means an Award, described in Section 7(b) hereof, of the right to receive a payment equal to the excess (if any) of (a) the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Rights are exercised over (b) the exercise price per share of Common Stock established for those Stock Appreciation Rights at the time of grant (the “exercise price”), multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are exercised.
“Substitute Awards” means Awards granted or Common Stock issued by the Corporation in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Corporation or with which the Corporation or any subsidiary or affiliate thereof combines.
3.    ADMINISTRATION OF THE PLAN.
(a)    Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Committee or, in the absence of the Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Act or cause an Award intended to qualify for the Performance-Based Exception under Section 162(m) of the Code not to qualify as such. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control.
(b)    Authority of the Administrator. Subject to the express provisions of the Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation, the authority:
-    to select the persons to be granted Awards under the Plan;
-    to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;
-    to grant Awards to Participants and determine the terms and conditions thereof, including the timing, type, size, applicable exercise or purchase price, if any, the circumstances under which Awards become exercisable or

2017 Proxy Statement - 97

vested or are forfeited to expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors, and other terms and conditions of Awards;
-    to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Awards;
-    to determine whether an Award shall be evidenced by an Award Agreement and, if so, to prescribe and amend the terms and conditions of such Award Agreement (which shall not be inconsistent with the Plan) and determine who must be the parties to such Award Agreement;
-    to determine the terms of or form of any document or notice required to be delivered to the Corporation by Participants under the Plan;
-    to determine if, when, and under what conditions payment of all or any part of an Award shall be deferred;
-    to determine the guidelines and/or procedures for the payment or exercise of Awards;
-    to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;
-    to determine the extent to which adjustments are required pursuant to Section 10 hereof;
-    to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Corporation;
-    to approve corrections in the documentation or administration of any Award; and
-    to make all other determinations deemed necessary or advisable for the administration of the Plan.
(c)    Determinations by the Administrator. All decisions, determinations, interpretations and actions taken by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be conclusive and binding on all parties concerned, including the Corporation, its shareholders, all Eligible Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Corporation and such attorneys, consultants and accountants as it may select.
(d)    Delegation of Authority. To the extent not prohibited by law, the Administrator may delegate its authority hereunder to one or more of its members or other persons, except that no such delegation shall be permitted with respect to Awards to Eligible Participants who are subject to Section 16 of the Act. Any person to whom the Administrator delegates its authority pursuant to this Section 3(d) may receive Awards only if such Awards are granted directly by the Administrator without delegation.
(e)    Execution of Documents and Provision of Assistance. The Administrator may designate employees of the Corporation or any of its subsidiaries or affiliates to execute documents on behalf of the Administrator or otherwise to assist the Administrator in the administration and operation of the Plan.
(f)    Uniformity Not Required. The terms and conditions that apply to Awards (including but not limited to the Award Agreement) need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.
4.    ELIGIBILITY.
Subject to the terms and conditions of the Plan, the Administrator may, from time to time, select from all Eligible Participants those to whom Awards shall be granted under Section 7 hereof. Options intending to qualify as ISOs may only be granted to employees of the Corporation or any subsidiary within the meaning of the Code, as selected by the Administrator.
5.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN.
(a)    Aggregate Limits. The aggregate number of shares of Common Stock issuable under the Plan shall not exceed 650,000,000, plus any shares of Common Stock that were subject to outstanding awards under the Prior Plan as of the Effective Date (such awards the “Prior Plan Awards”) that are subsequently canceled, expired, forfeited or otherwise not issued under a Prior Plan Award or settled in cash. Any shares of Common Stock issued under Options or Stock Appreciation Rights shall be counted against the number of shares issuable under the Plan on a one-for-one basis and any shares of Common Stock issued pursuant to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as 5.99 shares of Common Stock for every one (1) share of Common Stock subject to such Award. Shares of Common Stock subject to Prior Plan Awards that, after the Effective Date, are canceled, expired, forfeited or otherwise not issued under the Prior Plan Award or settled in cash shall be added to the number of shares of Common Stock issuable under the Plan as one

2017 Proxy Statement - 98

(1) share of Common Stock if such shares were subject to options or stock appreciation rights granted under the Prior Plan, and as 5.99 shares of Common Stock if such shares were subject to awards other than options or stock appreciation rights granted under the Prior Plan. The aggregate number of shares of Common Stock available for grant under the Plan and the number of shares of Common Stock subject to Awards outstanding at the time of any event described in Section 10 hereof shall be subject to adjustment as provided in Section 10 hereof.
(b)    Issuance of Shares.
(i)    For purposes of Section 5(a) hereof, the aggregate number of shares of Common Stock issued under the Plan at any time shall equal only the number of shares of Common Stock actually issued upon exercise or settlement of an Award, and shares of Common Stock subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and shares of Common Stock subject to Awards settled in cash shall not count as shares of Common Stock issued under the Plan.
(ii)    Shares of Common Stock that were subject to an Award other than an Option or Stock Appreciation Right (or an award other than an option or stock appreciation right granted under the Prior Plan) that are withheld by the Corporation to pay the withholding taxes related to the Award will be added back (or with respect to Prior Plan Awards, will be added) to the aggregate number of shares of Common Stock available for issuance.
(iii)    Notwithstanding the foregoing, the following shares of Common Stock will not be added back (or with respect to Prior Plan Awards, will not be added) to the aggregate number of shares of Common Stock available for issuance: (a) shares of Common Stock that were subject to a stock-settled Stock Appreciation Right (or a stock appreciation right granted under the Prior Plan) and were not issued upon the net settlement or net exercise of such Stock Appreciation Right (or stock appreciation right granted under the Prior Plan), (b) shares of Common Stock delivered to or withheld by the Corporation to pay the exercise price of an Option (or an option granted under the Prior Plan), (c) shares of Common Stock delivered to or withheld by the Corporation to pay the withholding taxes related to an Option or Stock Appreciation Right (or an option or stock appreciation right granted under the Prior Plan), or (d) shares of Common Stock repurchased on the open market with cash proceeds from exercise of an Option (or option granted under the Prior Plan). Any shares of Common Stock that again become available for grant pursuant to this Section 5 shall be added back as one (1) share of Common Stock if such shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, 5.99 shares of Common Stock if such shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan and as 5.99 shares of Common Stock if such shares were subject to awards other than options or stock appreciation rights granted under the Prior Plan.
(c)    Shares to Be Issued. The source of shares of Common Stock to be issued by the Corporation under the Plan shall be determined by the Administrator and may consist in whole or in part of authorized but unissued shares, treasury shares, or shares acquired on the open market.
(d)    Substitute Awards. Substitute Awards shall not reduce the shares of Common Stock authorized for issuance under the Plan or authorized for grant to an Eligible Participant in any Fiscal Year.
6.    AWARD LIMITATIONS.
Options and SARs may be granted, in the aggregate, to any one Eligible Participant with respect to a maximum of 5,000,000 shares of Common Stock (50,000 shares of Common Stock in the case of an Eligible Participant who is a Non-Employee Director) during a single Fiscal Year. Full Value Awards may be granted, in the aggregate, to any one Eligible Participant, with respect to a maximum of 500,000 shares of Common Stock (5,000 shares of Common Stock in the case of an Eligible Participant who is a Non-Employee Director) during a single Fiscal Year, which numbers shall be calculated and adjusted pursuant to Section 10 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs. The maximum number of shares under a Full Value Award (excluding Options and SARs) that may be granted to any Eligible Participant for a Performance Period longer than one Fiscal Year shall not exceed the foregoing annual maximum multiplied by the number of full Fiscal Years in the Performance Period. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options shall not exceed 140,000,000, which number shall be calculated and adjusted pursuant to Section 10 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.
7.    AWARDS TO ELIGIBLE PARTICIPANTS.
(a)    Options.
(i)    Grants. Subject to the terms and conditions of the Plan, Options may be granted to Eligible Participants. Options may consist of ISOs or NQSOs, as the Administrator shall determine. Options may be granted alone or in tandem with SARs. With respect to Options granted in tandem with SARs, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.
(ii)    Option Exercise Price. The Option Exercise Price shall be equal to or greater than the Fair Market Value of a share of Common Stock on the date the Option is granted, unless the Option was granted as a Substitute Award.

2017 Proxy Statement - 99

(iii)    Term. The term of each Option shall be determined by the Administrator in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.
(iv)    ISO Limits. ISOs may be granted only to Eligible Participants who are employees of the Corporation (or of any subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation or any joint venture operation or joint venture partner of the Corporation or its subsidiaries) on the date of grant. The aggregate Fair Market Value (determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Corporation (or of any parent or subsidiary corporation (within the meaning of Section 424 of the Code) of the Corporation)) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided that if such limitation is exceeded, any Options on shares of Common Stock in excess of such limitation shall be deemed to be NQSOs. ISOs shall contain such other provisions as the Administrator shall deem advisable but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code. All ISOs must be granted within ten years from the date the Plan was last approved by the Corporation’s shareholders.
(v)    No Repricing. Except for adjustments made pursuant to Section 10 hereof, the Option Exercise Price under any outstanding Option granted under the Plan may not be decreased after the date of grant nor may any outstanding Option with an exercise price in excess of Fair Market Value be surrendered to the Corporation as consideration for cash, the grant of a new Option with a lower Option Exercise Price or the grant of another Award without the approval of the Corporation’s shareholders.
(vi)    Payment. When an Option is exercised, the Option Exercise Price shall be payable to the Corporation in full:
(a)    In cash or its equivalent;
(b)    Shares of Common Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option, the delivery of previously owned shares and withholding of shares deliverable upon exercise;
(c)    By a combination of (a) and (b); or
(d)    Such other form as permitted by the Administrator.
(vii)    Termination of Employment. Upon termination of a Participant’s employment, his or her rights to exercise an Option then held shall be as set forth in the Award Agreement or as otherwise determined by the Administrator.
(b)    Stock Appreciation Rights.
(i)    Grants. Subject to the terms and conditions of the Plan, SARs may be granted to Eligible Participants. SARs may be granted alone or in tandem with Options. With respect to SARs granted in tandem with Options, the exercise of either such Options or such SARs shall result in the simultaneous cancellation of the same number of tandem SARs or Options, as the case may be.
(ii)    Exercise Price. The exercise price per share of Common Stock covered by a SAR granted pursuant to the Plan shall be equal to or greater than Fair Market Value on the date the SAR was granted, unless the SAR was granted as a Substitution Award.
(iii)    Term. The term of each SAR shall be determined by the Administrator in its sole discretion, but in no event shall the term exceed ten (10) years from the date of grant.
(iv)    No Repricing. Except for adjustments made pursuant to Section 10 hereof, the exercise price under any outstanding SAR granted under the Plan may not be decreased after the date of grant nor may any outstanding SAR with an exercise price in excess of Fair Market Value be surrendered to the Corporation as consideration for cash, the grant of a new SAR with a lower exercise price or the grant of another Award without the approval of the Corporation’s shareholders.
(v)    Settlement of SARs. SARs may be settled in the form of cash, shares of Common Stock or a combination of cash and shares, as determined by the Administrator.
(vi)    Termination of Employment. Upon termination of a Participant’s employment, his or her rights to exercise a SAR then held shall be as set forth in the Award Agreement or as otherwise determined by the Administrator.
(c)    Restricted Shares/Restricted Share Units and Performance Shares/Performance Share Units.
(i)    Grants. Subject to the terms and conditions of the Plan, Restricted Shares, Performance Shares, Restricted Share Units, and/or Performance Share Units may be granted to Eligible Participants.
(ii)    Restricted Shares. A Restricted Share is an Award of a share of Common Stock that may be subject to such restrictions on transfer and such other terms and conditions as the Administrator may establish.

2017 Proxy Statement - 100

(iii)    Performance Shares. A Performance Share is an Award of a share of Common Stock, the grant, vesting, earning and/or settlement of which is conditioned on the achievement of one or more performance goals over a Performance Period, as determined by the Administrator, and which is subject to such restrictions on transfer and other terms and conditions as the Administrator may establish. The performance goal(s) may or may not be based upon achievement of Qualifying Performance Criteria, and a Performance Share may or may not be intended to qualify for the Performance-Based Exception under Section 162(m) of the Code.
(iv)    Restricted Share Units. A Restricted Share Unit is an Award of a right to receive an amount based on the Fair Market Value of a share of Common Stock, subject to such terms and conditions as the Administrator may establish. Restricted Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Administrator. Any person who holds Restricted Share Units shall have no ownership interest in the shares of Common Stock to which such Restricted Share Units relate until and unless payment with respect to such Restricted Share Units is actually made in shares of Common Stock.
(v)    Performance Share Units. A Performance Share Unit is an Award of a right to receive an amount based on the Fair Market Value of a share of Common Stock, the grant, vesting, earning and/or settlement of which is conditioned on the achievement of one or more performance goals over a Performance Period, as determined by the Administrator, and which is subject to such restrictions on transfer and other terms and conditions as the Administrator may establish. The performance goal(s) may or may not be based upon achievement of Qualifying Performance Criteria, and a Performance Share Unit may or may not be intended to qualify for the Performance-Based Exception under Section 162(m) of the Code. Performance Share Units that become payable in accordance with their terms and conditions shall be settled in cash, shares of Common Stock, or a combination of cash and shares, as determined by the Administrator. Any person who holds Performance Share Units shall have no ownership interest in the shares of Common Stock to which such Performance Share Units relate until and unless payment with respect to such Performance Share Units is actually made in shares of Common Stock.
(vi)    Terms and Conditions. The Administrator shall impose such terms, conditions, and/or restrictions on any Restricted Shares, Performance Shares, Restricted Share Units or Performance Share Units granted pursuant to the Plan as it may deem advisable including: a requirement that Participants pay a stipulated purchase price for each such Award; forfeiture conditions; transfer restrictions; restrictions based upon the achievement of specific performance goals (either as described in Section 8 hereof or otherwise); time-based restrictions on vesting; and/or restrictions under applicable federal or state securities laws. Unless otherwise determined by the Administrator, Performance Shares and Performance Share Units will be subject to a performance period of not less than twelve (12) months, and Restricted Shares and Restricted Share Units may not vest or be settled in full prior to the thirty-sixth (36th) month following the date of grant, but may be subject to pro rata vesting over such period, except that (i) the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death or disability or in connection with a change of control, (ii) the Administrator may provide that any such restriction or limitation will not apply in the case of Awards that are granted in payment or settlement of compensation that has been earned by the Participant, (iii) the Committee may grant Restricted Shares, Performance Shares, Restricted Share Units or Performance Share Units that result in issuing up to 5% of the aggregate number of shares of Common Stock authorized for issuance under the Plan (as described in Section 5(a) hereof) to any one or more Participants without respect to the twelve-month or thirty-six-month restrictions described in this Section 7(c)(vi); and (iv) Restricted Shares, Performance Shares, Restricted Share Units and Performance Share Units granted to Non-Employee Directors shall not be subject to the twelve-month and thirty-six-month restrictions described in this Section 7(c)(vi). To the extent the Performance Shares or Performance Share Units are intended to qualify for the Performance-Based Exception under Section 162(m) of the Code, the applicable restrictions shall be based on the achievement of Qualifying Performance Criteria over a Performance Period, as described in Section 8 hereof.
(vii)    Transfer Restrictions. During the Restriction Period, Restricted Shares and Performance Shares may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered. In order to enforce the limitations imposed upon the Restricted Shares and Performance Shares, the Administrator may (a) cause “stop transfer” instructions to be issued, and/or (b) cause a legend or legends to be placed on certificates (if any) evidencing such Awards, as the Administrator deems necessary or appropriate. Restricted Share Units and Performance Share Units may not be sold, assigned, transferred, or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered at any time.
(viii)    Dividend Rights. Unless otherwise determined by the Administrator, during the Restriction Period, (a) Participants who hold Restricted Shares shall have the right to receive dividends in cash or other property or distribution rights in respect of such shares, and (b) Participants who hold Restricted Share Units shall not be credited with Dividend Equivalents with respect to the underlying shares of Common Stock. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Restricted Shares and/or subject to the same restrictions on transferability as the Restricted Shares with respect to which they were distributed or whether such dividends or distributions will be paid in cash. During the Restriction Period, Participants who hold Performance Shares shall not have the right to receive dividends in cash or other property or distribution rights in respect of such shares, and Participants who hold Performance Share Units shall not be credited with Dividend Equivalents with respect to the underlying shares of Common Stock.

2017 Proxy Statement - 101

(ix)    Voting Rights. During the Restriction Period, Participants who hold Restricted Shares or Performance Shares shall have the right to vote such shares as the record owners thereof, and Participants who hold Restricted Share Units or Performance Share Units shall not have voting rights with respect to the underlying shares of Common Stock.
(x)    Evidence of Interest in Shares. Each Restricted Share and Performance Share issued pursuant to the Plan shall be evidenced by an interest in such Award, as applicable, registered in the name of the applicable Participant on the books and records of the Corporation or its designee (or by one or more physical certificates if physical certificates are issued with respect to such Award), subject, in any such case, to the transfer restrictions imposed by Section 7(c)(vii) hereof. If a Restricted Share or Performance Share is forfeited in accordance with the restrictions that apply to such Award, such interest or certificate, as the case may be, shall be canceled. At the end of the Restriction Period that applies to Restricted Shares and Performance Shares, the Corporation shall cause the applicable transfer restrictions to be removed with respect to any shares of Common Stock to which such Participant is then entitled. No interest shall be recorded (and no physical certificate shall be issued) with respect to a Restricted Share Unit or Performance Share Unit unless and until such Award is paid in shares of Common Stock.
8.    QUALIFYING PERFORMANCE-BASED COMPENSATION.
(a)    General. Subject to the terms and conditions of the Plan, the Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to qualify for the Performance-Based Exception under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to qualify for the Performance-Based Exception under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria have been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to qualify for the Performance-Based Exception under Section 162(m) of the Code.
(b)    Qualifying Performance Criteria. The term “Qualifying Performance Criteria” shall mean any one or more of the following performance measures, or derivations of such performance measures, either individually, alternatively or in any combination, described in terms of objectives that are related to the individual Participant or objectives that are Corporation-wide or related to a subsidiary, division, department, region, function or business unit of the Corporation, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings (before or after taxes and including earnings before interest, taxes, depreciation and amortization), (iii) earnings per share, (iv) book value per share, (v) stock price, (vi) return on equity, (vii) total shareholder return, (viii) product quality measures, (ix) improvements on capital structure, (x) working capital, (xi) return on capital (including return on total capital or return on invested capital), (xii) return on assets or net assets, (xiii) return on investment, (xiv) return on sales, (xv) market capitalization, (xvi) economic value added, (xvii) sales growth, (xviii) productivity improvement, (xix) debt leverage (debt to capital), (xx) revenue, (xxi) income or net income, (xxii) operating income, (xxiii) gross profit, operating profit or net operating profit, (xxiv) maintenance or improvement of operating margin or profit margin, (xxv) return on operating revenue, (xxvi) cash from operations, (xxvii) operating ratio, (xxviii) operating revenue, (xxix) market share, (xxx) product development or release schedules, (xxxi) new product innovation, (xxxii) economic profit, (xxxiii) profitability of an identifiable business unit or product, (xxxiv) product cost reduction through advanced technology, (xxxv) brand recognition/acceptance, (xxxvi) product ship targets, (xxxvii) cost reductions (including expense management), (xxxviii) customer service, (xxxix) customer satisfaction or (xl) the sales of assets or subsidiaries.
(c)    Negative Discretion. Notwithstanding the achievement of any Qualifying Performance Criteria, the Administrator has the authority to reduce, but not increase, the number of shares of Common Stock granted, issued, retainable and/or vested or the amount paid to a Participant pursuant to an Award (or portion thereof) intended to qualify for the Performance-Based Exception under Section 162(m) of the Code, based on such further considerations as the Administrator in its sole discretion shall determine.
(d)    Extraordinary Events. At any time (or from time to time) after an Award is granted, and to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Award under the Performance-Based Exception, the Administrator, in its sole discretion, (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APB Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Corporation’s financial statements or notes to the financial statements, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims,

2017 Proxy Statement - 102

judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Corporation.
(e)    Interpretation. With respect to any Award that is intended to satisfy the conditions for the Performance-Based Exception under Section 162(m) of the Code: (A) the Administrator shall interpret the Plan in light of Section 162(m) of the Code and the regulations thereunder; (B) the Administrator shall have no discretion to amend the Award in any way that would adversely affect the treatment of the Award under Section 162(m) of the Code and the regulations thereunder; and (C) such Award shall not be paid until the Administrator shall first have certified that the Qualifying Performance Criteria have been satisfied.
9.    DEFERRED PAYMENTS AND NO DEFERRAL OF OPTION OR SAR GAINS.
Subject to the terms and conditions of the Plan, the Administrator may determine that all or a portion of any Award to a Participant, whether it is to be paid in cash, shares of Common Stock or a combination thereof, shall be deferred or may, in its sole discretion, approve deferral elections made by Participants. Deferrals shall be for such periods and upon such terms as the Administrator may determine in its sole discretion. Notwithstanding the foregoing, deferral of Option or SAR gains shall not be permitted under the Plan, and in no event will any deferral of the delivery of shares of Common Stock or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Administrator, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Corporation shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator.
10.    DILUTION AND OTHER ADJUSTMENTS.
In the event of any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off, combination, or exchange of shares, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends) or any other event or transaction that affects the number or kind of shares of Common Stock outstanding, the number and kind of shares of Common Stock available for issuance under the Plan (including under any Awards then outstanding), the number and kind of shares of Common Stock subject to the limits set forth in Sections 5 and 6 hereof and the terms of any outstanding Award (including the number and kind of shares of Common Stock subject to such Award, the price, vesting and other terms) shall be equitably adjusted by the Administrator, and any such adjustment may, in the sole discretion of the Administrator, take the form of Awards covering more than one class of Common Stock. Such adjustment shall be conclusive and binding for all purposes of the Plan. No fractional shares of Common Stock shall be issued pursuant to such an adjustment, and such adjustment need not be uniform as between different Awards or different types of Awards. Notwithstanding anything in this Section 10 to the contrary, an adjustment to an Option or SAR under this Section 10 shall be made in a manner that will not result in the grant of a new Option or SAR under Section 409A of the Code.
11.    COMPENSATION RECOUPMENT POLICY.
Subject to the terms and conditions of the Plan, the Administrator may provide that any Participant and/or any Award, including any shares of Common Stock subject to an Award, is subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Corporation from time to time, including but not limited to the Corporation’s Compensation Recoupment Policy, as amended from time to time, and any successor thereto.
12.    CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS.
The Administrator may provide that the Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants and holders of other equity compensation arrangements of the Corporation, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Corporation in order to satisfy tax withholding or other obligations.
13.    COMPLIANCE WITH LAWS AND REGULATIONS.
The Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Corporation to sell, issue or deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any

2017 Proxy Statement - 103

governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Corporation and its subsidiaries and affiliates shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Option is effective and current or the Corporation has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Corporation’s obligations with respect to tax equalization for Participants employed outside their home country.
14.    TRANSFERABILITY.
Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime.
15.    WITHHOLDING TAXES.
To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Corporation, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares of Common Stock issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Corporation and its subsidiaries shall not be required to issue shares of Common Stock, make any payment or to recognize the transfer or disposition of shares of Common Stock until all such obligations are satisfied. To the extent permitted or required by the Administrator, these obligations may or shall be satisfied by the Corporation withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Corporation withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Corporation cash or, if allowed by the Administrator, shares of Common Stock.
16.    MISCELLANEOUS PROVISIONS.
(a)    Rights as Shareholder. Except as otherwise provided herein, a Participant shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until the Participant becomes registered as a holder of Common Stock on the records of the Corporation and/or any transfer agent or other administrator designated by the Corporation from time to time.
(b)    No Loans. No loans from the Corporation or any of its subsidiaries or affiliates to Participants shall be permitted in connection with the Plan.
(c)    Currency and Other Restrictions. The obligations of the Corporation to make delivery of Awards in cash or Common Stock shall be subject to currency and other restrictions imposed by any government.
(d)    No Rights to Employment or Service; No Rights to Awards. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ or service of the Corporation or any of its subsidiaries or affiliates, and the Plan shall not interfere with or limit in any way the right of the Corporation or any of its subsidiaries or affiliates to terminate any person’s employment or service at any time. Except as set forth herein, no employee or other person shall have any claim or right to be granted an Award under the Plan. By accepting an Award, the Participant acknowledges and agrees that (i) the Award shall be exclusively governed by the terms and conditions of the Plan, including the right reserved by the Corporation to amend or cancel the Plan at any time without the Corporation incurring liability to the Participant (except, to the extent that the terms of the Award so provide, for Awards already granted under the Plan), (ii) Awards are not a constituent part of salary and the Participant is not entitled, under the terms and conditions of employment, or by accepting or being granted Awards under the Plan to require Awards to be granted to him or her in the future under the Plan or any other plan, (iii) the value of Awards received under the Plan shall be excluded from the calculation of termination indemnities or other severance payments, and (iv) the Participant shall seek all necessary approval under, make all required notifications under, and comply with all laws, rules, and regulations applicable to the ownership of Options and shares of Common Stock and the exercise of Options, including currency and exchange laws, rules, and regulations.
(e)    Beneficiary Designation. To the extent allowed by the Administrator, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named on a contingent or successive basis) to whom

2017 Proxy Statement - 104

any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Unless the Administrator determines otherwise, each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Administrator, and shall be effective only when filed by the Participant with the Corporation or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
(f)    Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Corporation and shall not be charged to any Award or to any Participant.
(g)    Fractional Shares. Fractional shares of Common Stock shall not be issued or transferred under an Award, but the Administrator may direct that cash be paid in lieu of fractional shares or may round off fractional shares, in its discretion.
(h)    Funding of Plan. The Plan is intended to be an unfunded plan. The Corporation shall not be required to establish or fund any special or separate account or to make any other segregation of assets to assure the payment of any Award under the Plan. Participants are and shall at all times be general creditors of the Corporation with respect to their Awards. If the Administrator or the Corporation chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Corporation in the event of its bankruptcy or insolvency.
(i)    Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.
(j)    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, any feminine term used herein shall include the masculine, and the plural shall include the singular and the singular shall include the plural.
(k)    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(l)    Rules of Construction. Whenever any provision of the Plan refers to any law, rule, or regulation, such provision shall be deemed to refer to the law, rule, or regulation currently in effect and, when and if such law, rule, or regulation is subsequently amended or replaced, to the amended or successor law, rule, or regulation. The term “including” shall be deemed to include the words “including without limitation.”
(m)    No Liability of the Corporation. The Corporation and any subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of shares of Common Stock as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.
(n)    Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
(o)    Governing Law. All questions pertaining to the construction, interpretation, regulation, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of New Jersey without giving effect to conflict of laws principles, except to the extent superseded by federal law.
17.    EFFECTIVE DATE, AMENDMENTS, AND TERMINATION.
(a)    Effective Date. The Plan was adopted by the Board on February 14, 2012, and it will become effective (the “Effective Date”) when it is approved by the Corporation’s shareholders. All Awards granted under the Plan are subject to, and may not be exercised before, the approval of the Plan by the shareholders prior to the first anniversary date of the date that the Board adopted the Plan; provided that if such approval by the shareholders of the Corporation is not forthcoming, all Awards previously granted under the Plan shall be void.
(b)    Amendments. The Administrator may at any time terminate or from time to time amend the Plan in whole or in part or alter any Award Agreement or other document evidencing an Award, but no such action shall adversely affect any rights or obligations with respect to any Awards granted prior to the date of such termination or amendment except to the extent that the Administrator reasonably determines that such termination or amendment is necessary or appropriate to comply with applicable law (including the provisions of the Code (and the regulations thereunder) pertaining to the deferral of compensation) or rules and regulations (including the rules and regulations of any stock exchange on which Common Stock is listed or quoted) or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

2017 Proxy Statement - 105

Notwithstanding the foregoing, unless the Corporation’s shareholders shall have first approved the amendment, no amendment of the Plan shall be effective if the amendment would (i) increase the maximum number of shares of Common Stock that may be issued under the Plan or to any one individual (except to the extent such amendment is made pursuant to Section 10 hereof), (ii) extend the maximum period during which Awards may be granted under the Plan, (iii) change the class of Eligible Participants, (iv) reduce the price at which Options and Stock Appreciation Rights may be granted, (v) reduce the exercise price of outstanding Options and Stock Appreciation Rights, or (vi) otherwise require shareholder approval pursuant to the Plan, applicable law, or the rules of the principal securities exchange on which shares of Common Stock are traded in order to be effective.
(c)    Termination. No Awards shall be made under the Plan after the tenth (10th) anniversary of the Effective Date or such earlier date as the Board may determine. The expiration of the Administrator’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

2017 Proxy Statement - 106

Our Credo
We believe our first responsibility is to the doctors, nurses and patients, to mothers and fathers and all others who use our products and services. In meeting their needs everything we do must be of high quality. We must constantly strive to reduce our costs in order to maintain reasonable prices. Customers’ orders must be serviced promptly and accurately. Our suppliers and distributors must have an opportunity to make a fair profit.
We are responsible to our employees, the men and women who work with us throughout the world. Everyone must be considered as an individual. We must respect their dignity and recognize their merit. They must have a sense of security in their jobs. Compensation must be fair and adequate, and working conditions clean, orderly and safe. We must be mindful of ways to help our employees fulfill their family responsibilities. Employees must feel free to make suggestions and complaints. There must be equal opportunity for employment, development and advancement for those qualified. We must provide competent management, and their actions must be just and ethical.
We are responsible to the communities in which we live and work and to the world community as well. We must be good citizens –support good works and charities and bear our fair share of taxes. We must encourage civic improvements and better health and education. We must maintain in good order the property we are privileged to use, protecting the environment and natural resources.
Our final responsibility is to our stockholders. Business must make a sound profit. We must experiment with new ideas. Research must be carried on, innovative programs developed and mistakes paid for. New equipment must be purchased, new facilities provided and new products launched. Reserves must be created to provide for adverse times. When we operate according to these principles, the stockholders should realize a fair return.

Notice of 2017 Annual Meeting
and Proxy Statement

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
M99746-P72096-Z67022

Proxy – Johnson & Johnson

Notice of 2017 Annual Meeting of Shareholders

State Theatre
15 Livingston Avenue, New Brunswick, NJ 08901
Proxy Solicited by the Board of Directors for Annual Meeting – April 27, 2017 at 10:00 a.m., Eastern Time

The signatory hereto hereby appoints D. J. Caruso and M. H. Ullmann and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of common stock of Johnson & Johnson that the signatory hereto is entitled to vote at the Annual Meeting of Shareholders of the company to be held on April 27, 2017 at 10:00 a.m., Eastern Time, at the State Theatre, 15 Livingston Avenue, New Brunswick, New Jersey, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting and any adjournments or postponements thereof.

Holders of Shares in Johnson & Johnson Employee Savings Plans: If you hold shares in a Johnson & Johnson company employee savings plan, this Proxy covers those shares held for you in your savings plan, as well as any other shares registered in your name. By signing and returning this Proxy (or voting by telephone or the Internet), you will authorize the Trustee of your savings plan to vote your savings plan shares as you have directed.

Shares represented by this Proxy will be voted as directed by the shareholder. If this Proxy is signed, the proxies have authority and intend to vote as follows regarding any nominee or matter for which no such directions are indicated: FOR election of all Director nominees, for 1 YEAR on Item 2, FOR Items 3, 4 and 5, and AGAINST Item 6.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2017 (or up until 5:00 p.m. Eastern Time on April 25, 2017 for shares held in a Johnson & Johnson savings plan). Have your proxy card in hand when you access the website and follow the instructions to obtain your proxy materials and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY TELEPHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 26, 2017 (or up until 5:00 p.m. Eastern Time on April 25, 2017 for shares held in a Johnson & Johnson savings plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING TICKET REQUEST
You must register and print your ticket at the shareholder meeting registration site: www.proxyvote.com. If you are unable to print your ticket, please call Shareholder Meeting Registration Phone Support (Toll Free) 1-844-318-0137 or (International Toll Call) 1-925-331-6070 or email AnnualMeeting@its.jnj.com for assistance.

JOHNSON & JOHNSON ONE JOHNSON & JOHNSON PLAZA NEW BRUNSWICK, NJ 08933

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M99745-P72096-Z67022             KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.						DETACH AND RETURN THIS PORTION ONLY

JOHNSON & JOHNSON

The Board of Directors recommends a vote FOR all Director nominees listed:

1.	Election of Directors		For	Against	Abstain

	1a.	Mary C. Beckerle	☐	☐	☐

	1b.	D. Scott Davis	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 Year	2 Years	3 Years	Abstain

	1c.	Ian E. L. Davis	☐	☐	☐	2.	Advisory Vote on Frequency of Voting to Approve Named Executive Officer Compensation ☐	☐	☐	☐

	1d.	Alex Gorsky	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

	1e.	Mark B. McClellan	☐	☐	☐	3.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

	1f.	Anne M. Mulcahy	☐	☐	☐	4.	Re-approval of the Material Terms of Performance Goals under the 2012 Long-Term Incentive Plan	☐	☐	☐

	1g.	William D. Perez	☐	☐	☐	5.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2017	☐	☐	☐

	1h.	Charles Prince	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposal:

	1i.	A. Eugene Washington	☐	☐	☐	6.	Shareholder Proposal – Independent Board Chairman	☐	☐	☐

	1j.	Ronald A. Williams	☐	☐	☐

For address changes and/or comments, please check this box and complete where indicated on reverse side.						☐

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date